UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Kimberly-Clark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement
For 2021 Annual Meeting of Stockholders

Preliminary Proxy Statement — Subject to Completion

March [●], 2021

Michael D. Hsu
Chairman of the Board and
Chief Executive Officer

FELLOW STOCKHOLDERS:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Kimberly-Clark Corporation. The meeting will be held virtually on Thursday, April 29, 2021, at 9:00 a.m. Central Time.

At the Annual Meeting, stockholders will be asked to elect eleven directors for a one-year term, ratify the selection of Kimberly-Clark’s independent auditor, approve the compensation for our named executive officers, approve the 2021 Equity Participation Plan, approve the 2021 Outside Directors’ Compensation Plan, approve an amendment to the Corporation’s Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting, and vote on a stockholder proposal. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is important. Regardless of whether you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote using the proxy form by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their vote by telephone or through the Internet. If telephone or Internet voting is available to you, instructions will be included on your proxy form. Additional information about voting your shares is included in the proxy statement.

Sincerely,

2021 Proxy Statement

Notice of
Annual Meeting
of Stockholders

TO BE HELD
April 29, 2021

VIA
live webcast at
www.meetingcenter.
io/277152589

The Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held virtually on Thursday, April 29, 2020, at 9:00 a.m. Central Time for the following purposes:

1.	To elect as directors the eleven nominees named in the accompanying proxy statement;
2.	To ratify the selection of Deloitte & Touche LLP as our independent auditor for 2021;
3.	To approve the compensation for our named executive officers in an advisory vote;
4.	To approve the 2021 Equity Participation Plan;
5.	To approve the 2021 Outside Directors’ Compensation Plan;
6.	To approve an amendment to the Corporation’s Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting from the current 25 percent to 15 percent; and
7.	To vote on a stockholder proposal that may be presented at the meeting.

Due to the public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our employees, stockholders, and our community, the 2021 Annual Meeting will be virtual and will be held entirely online via live webcast at ww.meetingcenter.io/277152589 (password: KMB2021).There will not be an option to attend the meeting in person. Please see “Attending the Virtual Annual Meeting; Preregistration” for more information.

Stockholders also will take action upon any other business that may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2021 are entitled to notice of and to vote at the meeting or any adjournments. It is important that your shares be represented at the meeting. I urge you to vote promptly by using the Internet or telephone or by signing, dating and returning your proxy form in the envelope provided.

The accompanying proxy statement also is being used to solicit voting instructions for shares of Kimberly-Clark common stock that are held by the trustees of our employee benefit and share purchase plans for the benefit of the participants in the plans. It is important that participants in the plans indicate their preferences by using the Internet or telephone or by signing, dating and returning the voting instruction card, which is enclosed with the proxy statement, in the envelope provided.

To attend the meeting, please register by following the instructions on page 11.

By Order of the Board of Directors.	March [●], 2021

Grant B. McGee
Senior Deputy General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2021:The Proxy Statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2020, are available at http://www.kimberly-clark.com/investors.

2021 Proxy Statement	1

5	Proxy Summary

9	Information About Our Annual Meeting
9	How We Provide Proxy Materials
9	Who May Vote
9	How To Vote
10	How to Revoke or Change Your Vote
10	Votes Required
10	How Abstentions will be Counted
10	Effect of Not Instructing Your Broker
11	Direct Stock Purchase and Dividend Reinvestment Plan
11	Employee Benefit Plans
11	Attending the Virtual Annual Meeting; Preregistration
11	Costs of Solicitation

12	Corporate Governance
12	Board Leadership Structure
13	Director Independence
13	Board Meetings
13	Board Committees
18	Compensation Committee Interlocks and Insider Participation
18	Stockholder Rights
19	Communicating With Directors; Stockholder Engagement Policy
19	Investor Outreach
19	Our Approach to Sustainability
24	Other Corporate Governance Policies and Practices

27	Proposal 1. Election of Directors
27	Process for Director Elections
27	Process and Criteria for Nominating Directors
28	Committee Review of Attributes of Current Directors
28	Diversity of Directors
29	The Nominees
35	Director Compensation
36	2020 Outside Director Compensation

39	Proposal 2. Ratification of Auditor
40	Principal Accounting Firm Fees
40	Audit Committee Approval of Audit and Non-Audit Services
41	Audit Committee Report

2	2021 Proxy Statement

42	Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

43	Compensation Discussion and Analysis
43	2020 Compensation Highlights
46	Executive Compensation Objectives and Policies
47	Components of Our Executive Compensation Program
48	Setting Annual Compensation
50	Executive Compensation for 2020
57	Benefits and Other Compensation
58	Executive Compensation for 2021
61	Additional Information About Our Compensation Practices
64	Management Development and Compensation Committee Report
65	Analysis of Compensation-Related Risks

66	Compensation Tables
66	Summary Compensation
70	Grants of Plan-Based Awards
71	Discussion of Summary Compensation and Plan-Based Awards Tables
72	Outstanding Equity Awards
74	Option Exercises and Stock Vested
75	Pension Benefits
77	Nonqualified Deferred Compensation
79	Potential Payments on Termination or Change of Control
85	Equity Compensation Plan Information

86	Proposal 4. Approval of 2021 Equity Participation Plan
88	Purpose
89	Plan Term
89	Administration
89	Eligibility
89	Shares Authorized; Share and Award Limitations
90	Awards
91	Performance Goals
92	Minimum Vesting Requirement
92	Adjustments
92	Re-pricings and Cash Buyouts Prohibited
92	Amendment of the 2021 Plan; Modification of Awards
93	Effect of Change of Control
93	Non-Transferability of Awards
94	Forfeiture and Recoupment
94	Section 409A of the Code
94	Tax Withholding

2021 Proxy Statement	3

94	Use of Proceeds
94	U.S. Federal Tax Consequences
96	New Plan Benefits
96	Fair Market Value of the Common Stock

97	Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan
97	Plan Term
97	Shares to be Granted
98	Adjustments
98	Annual Individual Limit
98	Awards
99	Administration
100	Re-pricings and Cash Buyouts Prohibited
100	Amendment; Termination
100	Section 409A of the Code
100	U.S. Federal Tax Consequences
102	New Plan Benefits
102	Fair Market Value of the Common Stock

103	Proposal 6. Reduce Ownership Threshold Required to Call a Special Meeting of Stockholders

105	Proposal 7. Stockholder Proposal Regarding Right to Act by Written Consent

108	Other Information
108	Security Ownership Information
110	Transactions with Related Persons
111	CEO Pay Ratio Disclosure
111	Stockholders Sharing the Same Household
112	Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
112	Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement
112	Stockholder Director Nominees Not Included in Next Year’s Proxy Statement
112	Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

113	Other Matters to be Presented at the Annual Meeting

114	Appendix A

131	Appendix B

140	Appendix C

4	2021 Proxy Statement

Proxy Summary
This section contains only selected information. Stockholders should review the entire Proxy Statement before casting their votes.

Matters for Stockholder Voting

Proposal		Description	Board voting recommendation
1	Election of directors	Election of 11 directors to serve for a one-year term	FOR all nominees
2	Ratification of auditor	Approval of the Audit Committee’s selection of Deloitte & Touche LLP as Kimberly-Clark’s independent auditor for 2021	FOR
3	Say-on-pay	Advisory approval of our named executive officers’ compensation	FOR
4	2021 Equity Participation Plan	Approve 2021 Equity Participation Plan	FOR
5	2021 Outside Directors’ Compensation Plan	Approve 2021 Outside Directors’ Compensation Plan	FOR
6	Reduce special meeting ownership threshold	Approve amendment to our Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting from 25 to 15 percent	FOR
7	Stockholder proposal on written consent	Proposal to permit stockholders to act by written consent	AGAINST

2020 Performance and Compensation Highlights

The Management Development and Compensation Committee of our Board concluded that Kimberly-Clark’s management delivered financial performance in 2020 that was above target from an overall perspective, as reflected in the financial metrics of our annual incentive program.

Performance Measures	2020 Results	2020 Target
Net sales	$19.07 billion	$18.62 billion
Adjusted EPS	$7.73	$7.23
Adjusted EPS is adjusted earnings per share. For details on how EPS is adjusted, see “Compensation Discussion and Analysis -Executive Compensation for 2020, 2020 Performance Goals, Performance Assessments and Payouts.”

Based on this performance, the Committee approved annual cash incentives for 2020 above the target amount, including an annual incentive payout for our Chief Executive Officer of 158 percent.

2021 Proxy Statement	5

Proxy Summary

The chart at left shows the Total Shareholder Return for Kimberly-Clark, our Executive Compensation Peer Group (taken as a whole) and the S&P 500 for the previous five years, which reflects the value returned to our stockholders.

Corporate Governance

Board Succession Planning. In recent years the Board has demonstrated its commitment to refreshing the composition of the Board through the execution of a long-term succession plan by adding seven new independent directors.

Recently Added Independent Directors
John W. Culver	Group President of International, Channel Development and Global Coffee & Tea Starbucks	2020
S.Todd Maclin	Retired Chairman, Chase Commercial and Consumer Banking JPMorgan Chase	2019
Dunia A. Shive	Former Chief Executive Officer Belo Corp.	2019
Mark T. Smucker	President and CEO J.M. Smucker	2019
Sherilyn S. McCoy	Former Chief Executive Officer Avon Products	2018
Christa S. Quarles	Chief Executive Officer Corel Corporation	2016
Michael D. White	Former Chairman, President and Chief Executive Officer DIRECTV	2015

6	2021 Proxy Statement

Proxy Summary

DIRECTOR NOMINEE EXPERIENCE IN PRIORITY AREAS	GENDER DIVERSITY

ETHNIC DIVERSITY

Governance Highlights. The Corporate Governance section beginning on page 12 describes our governance framework, which includes:

Our Corporate Governance Profile
Independent Lead Director	Stockholders Have Right to Call Special Meetings
Independent Board Committees	Proxy Access Rights
Annual Board and Committee Evaluations	Stockholder Engagement Policy and Outreach Program
Annually Elected Directors	Anti-Hedging and Pledging Policy
Independent Directors Meet Without Management Present	Stock Ownership Guidelines for Directors and Executive Officers
Board and Management Succession Planning	Outside Director Equity Awards Not Paid Out Until Retirement
Robust Oversight of Strategy and Risk	Majority Voting in Director Elections

2021 Proxy Statement	7

Proxy Summary

Our Board Nominees

We believe our director nominees collectively possess the necessary experience and attributes to effectively guide our company and reflect the diversity of our global consumers.

Name Main Occupation	Independent	Audit Committee	MDC Committee	NCG Committee	Executive Committee
Michael D. Hsu Chairman of the Board and CEO Kimberly-Clark Corporation					✓
John W. Culver Group President of International, Channel Development and Global Coffee & Tea Starbucks Corporation	✓	✓
Robert W. Decherd Chairman, President and CEO A.H. Belo Corporation	✓			Chair	✓
Mae C. Jemison, M.D. President The Jemison Group	✓		✓	✓
S.Todd Maclin Retired Chairman, Chase Commercial and Consumer Banking JPMorgan Chase & Co.	✓	✓
Sherilyn S. McCoy Former CEO Avon Products, Inc.	✓		Chair		✓
Christa S. Quarles CEO Corel Corporation	✓		✓	✓
Ian C. Read Former Chairman and CEO Pfizer, Inc.	✓		✓	✓
Dunia A. Shive Former CEO and President Belo Corp.	✓	Chair			✓
Mark T. Smucker President and CEO The J.M. Smucker Company	✓	✓
Michael D. White Former Chairman, President and CEO DIRECTV	✓				Chair

Abelardo E. Bru will not stand for re-election to the Board of Directors when his term expires at this year’s Annual Meeting. Mr. Bru currently serves as a member of the Management Development and Compensation Committee.

8	2021 Proxy Statement

Information About Our
Annual Meeting

On behalf of the Board of Directors of Kimberly-Clark Corporation, we are soliciting your proxy for use at the 2021 Annual Meeting of Stockholders, to be held virtually on April 29, 2021, at 9:00 a.m. Central Time.

How We Provide Proxy Materials
We began providing our proxy statement and form of proxy to stockholders on March [●], 2021.

As Securities and Exchange Commission (“SEC”) rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the notice for requesting these materials.

Who May Vote
If you were a stockholder of record at the close of business on the record date of March 1, 2021, you are eligible to vote at the meeting. Each share that you own entitles you to one vote.

As of the record date, [●] shares of our common stock were outstanding.

How To Vote
You may vote by attending the meeting, by using the Internet or telephone, or (if you received printed proxy materials) by completing and returning a proxy form by mail. If telephone or Internet voting is available to you, see the instructions on the notice of electronic availability or the proxy form and have the notice or proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the proxy form, then follow the instructions on the card.

Please note that if you received a notice of electronic availability as described above, you cannot vote your shares by filling out and returning the notice. Instead, you should follow the instructions contained in the notice on how to vote by using the Internet or telephone.

The named proxies will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.

If you sign and return your proxy form, or if you vote using the Internet or by telephone, but you do not specify how you want to vote your shares, the named proxies will vote your shares as follows:

►	FOR the election of directors named in this proxy statement

►	FOR ratification of the selection of our independent auditor

►	FOR approval of the compensation of our named executive officers

►	FOR approval of the 2021 Equity Participation Plan

2021 Proxy Statement	9

Information About Our Annual Meeting Effect of Not Instructing Your Broker

►	FOR approval of the 2021 Outside Directors’ Compensation Plan

►	FOR approval of the amendment to the Corporation’s Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting from the current 25 percent to 15 percent

►	AGAINST the stockholder proposal requesting stockholders be permitted to act by written consent

How To Revoke or Change Your Vote
There are several ways to revoke or change your vote:

►	Mail a revised proxy form to the Corporate Secretary of Kimberly-Clark (the form must be received before the meeting starts). Use the following address: 351 Phelps Drive, Irving, TX 75038

►	Use the Internet voting website

►	Use the telephone voting procedures

►	Attend the virtual meeting and vote in person

Votes Required
There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the shares of our common stock present in person or represented by proxy.

Election of Directors. A director nominee will be elected if he or she receives a majority of the votes cast at the meeting in person or by proxy. If any nominee does not receive a majority of the votes cast, then that nominee will be subject to the Board’s policy regarding resignations by directors who do not receive a majority of “for” votes.

Other Proposals or Matters. Approval of the proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation described in Proposal 6 requires the affirmative vote of a majority of shares outstanding as of the record date. Approval of all other matters requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and are entitled to vote on the proposal or matter.

How Abstentions will be Counted

Election of Directors. Abstentions will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.

Other Proposals. Abstentions will be counted:

►	as present in determining whether we have a quorum

►	in determining the total number of shares entitled to vote on a proposal

►	as votes against a proposal

Effect of Not Instructing Your Broker

Routine Matters. If your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. “Proposal 2. Ratification of Auditor” is the only routine matter on the agenda at this year’s Annual Meeting.

Non-Routine Matters. Without instructions, your broker cannot vote your shares on non-routine matters, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals.

10	2021 Proxy Statement

Information About Our Annual Meeting Costs of Solicitation

Direct Stock Purchase and Dividend Reinvestment Plan

If you participate in our Direct Stock Purchase and Dividend Reinvestment Plan, you will receive a proxy form that represents the number of full shares in your plan account plus any other shares registered in your name. There are no special instructions for voting shares held in the plan; simply use the normal voting methods described in this proxy statement.

Employee Benefit Plans

We are also sending or otherwise making this proxy statement and voting materials available to participants who hold Kimberly-Clark stock through any of our employee benefit and stock purchase plans. The trustee of each plan will vote whole shares of stock attributable to each participant’s interest in the plans in accordance with the participant’s directions. If a participant gives no directions, the plan committee will direct the voting of his or her shares.

Attending the Virtual Annual Meeting; Preregistration

The 2021 Annual Meeting will be hosted as an audio webcast at www.meetingcenter.io/277152589. The login password is KMB2021. The meeting will begin promptly at 9:00 a.m. Central Time and online access will open 15 minutes prior to allow time to login.

To login to and attend the meeting you have two options: join as a “Stockholder” or join as a “Guest.” Joining as a “Stockholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Stockholder” you will be required to have some additional information. Alternatively, you can join as a “Guest” in listen-only mode.

►	If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Stockholder” you must register in advance by 4:00 p.m. Central Time on April 23, 2021. To register, you must send an email to legalproxy@computershare.com and include your mailing address and an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. You may obtain a legal proxy by (1) logging into the voting site listed on the voting instruction form you received and clicking on “Vote in person at the meeting” or (2) requesting one through your bank or broker. By completing this process, you will receive an annual meeting control number from our virtual meeting provider to use when joining the meeting as a “Stockholder.”
►	If you hold shares through our transfer agent, Computershare, you do not need to preregister. The annual meeting control number will be listed in the shaded bar on the proxy card or notice you previously received or in the email you received with your voting instructions. You can use this number to join the meeting as a “Stockholder.”

Stockholder List. A list of record date stockholders will be available electronically at the meeting website during the annual meeting. In addition, information on how to obtain access to the stockholder list will be available during the ten days preceding the meeting at https://investor.kimberly-clark.com. To examine the list you must either hold shares through Computershare or preregister as a holder in street name (i.e., through a broker, bank or other intermediary) as described above.

Technical Assistance and Questions. Call Computershare Investor Services at (800) 730-4001 (U.S. toll-free) for technical assistance. For additional shareholder support, call Stockholder Services by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Costs of Solicitation

Kimberly-Clark will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. We have retained D. F. King & Co., Inc. to aid in the solicitation at a cost of approximately $20,000 plus reimbursement of out-of-pocket expenses.

2021 Proxy Statement	11

Corporate Governance

Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate By-Laws, Corporate Governance Policies and our Board Committee Charters. These documents, which are available in the Investors section of our website at www.kimberly-clark.com, guide the Board and our management in the execution of their responsibilities.

Kimberly-Clark believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, considering changing regulatory requirements, governance trends and issues raised by our stockholders. After careful evaluation, we may periodically make changes to maintain or enhance current governance practices and promote stockholder value.

Board Leadership Structure

The Board has established a leadership structure that allocates responsibilities between our Chairman of the Board and Chief Executive Officer (CEO) and our Lead Director. The Board believes that this allocation provides for dynamic Board leadership while maintaining strong independence and oversight.

Consistent with this leadership structure, at least once a quarter our Lead Director, who is an independent director, chairs executive sessions of our non-management directors. Members of our senior management team do not attend these sessions.

Chairman and Chief Executive Officer Positions
The Board’s current view is that a combined Chairman and CEO position, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes candid discourse and responsible corporate governance. Mr. Hsu serves as Chairman of the Board and CEO. The Board believes Mr. Hsu has demonstrated the leadership and vision necessary to lead the Board and Kimberly-Clark. Accordingly, Mr. Hsu serves in this combined role at the pleasure of the Board without an employment contract. As Mr. Hsu is not an independent director, the Board continues to believe it is appropriate for the independent directors to elect an Independent Lead Director.

Lead Director
Mr. White has served as Independent Lead Director since April 2020. Our Corporate Governance Policies outline the significant role and responsibilities of the Lead Director, which include:

►	Chairing the Executive Committee
►	Chairing executive sessions at which non-management directors meet outside management’s presence, and providing feedback from such sessions to the Chief Executive Officer
►	Coordinating the activities of the Independent Directors
►	Providing input on and approving the agendas and schedules for Board meetings
►	Leading (with the Chairman of the Nominating and Corporate Governance Committee) the annual Board evaluation

12	2021 Proxy Statement

Corporate Governance Board Committees

►	Leading (with the Chairman of the Management Development and Compensation Committee) the Board’s review and discussion of the Chief Executive Officer’s performance
►	Providing feedback to individual directors following their individual evaluations
►	Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so
►	Acting as a direct conduit to the Board for stockholders, employees and others according to the Board’s policies

Director Independence

Our By-Laws provide that a majority of our directors must be independent (“Independent Directors”). We believe our independent board helps ensure good corporate governance and strong internal controls.

Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). Our independence standards can be found in Section 7 of our Corporate Governance Policies.

The Board has determined that all directors and nominees, except for Michael D. Hsu, are Independent Directors and meet the independence standards in our Corporate Governance Policies. In addition, the Board previously reviewed the independence of former directors Nancy J. Karch and Marc J. Shapiro, who did not stand for re-election at our 2020 Annual Meeting, and found that Ms. Karch and Mr. Shapiro were also independent.

The NYSE listing standards and our own Corporate Governance Policies establish certain levels at which transactions are considered to have the potential to affect a director’s independence. Under our Corporate Governance Policies, certain relationships were considered immaterial and therefore were not considered by the Board in determining independence.

Board Meetings

The Board of Directors met eight times in 2020 and acted two times by unanimous written consent. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.

All of our directors are encouraged to attend our annual meeting of stockholders. All of our directors attended the 2020 Annual Meeting.

Board Committees

The standing committees of the Board include the Audit Committee, Management Development and Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. In compliance with applicable NYSE corporate governance listing standards, the Board has adopted charters for all Committees except the Executive Committee.

Our Committee charters are available in the Investors section of our website at www.kimberly-clark.com.

As set forth in our Corporate Governance Policies, the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees all have the authority to retain independent advisors and consultants, with all costs paid by Kimberly-Clark.

2021 Proxy Statement	13

Corporate Governance Board Committees

Audit Committee

Chair: Dunia A. Shive
Other members: John W. Culver, S. Todd Maclin, and Mark T. Smucker

The Board has determined that each of Messrs. Maclin and Smucker and Ms. Shive is an “audit committee financial expert” under SEC rules and regulations. In addition, all Audit Committee members satisfy the NYSE’s financial literacy requirements and qualify as Independent Directors under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. See “Corporate Governance - Director Independence” for additional information on Independent Directors.

No member of the Audit Committee serves on the audit committees of more than three public companies and under our Audit Committee Charter, no Committee member is permitted to do so.

During 2020 the Committee met eight times.

The Committee’s principal functions, as specified in its charter, include:

►	Overseeing:
➢	the quality and integrity of our financial statements
➢	our compliance programs
➢	the independence, qualification and performance of our independent auditor
➢	the performance of our internal auditor
►	Selecting and engaging our independent auditor, subject to stockholder ratification
►	Pre-approving all audit and non-audit services that our independent auditor provides
►	Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditor
►	Establishing policies for our internal audit programs
►	Overseeing the company’s risk management program (including risks related to data privacy, cybersecurity, business continuity, IT operational resilience and regulatory matters) and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

Committee Report

For additional information about the Audit Committee’s oversight activities in 2020, see “Proposal 2. Ratification of Auditor - Audit Committee Report.”

14	2021 Proxy Statement

Corporate Governance Board Committees

Management Development and Compensation Committee
Chair: Sherilyn S. McCoy Other members: Abelardo E. Bru, Mae C. Jemison, M.D., Christa S. Quarles and Ian C. Read

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met six times in 2020.

The Committee’s principal functions, as specified in its charter, include:

►	Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance

►	Setting, after an evaluation of his overall performance, the compensation level of the Chief Executive Officer

►	Approving, in consultation with the Chief Executive Officer, compensation levels and performance targets for the senior executive team

►	Overseeing:

➢ leadership development for senior management and future senior management candidates

➢ a periodic review of our long-term and emergency succession planning for the Chief Executive Officer and other key officer positions, in conjunction with our Board

➢ key organizational effectiveness and engagement policies

►	Reviewing diversity and inclusion programs and related metrics

►	Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect

Roles of the Committee and the CEO in Compensation Decisions
Each year, the Committee reviews and sets the compensation of the officers that are elected by the Board (our “elected officers”), including our Chief Executive Officer and our other executive officers. The Committee’s charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers. With respect to officers that have been appointed to their position (our “non-elected officers”), our Chief Executive Officer has the authority to establish compensation programs and to approve equity grants. However, only the Committee may make grants to elected officers, including our executive officers.

Our Chief Executive Officer makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our Chief Executive Officer. While our Chief Executive Officer and Chief Human Resources Officer typically attend Committee meetings, none of the other executive officers is present during the portion of the Committee’s meetings when compensation for executive officers is set. In addition, our Chief Executive Officer is not present during the portion of the Committee’s meetings when his compensation is set.

For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”

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Corporate Governance Board Committees

Use of Compensation Consultants
The Committee’s charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

Independent Committee Consultant. In 2020, the Committee retained Semler Brossy Consulting Group as its independent executive compensation consultant. According to the Committee’s written policy, the independent Committee consultant provides services solely to the Committee and not to Kimberly-Clark. Semler Brossy has no other business relationship with Kimberly-Clark and receives no payments from us other than fees for services to the Committee. Semler Brossy reports directly to the Committee, and the Committee may replace it or hire additional consultants at any time. A representative of Semler Brossy attends Committee meetings and communicates with the Chairman of the Committee between meetings from time to time.

The scope of Semler Brossy’s engagement in 2020 included:

►	Conducting a review of the competitive market data (including base salary, annual incentive targets and long-term incentive targets) for our executive officers, including our Chief Executive Officer

►	Reviewing and commenting, as requested by the Committee, on recommendations by management and Mercer Human Resource Consulting (“Mercer”) concerning executive compensation programs, including program changes and redesign, special awards, change-of-control provisions, our executive compensation peer group, any executive contract provisions, promotions, retirement and related items

►	Reviewing and commenting on the Committee’s report for the proxy statement

►	Attending Committee meetings

►	Periodically consulting with the Chairman of the Committee

During 2020, at the request of the Committee, a representative of Semler Brossy attended four Committee meetings.

Kimberly-Clark Consultant. To assist management and the Committee in assessing our compensation programs and determining appropriate, competitive compensation for our executive officers, Kimberly-Clark annually engages an outside compensation consultant. In 2020, it retained Mercer for this purpose. Mercer has provided consulting services to Kimberly-Clark on a wide variety of human resources and compensation matters, both at the officer and non-officer levels. During 2020, Mercer provided advice and counsel on various matters relating to executive and director remuneration, including the following services:

►	Assessing our executive compensation peer group and recommending changes as necessary

►	Assessing compensation levels within our peer group for executive officer positions and other selected positions

►	Reviewing historic and projected performance for peer group companies under the metrics we use in our annual and long-term incentive plans

►	Assisting in incentive plan design and modifications, as requested

►	Providing market research on various issues as requested by management

►	Preparing for and participating in Committee meetings, as requested

►	Reviewing the Compensation Discussion and Analysis section of the proxy statement and other disclosures, as requested

►	Consulting with management on compensation matters

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Corporate Governance Board Committees

Committee Assessment of Consultant Conflicts of Interest. The Committee has reviewed whether the work provided by Semler Brossy and Mercer represents any conflict of interest. Factors considered by the Committee include: (1) other services provided to Kimberly-Clark by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from Kimberly-Clark; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee members; (5) any shares of Kimberly-Clark stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that any of the compensation consultants that performed services in 2020 has a conflict of interest with respect to the work performed for Kimberly-Clark or the Committee.

Committee Report
The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Management Development and Compensation Committee Report.”

Nominating and Corporate Governance Committee

Chair: Robert W. Decherd Other Members: Mae C. Jemison, M.D., Christa S. Quarles and Ian C. Read

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met four times in 2020.

The Committee’s principal functions, as specified in its charter, include the following:

►	Maintaining and reviewing a Board succession plan

►	Overseeing the process for Board nominations

►	Advising the Board on:

➢ Board organization, membership, function, performance and compensation

➢ committee structure and membership

➢ policies and positions regarding significant stockholder relations issues

►	Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies

►	Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence

►	Monitoring and recommending improvements to the Board’s practices and procedures

►	Reviewing stockholder proposals and considering how to respond to them

►	Overseeing matters relating to Kimberly-Clark’s corporate social responsibility and sustainability activities and providing input to management on these programs and their effectiveness

►	Overseeing the Corporation’s public policy activities, including political contributions and lobbying activities

The Committee, in accordance with its charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors,” “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement” and “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

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Corporate Governance Stockholder Rights

Executive Committee

Chair: Michael D. White (Lead Independent Director) Other Members: Robert W. Decherd, Michael D. Hsu, Sherilyn S. McCoy and Dunia A. Shive

The Committee met one time in 2020 and acted one time by unanimous written consent.

The Committee’s principal function is to exercise, when necessary between Board meetings, the Board’s powers to direct our business and affairs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Management Development and Compensation Committee is a current or former officer or employee of Kimberly-Clark. No interlocking relationship exists between the members of our Board of Directors or the Management Development and Compensation Committee and the board of directors or compensation committee of any other company.

Stockholder Rights

Proxy Access By-Law. Eligible stockholders may nominate candidates for election to the Board under our “proxy access” By-Law. Proxy access candidates will be included in our proxy materials. The proxy access By-Law permits a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to two individuals or 20 percent of the Board (whichever is greater).

Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.”

Special Stockholder Meetings. Our Certificate of Incorporation allows the holders of 25 percent or more of our issued and outstanding shares of capital stock to request that a special meeting of stockholders be called, subject to procedures and other requirements set forth in our By-Laws. In Proposal 6 of this proxy statement, we are requesting stockholders to approve an amendment to our Certificate of Incorporation reducing the required ownership threshold from 25 to 15 percent.

Board Policy on Stockholder Rights Plans. We do not have a “poison pill” or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of Independent Directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. If a stockholder rights plan is adopted without prior stockholder approval, the plan must either be ratified by stockholders or must expire, without being renewed or replaced, within one year. The Nominating and Corporate Governance Committee reviews this policy statement periodically and reports to the Board on any recommendations it may have concerning the policy.

Simple Majority Voting Provisions. Our Certificate of Incorporation does not include supermajority voting provisions.

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Corporate Governance Our Approach to Sustainability

Communicating with Directors; Stockholder Engagement Policy

The Board has established a process by which stockholders and other interested parties may communicate with the Board, including the Lead Director. That process can be found in the Investors section of our website at www.kimberly-clark.com.

Under our stockholder engagement policy, set forth in our Corporate Governance Policies, stockholders who wish to meet directly with members of our Board may send a meeting request to our Lead Director who will consider the request in consultation with the Corporate Secretary. Requests should include information about the requesting party (including the number of shares held), the reason for requesting the meeting and the topics to be discussed.

Investor Outreach
Each year we meet with investors on corporate governance matters, including executive compensation, board composition and refreshment and corporate social responsibility and sustainability. This process ensures that management and the Board understand and consider the issues that matter most to our stockholders and enables the company to address them effectively. During 2020, we offered meetings to stockholders representing approximately 50 percent of our common stock and held numerous discussions. Our executive compensation programs and corporate governance profile reflect the input of stockholders from our outreach efforts.

Our Approach to Sustainability

Everything we do at Kimberly-Clark is connected to our vision to lead the world in essentials for a better life. Our teams around the world are working to provide the best experiences for our consumers, customers and the communities where we work and live. We are committed to doing our part to safeguard natural systems, tackle inequality, and lift up people around the world.

In 2016, Kimberly-Clark established our Sustainability 2022 goals, which focused on improving the well-being of people in need while reducing waste, greenhouse gas emissions and forest impacts associated with the manufacture of our products. In 2020, we refined our strategy to look further ahead to 2030 and sharpen our focus on areas where we can make the greatest difference. We challenged ourselves to reset our ambition level to drive action that we believe is proportionate to the challenges and opportunities that lie ahead. Our new commitment is to improve the lives and well-being of one billion people in underserved and vulnerable communities around the world, with the smallest environmental footprint.

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Corporate Governance Our Approach to Sustainability

Priority	What We’re Doing	2030 Goal
Social Impact	Provide product innovation and social and community program investments that increase access to sanitation, help children thrive and empower women and girls.	Advance the well-being of 1 billion people in vulnerable and underserved communities.
Plastics Footprint	Deliver solutions that incorporate more renewable materials that can be regenerated after use.	Reduce plastics footprint by 50%.
Forests Footprint	Address the climate and biodiversity crises by reducing reliance on fiber from natural forests.	Reduce Natural Forest Fiber footprint by 50%.
Carbon Footprint	Increasing energy efficiency while seeking lower carbon solutions.	Reduce absolute GHG emissions (Scopes 1 and 2) by 50% over 2015 base year. Reduce value chain emissions (Scope 3) by 20%.
Water Footprint	Reduce water use at sites in watersheds under stress while supporting community-based water programs.	Reduce water footprint in water-stressed areas by 50%.

Our sustainability program is not only good for our communities and the environment, but it is also good for our business. Our program provides cost savings, enables a more resilient supply chain for the long-term, grows brand equity and provides opportunities for more meaningful employee and consumer engagement.

Board Oversight and Governance. Our Board has established and approved the framework for our sustainability-related policies and procedures, including environmental stewardship, energy and climate, fiber sourcing, waste and water management, product safety, charitable contributions, human rights, labor, and inclusion and diversity in employment. As part of their oversight roles, the Board and the Nominating and Corporate Governance Committee receive regular reports from management on these topics, our goals and our progress toward achieving them.

Our Board oversees risk management, including risks related to environmental and social issues. The Board is focused on our long-term business strategy, including fostering sustainability-driven innovations, and incorporates our sustainability risks and opportunities into its overall strategic decision-making. Sustainability risk areas for our company include shifting consumer preferences toward sustainable choices, single-use plastics, supply chain risks related to water security and deforestation and the cost of commodities/natural resources required to make and market our products.

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Corporate Governance Our Approach to Sustainability

Recent Results. In 2020, we published our progress four years into our Sustainability 2022 program through 2019, which included significant progress against our goals. Highlights include:

►	Celebrated five years of the “Toilets Change Lives” program, which has improved access to sanitation for nearly 4 million people in need
►	Expanded Huggies’ “No Baby Unhugged” initiative into Latin America, growing its potential global impact by nearly 2 million babies and young children across 16 countries
►	Combated stigmas and period poverty with menstrual hygiene education and donations of 12 million period products to those in need
►	Achieved absolute greenhouse gas (GHG) reduction of 35 percent (vs. 2005 baseline)
►	Reduced use of fiber from natural forest landscapes by 31 percent (vs. 2011 baseline) and our water use at our facilities in high-stress regions by 29 percent (vs. 2015 baseline)
►	Launched new waste-reduction initiatives that helped us divert 96 percent of our manufacturing waste and 26,300 metric tons of post-consumer product and packaging waste to value-adding alternatives

Our climate goals were accelerated over the past several years through a combination of energy conservation and alternative energy projects, along with manufacturing footprint optimization. In 2019, the company reduced its Scope 1 and Scope 2 greenhouse gas emissions by more than 400,000 MTCO2e, a 35% reduction since 2005.

In 2020, we announced new climate targets, which have been aligned with the Science-Based Targets Initiative. These include a 50 percent reduction in Scope 1 + 2 greenhouse gas emissions by 2030 (over a 2015 base year) and 20 percent reduction in Scope 3 greenhouse gas emissions by 2030 (vs. 2015 base year). We are also continuing to assess climate risk within our supply chain in order to further identify material issues that may arise due to a changing climate.

Sustainability Reporting. Each year, Kimberly-Clark publishes a Global Sustainability Report outlining our strategies and results in greater detail. Our report is organized and presented in accordance with the Global Reporting Initiative (GRI) Sustainability Reporting Standards and can be found on our website at www.kimberly-clark.com/esg. We continue to monitor best practices on reporting frameworks and in 2020 we added sector disclosures aligned with the Sustainability Accounting Standards Board (SASB) and three of the four climate specific disclosures of the Task Force on Climate-Related Financial Disclosures (TCFD). For more information, see the Addendum to our Global Sustainability Report (under “2019 Data and Disclosures”).

Stakeholder Engagement and Recognition. In setting our sustainability priorities and implementing our program, we maintain an independent Sustainability Advisory Board with external members to provide guidance on key governance, social and environmental issues to inform our sustainability priories and programs. We also routinely engage our stockholders on the topic of sustainability through our governance engagement program and regular investor meetings. In these meetings, we often discuss sustainability topics relevant to our business, our priorities and the impact to our business.

External partnerships also play an important role in our sustainability results. For example, we are a signatory to the U.K. and U.S. Plastics Pacts and we serve as members of the steering committee for Ocean Conservancy’s Trash Free Seas Alliance. In addition, we have strong relationships with World Wildlife Fund (WWF) and the Forest Stewardship Council® (FSC®) and we use the FSC partnership to build consumer awareness of responsible forestry practices.

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Corporate Governance Our Approach to Sustainability

Our sustainability program continues to receive strong recognition from our external stakeholders. 2019 highlights included:

►	CDP (formerly Carbon Disclosure Project) “A-” ranking for Climate Change and Forests, and B in Water Security and Supply Chain
►	FTSE4Good Index Series - 17th consecutive year - for excellence in environmental, social, and governance
►	Ethibel Sustainability Index Excellence Global
►	Rating of “AA” in MSCI Global Sustainability Index
►	Forbes’ The JUST 100: America’s Most JUST Companies, America’s Best Corporate Citizens, Best Employers List and Best Employers for Diversity
►	US Environmental Protection Agency’s SmartWay Excellence Award (7th consecutive year) for freight supply chain energy and environmental performance
►	Corporate Responsibility Magazine’s (3BL) 100 Best Corporate Citizens

Living our Values in 2020
2020 was a year like no other. We faced a global pandemic, which has taken millions of lives and created economic and social disruption throughout the world. We also experienced cultural moments highlighting the pain caused by a history of racial and social injustice. As we faced these challenging moments, we remained focused on living our values, guided by our value of caring – for our people, our consumers, and importantly, for those most in need.

Caring for Our People. From the beginning of the COVID-19 pandemic, our priority has been the safety of our employees and consumers. We are incredibly proud of the great teamwork exhibited by our approximately 40,000 employees around the world who are doing their best to provide a steady supply of product. We have taken extra precautions globally at our office, mill and distribution center operations, which were developed in line with guidance from global health authorities, including social distancing, thermal scanning and partitions in our facilities.

We have also provided employee appreciation bonuses to front-line workers and expanded certain sick leave policies to provide our employees with additional flexibility. In addition, we implemented global travel restrictions and work-from-home policies for employees who have the ability to work remotely.

Caring for our Consumers. We also have taken measures to assure consumers that we are doing our best to ensure a steady supply of product, including accelerated production. Kimberly-Clark has been working closely with our retail partners and customers to restock store shelves and ensure our essential products are available to our consumers around the world.

Caring for Those in Need. As the effects of the global pandemic continue to put additional stress on consumers around the world, Kimberly-Clark and its brands took action to help the most vulnerable populations receive critical support during this global crisis. Kimberly-Clark committed to donations totaling more than $8 million to assist with COVID-19 response and recovery efforts around the world.

To help those most threatened by the virus, Kimberly-Clark donated $2.5 million to UNICEF and its programs focused on preventing the spread of the virus, including providing hygiene and medical kits to schools and health facilities, as well as efforts to increase children’s access to health, education and social services during the pandemic. We also donated $2.5 million to the International Federation of Red Cross and Red Crescent Societies and the American Red Cross, a global humanitarian network of nearly 14 million volunteers, to deliver its lifesaving mission to help prevent the spread of this disease, alleviate human suffering through basic humanitarian aid, and deliver lifesaving health messages amidst this global pandemic.

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Corporate Governance Our Approach to Sustainability

Governance during COVID-19. Throughout 2020, governance and risk management played an important role as we responded to COVID-19. Our operations faced supply chain disruptions, volatility in consumer demand, financial market disruptions, as well as significant uncertainty more broadly. As we confronted these challenges, we implemented global and regional governance teams to oversee daily decision-making on key operational issues and to ensure our actions remained consistent with our priorities. Our Board played an integral role in overseeing our response to COVID-19, including ensuring our priorities aligned to our long-term strategy and values, and regularly overseeing our management of key risks throughout the pandemic.

Delivering Essentials for a Better Life. Thanks to the work of our teams and our commitment to our values, we delivered a strong year of performance in 2020 despite the challenges. We grew sales 4 percent, with healthy underlying performance, and we grew net income per share by 10 percent, well above our medium-term financial objections.

We also significantly increased brand investments and improved our market share positions and acquired Softex Indonesia to enhance our underlying growth prospects and help us create even more long-term shareholder value. During 2020, we returned $2.15 billion to shareholders through dividends and share repurchases, while taking actions to provide additional liquidity and flexibility throughout the year.

Inclusion and Diversity
While we have recognized for years that our path to growth and prosperity rested on building a more inclusive and diverse global organization, the racial awakening we experienced in 2020 made clear that we all need to do more.

Our Board of Directors and Leadership. Our Board remains committed to diversity. We believe that having a Board that is representative of our customer, consumer, employee and stockholder base is an important element of our leadership. This year, women and ethnic minorities comprise 36% and 27% of our director nominees, respectively. Women chair 50% of our Board committees and women comprise 40% of the Executive Leadership Team roles reporting to our CEO.

Our Strategy and Engagement. In 2020, we advanced our global inclusion and diversity strategy by launching a four-pillar approach focused on the following key elements:

►	Create Community: Develop a Kimberly-Clark community whose deepened understanding and daily actions drive inclusion, embrace diversity, and empower authenticity.
►	Leverage Leadership: Raise the standard, expecting our leaders to act as cultural enablers who build diverse, high-performing teams and infuse inclusion into decision-making and the workplace experience.
►	Empower Employees: Empower talent to thrive, and embrace hiring, promotion, and development practices that reflect our diverse consumer base.
►	Accelerate Action: Integrate I&D into everything we do, using our strength to combat inequities for our people, our consumers, and our communities around the world – to make lives better today and tomorrow.

Following the tragic events last spring, we also engaged in a series of events with our employees around the world, examining racism and inclusion. We held our first Global Inclusion Week, during which we held over 75 workshops, small-group discussions, leadership panel discussions and keynote addresses. Our CEO hosted a global inclusion and diversity town hall to activate our culture of inclusion. And we also launched the “She Can Connect” initiative to provide a platform where the next generation of Kimberly-Clark’s female leaders were able to connect, inspire and grow. We believe continuing to foster a culture of inclusion will contribute to the development of our people, evolve our culture and contribute to the retention and development of a strong pipeline of diverse leaders throughout the company.

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Corporate Governance Other Corporate Governance Policies and Practices

Our Workforce and Transparency. As part of our commitment to building a diverse workforce, we remain focused on making progress on goals for women in senior roles globally and ethnic minorities in senior roles in the United States. This remains an element of our annual incentive plan for our leadership as described further in “Compensation Discussion and Analysis.” We continue to provide transparent updates on our progress, disclosing our results in our Sustainability report and included below. In 2021, we have made our EEO-1 data available to investors on the Sustainability section of our website.

Full-time Employee Diversity	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Women	29.9%	30.1%	31.0%	35.6%	31.8%	32.8%	31.8%	30.5%	30.0%	30.9%	31.1%
Women in management	27.3%	28.6%	29.3%	30.3%	31.1%	32.0%	33.0%	33.8%	33.4%	34.2%	35.0%
Ethnic minorities (U.S.)	18.0%	18.0%	19.0%	19.0%	18.0%	19.0%	19.0%	19.0%	19.0%	21.0%	21.1%
Ethnic minorities in management (U.S.)	10.9%	11.3%	11.7%	13.7%	12.2%	12.7%	13.2%	13.9%	16.0%	17.9%	18.9%

Other Corporate Governance Policies and Practices
Corporate Governance Policies. The Board of Directors has adopted Corporate Governance Policies which guide Kimberly-Clark and the Board on matters of corporate governance, including: director responsibilities, Board committees and their charters, director independence, director compensation, performance assessments of the Board and individual directors, Board succession planning, confidentiality and conflicts of interest, director orientation and education, director access to management, Board access to outside financial, business and legal advisors, management development and succession planning, and Board interaction with stockholders. Our Corporate Governance Policies provide for retirement at age 72. The Board monitors emerging issues and amends these policies from time to time as rules and regulations change and governance practices develop. To see the policies, go to the Investors section of our website at www.kimberly-clark.com.

Board and Committee Evaluations. The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each Board member is periodically evaluated on an individual basis. The process is designed and overseen by our Lead Director and our Nominating and Corporate Governance Committee, and the results of the evaluations are discussed by the full Board.

Each committee annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the Board. The Nominating and Corporate Governance Committee oversees and reports annually to the Board its assessment of each committee’s performance evaluation process.

Board Succession Planning. Our Nominating and Corporate Governance Committee maintains and reviews a succession plan for the Board, as described in “Proposal 1. Election of Directors -Process and Criteria for Nominating Directors.”

Code of Conduct. Kimberly-Clark has a Code of Conduct that applies to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer and Vice President and Controller. It is available in the Investors section of our website at www.kimberly-clark.com. Any amendments to or waivers of our Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer or Vice President and Controller will also be posted at that location.

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Corporate Governance Other Corporate Governance Policies and Practices

Board and Management Roles in Risk Oversight. The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing Kimberly-Clark.

The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of Kimberly-Clark:

►	The Audit Committee oversees our risk management program, with a particular focus on our internal controls, compliance programs, financial statement integrity and fraud risks, data privacy, cybersecurity, business continuity, IT operational resilience and regulatory matters, and related risk mitigation. In connection with this oversight, the Audit Committee receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business. The Audit Committee also receives an annual enterprise risk management update, which describes our key financial, strategic, operational and compliance risks.
►	The Management Development and Compensation Committee reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”
►	The Nominating and Corporate Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks. In addition, it provides oversight of our Corporate Social Responsibility programs and sustainability activities and receives regular updates on the effectiveness of these programs.

Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process. We have a Global Risk Oversight Committee, consisting of management members from core business units and from our finance, treasury, global risk management, legal, internal audit, human resources and supply chain functions. This committee identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency and country risks, product liability, property and casualty risks, data privacy and cybersecurity risks, and supplier and customer risks. The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

Information Security. Given the importance of information security and privacy to our stakeholders, the Audit Committee receives regular reports from our Chief Information Officer and our Chief Information Security Officer covering our program for managing information security risks, including data privacy and data protection risks. We internally follow the NIST CSF framework to assess the maturity of our cybersecurity programs. Our robust information security training program includes:

►	Information security concepts included in our mandatory onboarding Code of Conduct training for all employees
►	Annual information security awareness training for all office workers with a focus on timely, risk-based topics that align to corporate initiatives
►	Monthly phishing drills with global participation
►	An annual Cyber Security Awareness Month (CSAM) event consisting of educational opportunities and activities for all employees, including internal and external speakers and presentations
►	Table-top exercises with senior leaders covering ransomware and third-party threats

We maintain an information security insurance policy that provides coverage for security breaches.

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Corporate Governance Other Corporate Governance Policies and Practices

Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free Code of Conduct telephone helpline and a website, each allowing our employees and others to voice their concerns anonymously.

Chief Ethics and Compliance Officer. Our Vice President and Chief Ethics and Compliance Officer oversees our compliance programs. His duties include: regularly updating the Audit Committee on the effectiveness of our compliance programs, providing periodic reports to the Board, and working closely with our various compliance functions to promote coordination and sharing of best practices across these functions.

Management Succession Planning. In conjunction with the Board, the Management Development and Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the Chief Executive Officer and other key officers, as well as the emergency succession plan for the Chief Executive Officer and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.

Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.

No Executive Loans. We do not extend loans to our executive officers or directors, and, therefore, do not have any such loans outstanding.

Charitable Contributions. The Nominating and Corporate Governance Committee has adopted guidelines for the review and approval of charitable contributions by Kimberly-Clark (or any foundation under the common control of Kimberly-Clark) to organizations or entities with which a director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.kimberly-clark.com any contributions made by us to a tax-exempt organization under the following circumstances:

►	An Independent Director serves as an executive officer of the tax-exempt organization; and
►	If within the preceding three years, contributions in any single year from Kimberly-Clark to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

26	2021 Proxy Statement

Proposal 1.
Election of Directors

As of the date of this proxy statement, the Board of Directors consists of twelve members. Each director’s term will expire at this year’s Annual Meeting. All the nominees standing for election at the Annual Meeting are being nominated to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, proxies may be voted for another person designated by the Board.

Abelardo E. Bru is not standing for re-election as he has reached our mandatory retirement age. Mr. Bru will continue to serve as a director until the Annual Meeting. We would like to thank Mr. Bru for his many years of service and substantial contributions to the Board, Kimberly-Clark and our stockholders.

Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, ten of the eleven directors on our Board will be Independent Directors.

Process for Director Elections
Our Certificate of Incorporation provides that all of our directors must be elected annually. Our By-Laws provide that, in uncontested elections, directors must be elected by a majority of votes cast rather than by a plurality. If any incumbent director does not receive a majority of votes, he or she is required to tender his or her resignation for consideration by the Board.

Process and Criteria for Nominating Directors
The Board of Directors is responsible for approving candidates for Board membership. The Board has adopted a Board succession planning policy which formalizes its commitment to refreshing and maintaining a group of directors with diverse perspectives and capabilities. The Board believes that adding fresh perspectives is critical, but also values the institutional knowledge and experience of long-serving directors. The Board is committed to balancing these factors through our succession plan, retirement policy and director evaluation process.

Under our succession planning policy, the Nominating and Corporate Governance Committee maintains and reviews a Board succession plan, taking into account current composition and qualifications, Kimberly-Clark’s current and expected needs, director tenure, the effectiveness of the Board and any planned or unplanned vacancies. In consultation with the Chairman of the Board and the Lead Director, the Committee screens and recruits director candidates and recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors has the authority to determine the size of the Board and to fill any vacancies that occur between annual meetings of stockholders.

The Committee may receive recommendations for Board candidates from various sources, including our directors, management and stockholders. The Nominating and Corporate Governance Committee periodically retains a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee. The Committee utilized a search firm

2021 Proxy Statement	27

Proposal 1. Election of Directors Diversity of Directors

in connection with Mr. Culver’s nomination. In addition, as described in “Corporate Governance -Stockholder Rights,” our By-Laws provide for proxy access stockholder nominations of director candidates. Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.” Stockholders who wish to nominate directors who are not intended to be included in the company’s proxy materials should follow the instructions under “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses and ensure that our directors, as a group, both have an overall mix of the attributes needed for an effective Board and reflect diversity of background and viewpoint. The criteria should also support the successful recruitment of qualified candidates.

Qualified candidates for director are those who, in the judgment of the Committee, possess a sufficient mix of the experience attributes listed below to ensure effective service on the Board. In addition, all nominees must possess high standards for ethical behavior, good interpersonal skills and a proactive and solution-oriented leadership style.

EXPERIENCE ATTRIBUTES

Leadership experience as a chief or senior executive officer	Marketing, e-commerce and digital experience
Industry experience	Compensation, governance and public company board experience
International experience	Diversity of background or viewpoint
Financial expertise

Committee Review of Attributes of Current Directors
The Nominating and Corporate Governance Committee has reviewed the background of each of our director nominees in light of the experience attributes described above. The Committee has determined that each nominee possesses a sufficient mix of the experience attributes and that the nominees collectively possess the necessary experience to effectively guide our company.

For details about each nominee’s specific experience attributes, see “The Nominees” below.

Diversity of Directors
As noted above, the Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute to include in the boardroom. As a result, the Committee seeks to have a diverse Board that is representative of our customer, consumer, employee and stockholder base. While the Committee carefully considers this diversity when identifying potential director candidates, the Committee has not established a formal policy regarding diversity. Our Board currently includes individuals of differing ages, races and genders.

28	2021 Proxy Statement

Proposal 1. Election of Directors The Nominees

The Nominees

Director since September 2020 Age 60

John W. Culver

Group President of International, Channel Development and Global Coffee & Tea, Starbucks Corporation

Mr. Culver joined Starbucks Corporation in 2002 and has served as Group President, International, Channel Development and Global Coffee & Tea since 2018. Prior to that, he served in a number of leadership roles, including Group President, International and Channels from 2017 to 2018; Group President, Starbucks Global Retail from 2016 to 2017; Group President, China, Asia Pacific, Channel Development and Emerging Brands from 2013 to 2016; President, Starbucks Coffee China and Asia Pacific from 2011 to 2013; and President, Starbucks Coffee International from 2009 to 2011. Mr. Culver serves as a director of The Mission Continues.

Other public company boards served on since 2015: Columbia Sportswear Company (since January 2021).

Experience attributes: Mr. Culver satisfies the financial literacy requirements of the NYSE, has leadership experience as a senior executive, has knowledge about our industries, has international experience and experience with branded consumer goods, and has marketing experience.

Director since 1996 Age 69

Robert W. Decherd

Chairman, President and Chief Executive Officer, A. H. Belo Corporation

Mr. Decherd was elected Chairman, President and Chief Executive Officer of A. H. Belo Corporation, a newspaper publishing and Internet company, in 2018. He previously served as Chairman, President and Chief Executive Officer of A. H. Belo Corporation from 2008 to 2013 and served as Vice Chairman of the Board from 2013 to 2016. Mr. Decherd was Chief Executive Officer of Belo Corp., a broadcasting and newspaper publishing company, from 1987 to 2008, when the company split its newspaper and television businesses into two publicly-held entities. Mr. Decherd is presently Chairman of Parks for Downtown Dallas, a civic organization. He has previously served as a member of the Advisory Council of the Harvard University Center for Ethics and the Board of Visitors of the Columbia Graduate School of Journalism.

Other public company boards served on since 2015: A. H. Belo Corporation.

Experience attributes: Mr. Decherd satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, compensation, governance and public company board experience.

2021 Proxy Statement	29

Proposal 1. Election of Directors The Nominees

Director since 2017 Age 56

Michael D. Hsu

Chairman of the Board and Chief Executive Officer

Mr. Hsu has served as Chairman of the Board since January 2020 and as Chief Executive Officer since January 2019. Prior to that, he served as President and Chief Operating Officer since 2017, where he was responsible for the day-to-day operations of our business units, along with our global innovation, marketing and supply chain functions. He served as Group President, K-C North America from 2013 to 2016, where he was responsible for our consumer business in North America, as well as leading the development of new business strategies for global nonwovens. From 2012 to 2013, his title was Group President, North America Consumer Products. Prior to joining Kimberly-Clark, Mr. Hsu served as Executive Vice President and Chief Commercial Officer of Kraft Foods, Inc., from January 2012 to July 2012, as President of Sales, Customer Marketing and Logistics from 2010 to 2012 and as President of its grocery business unit from 2008 to 2010. Prior to that, Mr. Hsu served as President and Chief Operating Officer, Foodservice at H. J. Heinz Company.

Other public company boards served on since 2015: Texas Instruments Incorporated (since April 2020).

Experience attributes: Mr. Hsu satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing experience.

Director since 2002 Age 64

Mae C. Jemison, M.D.

President, The Jemison Group, Inc.

Dr. Jemison is founder and President of The Jemison Group, Inc., a science, technology and innovation consulting company, and is also the Principal for the 100 Year Starship Project, an initiative started through competitive seed funding from DARPA that promotes science, technological and human systems breakthroughs and innovations by seeking to ensure that the capability required for human space travel to another star exists within 100 years. Dr. Jemison founded the Dorothy Jemison Foundation for Excellence and developed The Earth We Share international science camp and STEM programs. She was president and founder of BioSentient medical devices company from 2000 to 2012. Dr. Jemison was professor of Environmental Studies at Dartmouth College from 1995 to 2002 and is currently an adjunct professor at Dartmouth’s medical school. From 1987 to 1993 she served as a National Aeronautics and Space Administration (NASA) astronaut. Dr. Jemison is a member of the National Academy of Medicine and currently chairs its new study on increasing representation of women in science, technology, engineering, mathematics and medicine for the National Academies. She serves on the National Board of Professional Teaching Standards. She was founding chair of the State of Texas Product Development and Small Business Incubator Board and was a member of the National Advisory Council for Biomedical Imaging and Bioengineering.

Other public company boards served on since 2015: Scholastic Corporation (through September 2015) and Valspar Corporation (through June 2017).

Experience attributes: Dr. Jemison satisfies the financial literacy requirements of the NYSE, has international experience and leadership experience of entrepreneurial start-up enterprises and non-profit organizations, provides diversity of background and viewpoint, and has compensation, governance and public company board experience.

30	2021 Proxy Statement

Proposal 1. Election of Directors The Nominees

Director since May 2019 Age 64

S. Todd Maclin

Retired Chairman, Chase Commercial and Consumer Banking, JPMorgan Chase & Co.

Mr. Maclin retired in 2016 from a 37-year career at JPMorgan Chase & Co., and its predessor banks, where he rose to Chairman, Chase Commercial and Consumer Banking in 2013, and served on the company’s Operating Committee. Prior to that, he held a variety of leadership roles, including Regional Executive for Texas and the Southwest U.S., and Global Executive for Energy Investment Banking. Mr. Maclin serves as a director of The University of Texas Development Board, as a member of the Advisory Council for McCombs Graduate School of Business, on the Executive Committee of The University of Texas Chancellor’s Council, on the Board of Visitors of UT Southwestern Health System, on the Steering Committee for the O’Donnell Brain Institute for UT Southwestern, and on the Board of Southwestern Medical Foundation and a member of its Investment Committee. Mr. Maclin also serves on the Board of The University of Texas Ex-Students’ Alumni Association (Texas Exes) and served as its Interim Co-Executive Director during 2017. Mr. Maclin is President of Texas Exes for the term of June 2019-2020. He is also a lifetime member of Texas Exes and the UT President’s Associates. In 2017, Mr. Maclin was inducted into the UT McCombs Texas Business Hall of Fame. Mr. Maclin also serves on the Board of Directors of RRH Corporation, the parent company of Hunt Consolidated, Inc.; is a Board Advisor for Cyber Defense Labs; and he is a Board Advisor for BancAffiliated, Inc.

Other public company boards served on since 2015: Trinity Industries, Inc. (since September 2020).

Experience attributes: Mr. Maclin has been determined by our Board to qualify as an “audit committee financial expert” under the SEC’s rules and regulations and has a banking and finance background, has leadership experience as a senior executive, and provides diversity of background and viewpoint.

Director since 2018 Age 62

Sherilyn S. McCoy

Former Chief Executive Officer, Avon Products, Inc.

Ms. McCoy served as Chief Executive Officer and Director of Avon Products, Inc., a personal care products company, from 2012 to 2018. Prior to joining Avon, Ms. McCoy had a 30-year career at Johnson & Johnson, where she rose to Vice Chairman in 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, Ms. McCoy was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division.

Other public company boards served on since 2015: AstraZeneca PLC (since October 2017), Avon Products, Inc. (through February 2018), Certara, Inc. (since December 2020), NovoCure Limited (since May 2018) and Stryker Corporation (since May 2018).

Experience attributes: Ms. McCoy satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

2021 Proxy Statement	31

Proposal 1. Election of Directors The Nominees

Director since 2016 Age 47

Christa S. Quarles

Chief Executive Officer, Corel Corporation

Ms. Quarles has served as Chief Executive Officer and Director of Corel Corporation, a portfolio software company, since September 2020. Prior to joining Corel, Ms. Quarles served as Chief Executive Officer of OpenTable, Inc., a provider of online restaurant reservations, from November 2015 to 2018. Ms. Quarles served as the Chief Financial Officer of OpenTable from May 2015 to November 2015, when she was appointed Chief Executive Officer. Prior to joining OpenTable, Ms. Quarles served as Chief Business Officer of Nextdoor, Inc. from 2014 to May 2015. From 2010 to 2014, Ms. Quarles held positions of increasing responsibility with The Walt Disney Company, including Senior Vice President, General Manager Mobile and Social Games; General Manager, Disney Mobile Games; and Chief Financial Officer and Head of Business Operations, Mobile and Social Games. Prior to that, she was Chief Financial Officer of Playdom Inc., which was acquired by The Walt Disney Company in 2010.

Other public company boards served on since 2015: Affirm Holdings, Inc. (since January 2021).

Experience attributes: Ms. Quarles has been determined by our Board to be an “audit committee financial expert” under the SEC’s rules and regulations and has a background in finance, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, digital marketing and e-commerce experience.

Director since 2007 Age 67

Ian C. Read

Former Chairman of the Board and Chief Executive Officer, Pfizer, Inc.

Mr. Read serves as Executive Chairman of Population Health Investment Co., Inc., a publicly traded blank check company formed to effect a business combination. Mr. Read previously served as Executive Chairman of Pfizer, Inc., a drug manufacturer, from January 2019 to December 2019. Prior to that, he served as Chairman of the Board and Chief Executive Officer since 2011 and President and Chief Executive Officer since 2010. Mr. Read joined Pfizer in 1978 in its financial organization. He worked in Latin America through 1995, holding positions of increasing responsibility, and was appointed President of the Pfizer International Pharmaceuticals Group, Latin America/Canada in 1996. In 2000, Mr. Read was named Executive Vice President of Europe/Canada and was named a corporate Vice President in 2001. In 2006, he was named Senior Vice President of Pfizer, as well as Group President of its Worldwide Biopharmaceutical Businesses.

Other public company boards served on since 2015: DXC Technology Company (since March 2020), Pfizer, Inc. (through December 2019), Population Health Investment Co., Inc. (since November 2020) and Viatris Inc. (since November 2020).

Experience attributes: Mr. Read satisfies the financial literacy requirements of the NYSE and has a background in finance, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has international experience, and has marketing, compensation, governance and public company board experience.

32	2021 Proxy Statement

Proposal 1. Election of Directors The Nominees

Director since May 2019 Age 60

Dunia A. Shive

Former President and Chief Executive Officer, Belo Corp.

Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc., a broadcast and digital media company, from 2013 to 2017. She previously served as President and Chief Executive Officer of Belo Corp. from 2008 to 2013, which was acquired by Gannett in 2013. She joined Belo Corp. in 1993 and served as Chief Financial Officer and various other leadership positions prior to her election as President and Chief Executive Officer. She serves as a Trustee of Parks for Downtown Dallas.

Other public company boards served on since 2015: Dr Pepper Snapple Group, Inc. (through July 2018), Main Street Capital Corporation (since March 2020) and Trinity Industries, Inc.

Experience attributes: Ms. Shive has been determined by our Board to qualify as an “audit committee financial expert” under the SEC’s rules and regulations and has an accounting and finance background, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, compensation, governance and public company board experience.

Director since September 2019 Age 51

Mark T. Smucker

President and Chief Executive Officer, The J.M. Smucker Company

Mr. Smucker has served as President and Chief Executive Officer of The J.M. Smucker Company, a manufacturer and marketer of food and beverage products, since 2016. Prior to that time, he served as its President and President, Consumer and Natural Foods, from 2015 to 2016; President, U.S. Retail Coffee, from 2011 to 2015; President, Special Markets, from 2008 to 2011; Vice President, International, from 2007 to 2008; and Vice President, International and Managing Director, Canada, from 2006 to 2007.

Other public company boards served on since 2015: The J.M. Smucker Company.

Experience attributes: Mr. Smucker has been determined by our Board to qualify as an “audit committee financial expert” under the SEC’s rules and regulations, has leadership experience as a chief executive officer, has knowledge about our industries, has experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

2021 Proxy Statement	33

Proposal 1. Election of Directors The Nominees

Director since 2015 Age 69

Michael D. White

Former Chairman of the Board, President and Chief Executive Officer of DIRECTV

Mr. White served as Chairman of the Board, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 to 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International and Vice Chairman, PepsiCo, Inc. after holding positions of increasing importance with PepsiCo since 1990. Mr. White is a member of the Boston College Board of Trustees and is Vice Chairman of The Partnership to End Addiction.

Other public company boards served on since 2015: Bank of America Corporation (since June 2016), DIRECTV (through July 2015) and Whirlpool Corporation.

Experience attributes: Mr. White satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has international experience, and has marketing, digital marketing, e-commerce, compensation, governance and public company board experience.

The Board of Directors unanimously recommends a vote FOR the election of each of the eleven nominees for director.

34	2021 Proxy Statement

Proposal 1. Election of Directors Director Compensation

Director Compensation
Directors who are not officers or employees of Kimberly-Clark or any of our subsidiaries, affiliates or equity companies are “Outside Directors” for compensation purposes and are compensated for their services under our 2011 Outside Directors’ Compensation Plan. All Independent Directors currently on our Board are Outside Directors and are compensated under this Plan.

Our objectives for Outside Director Compensation are:

►	to remain competitive with the median compensation paid to outside directors of comparable companies

►	to keep pace with changes in practices in director compensation

►	to attract qualified candidates for Board service

►	to reinforce our practice of encouraging stock ownership by our directors

In 2019, the Nominating and Corporate Governance Committee assessed our Outside Director compensation against the median non-management director compensation for our peers. Based on this review, the Committee recommended no change to Outside Director compensation for 2020, and the Board agreed with the Committee’s recommendation.

The table below shows how we structured Outside Director compensation in 2020:

Board Members

Cash retainer: $100,000 annually, paid in four quarterly payments at the beginning of each quarter.

Restricted share units: Annual grant with a value of $180,000, awarded and valued on the first business day of the year

Committee Chairs	Additional annual grant of restricted share units with a value of $20,000, awarded and valued on the first business day of the year
Lead Director	Additional annual grant of restricted share units with a value of $30,000, awarded and valued on the first business day of the year
Stockholder Alignment	Restricted share units are not paid out until retirement or other termination of Board service

New Outside Directors receive the full quarterly amount of the annual retainer for the quarter in which they join the Board. Their annual grant of restricted share units is pro-rated based on the date when they joined.

We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.

Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the dividends that would have been paid to them if the restricted share units granted to them were shares of our common stock.

2021 Proxy Statement	35

Proposal 1. Election of Directors 2020 Outside Director Compensation

2020 Outside Director Compensation
The following table shows the compensation paid to each Outside Director for his or her service in 2020.

Name(1)	Fees Earned or Paid in Cash($)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total($)(6)
Abelardo E. Bru	100,000	200,000	—	300,000
John W. Culver	50,000	60,000	—	110,000
Robert W. Decherd	100,000	180,000	10,000	290,000
Mae C. Jemison, M.D.	100,000	180,000	—	280,000
Nancy J. Karch	50,000	200,000	10,000	260,000
S. Todd Maclin	100,000	180,000	—	280,000
Sherilyn S. McCoy	100,000	180,000	—	280,000
Christa S. Quarles	100,000	180,000	—	280,000
Ian C. Read	100,000	210,000	—	310,000
Marc J. Shapiro	50,000	180,000	—	230,000
Dunia A. Shive	100,000	180,000	—	280,000
Mark T. Smucker	100,000	180,000	—	280,000
Michael D. White	100,000	200,000	—	300,000

(1)	Ms. Karch and Mr. Shapiro served as directors until their retirement on April 29, 2020 and received fees for two quarters. Mr. Culver joined the Board on September 16, 2020 and received a pro-rated stock award as well as fees for two quarters.

(2)	Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our 2011 Outside Directors’ Compensation Plan. See Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2020 for the assumptions used in valuing these restricted share units.

(3)	Restricted share unit awards were granted to the Outside Directors on January 2, 2020, except for Mr. Culver who joined the Board and received a grant on September 16, 2020. The number of restricted share units granted is set forth below:
Name	Restricted Share Unit Grants in 2020(#)
Abelardo E. Bru	1,472
John W. Culver	406
Robert W. Decherd	1,325
Mae C. Jemison, M.D.	1,325
Nancy J. Karch	1,472
S. Todd Maclin	1,325
Sherilyn S. McCoy	1,325
Christa S. Quarles	1,325
Ian C. Read	1,546
Marc J. Shapiro	1,325
Dunia A. Shive	1,325
Mark T. Smucker	1,325
Michael D. White	1,472

36	2020 Proxy Statement

Proposal 1. Election of Directors 2020 Outside Director Compensation

(4)	As of December 31, 2020, Outside Directors had the following stock awards outstanding:

Name	Restricted Stock(#)	Restricted Share Units(#)
Abelardo E. Bru	—	39,794
John W. Culver	—	406
Robert W. Decherd	3,000	49,845
Mae C. Jemison, M.D.	—	46,086
Nancy J. Karch	—	—
S. Todd Maclin	—	2,342
Sherilyn S. McCoy	—	3,603
Christa S. Quarles	—	7,319
Ian C. Read	—	33,395
Marc J. Shapiro	—	—
Dunia A. Shive	—	2,342
Mark T. Smucker	—	1,820
Michael D. White	—	9,147

(5)	Reflects charitable matching gifts paid in 2020 under the Kimberly-Clark Foundation’s Matching Gifts Program to a charity designated by the director. This program is available to all our employees and directors. Under the program, the Kimberly-Clark Foundation matches employees’ and directors’ financial contributions to qualified educational and charitable organizations in the United States on a dollar-for-dollar basis, up to $10,000 per person per calendar year. Not included in this column is the value of retirement gifts to each of Ms. Karch and Mr. Shapiro, which had a value of less than $1,000. In addition, we made a charitable contribution of $50,000 in honor of each of Ms. Karch and Mr. Shapiro. These contributions were made directly by Kimberly-Clark to charitable organizations selected by Kimberly-Clark and were not made in the name or at the direction of Ms. Karch and Mr. Shapiro. Ms. Karch and Mr. Shapiro did not receive any personal benefit from these contributions and accordingly, the amount of the contribution has been excluded from the Director Compensation table.

(6)	During 2020, Outside Directors received credit for cash dividends on restricted stock held by them. These dividends are credited to interest bearing accounts maintained by us on behalf of those Outside Directors with restricted stock. Earnings on those accounts are not included in the Outside Director Compensation Table because the earnings were not above market or preferential. Also in 2020, Outside Directors received additional restricted share units with a value equal to the cash dividends paid during the year on our common stock on the restricted share units held by them. Because we factor the value of the right to receive dividends into the grant date fair value of the restricted stock and restricted share units awards, the dividends and dividend equivalents received by Outside Directors are not included in the Outside Director Compensation table. The dividends and other amounts credited on restricted stock and additional restricted share units credited in 2020 were as follows:

Name	Dividends Credited on Restricted Stock($)	Number of Restricted Share Units Credited in 2020(#)	Grant Date Fair Value of Restricted Share Units Credited($)
Abelardo E. Bru	—	1,183.35	164,100
John W. Culver	—	—	—
Robert W. Decherd	12,270	1,486.14	206,078
Mae C. Jemison, M.D.	—	1,373.32	190,437
Nancy J. Karch	—	339.37	44,888
S. Todd Maclin	—	60.34	8,394
Sherilyn S. McCoy	—	98.20	13,644
Christa S. Quarles	—	209.72	29,105
Ian C. Read	—	990.74	137,397
Marc J. Shapiro	—	776.77	102,795
Dunia A. Shive	—	60.34	8,394
Mark T. Smucker	—	44.67	6,222
Michael D. White	—	263.47	36,562

2020 Proxy Statement	37

Proposal 1. Election of Directors 2020 Outside Director Compensation

Other than the cash retainer, grants of restricted share units and the other compensation previously described, no Outside Director received any compensation or perquisites from Kimberly-Clark for services as a director in 2020.

A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the services.

In 2020, the Nominating and Corporate Governance Committee, with the assistance of Mercer, revisited the Corporation’s Outside Director compensation to assess whether it still met our objectives for Outside Director compensation as described above. In its assessment, the Committee compared aggregate Outside Director cash and equity compensation to the median compensation of the outside directors of our peer group, as well as the structure of our compensation programs of our peer group. For information regarding our peer group, see “Compensation Discussion and Analysis” below. Based on this review, the Committee determined not to make any changes to our Outside Director Compensation Program for 2021.

38	2021 Proxy Statement

Proposal 2.
Ratification of Auditor

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditor. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditor. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of the new lead engagement partner.

For 2021, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2021, the Audit Committee utilized a review and selection process that included the following:

►	a review of management’s assessment of the services Deloitte provided in 2020 and a comparison of this assessment to prior years’ reviews
►	discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2021 independent auditor and on Deloitte’s performance
►	discussions, in executive session, with representatives of Deloitte about their possible engagement
►	Audit Committee discussions, in executive session, about the selection of the 2021 independent auditor
►	a review and approval of Deloitte’s proposed estimated fees for 2021
►	a review and assessment of Deloitte’s independence
►	the Audit Committee’s consideration of the fact that Deloitte has served as our independent auditor since 1928, and its conclusion that this service does not impact Deloitte’s independence

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of Kimberly-Clark and its stockholders, and they recommend that stockholders ratify this selection. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will consider the selection of another independent auditor.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as Kimberly-Clark’s auditor for 2021.

2021 Proxy Statement	39

Proposal 2. Ratification of Auditor Audit Committee Approval of Audit and Non-Audit Services

Principal Accounting Firm Fees
Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2020 and 2019, were as follows (dollars in millions):

	2020($)	2019($)
Audit Fees(1)	11.1	11.5
Audit-Related Fees(2)	0.6	0.3
Tax Fees(3)	2.6	2.3
All Other Fees	—	—

(1)	These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of Kimberly-Clark’s annual financial statements for the fiscal years ended December 31, 2020 and 2019, reviews of the financial statements included in Kimberly-Clark’s Forms 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years. These amounts also include fees for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements, that are not included in the audit fees listed above. These services include engagements related to employee benefit plans, comfort letters, attest services, consents, assistance with and review of SEC filings, due diligence and accounting consultation in connection with acquisitions and dispositions, and other matters.
(3)	These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2020 and 2019. Approximately $0.1 million was for tax compliance/preparation fees in each of 2020 and 2019.

Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by Deloitte. Each year, the Audit Committee approves the terms on which Deloitte is engaged for the ensuing year. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves non-audit services to be performed by Deloitte, reviews a report summarizing year-to-date approved non-audit services provided by Deloitte, and reviews an updated projection of the year’s estimated non-audit service fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. The Audit Committee then reviews the Chair’s approval decisions each quarter.

All Deloitte services and fees in 2020 and 2019 were pre-approved by the Audit Committee or the Audit Committee Chair.

40	2021 Proxy Statement

Proposal 2. Ratification of Auditor Audit Committee Approval of Audit and Non-Audit Services

Audit Committee Report

In accordance with its charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of Kimberly-Clark’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditor”) a formal written statement describing all relationships between the auditor and Kimberly-Clark that might bear on the auditor’s independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management, the internal auditors, and the auditor, the quality and adequacy of Kimberly-Clark’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the auditor and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the auditor the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Also, with and without management present, it discussed and reviewed the results of the auditor’s examination of our financial statements and our internal control over financial reporting. The Committee also discussed the results of internal audit examinations.

Management is responsible for preparing Kimberly-Clark’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining Kimberly-Clark’s internal control over financial reporting. The auditor has the responsibility for performing an independent audit of Kimberly-Clark’s financial statements and internal control over financial reporting, and expressing opinions on the conformity of Kimberly-Clark’s financial statements with GAAP and the effectiveness of internal control over financial reporting. The Audit Committee discussed and reviewed Kimberly-Clark’s audited financial statements as of and for the fiscal year ended December 31, 2020, with management and the auditor. The Audit Committee also reviewed management’s assessment of the effectiveness of internal controls as of December 31, 2020, and discussed the auditor’s examination of the effectiveness of Kimberly-Clark’s internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the auditor, the Audit Committee recommended to the Board that Kimberly-Clark’s audited financial statements be included in Kimberly-Clark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC. The Audit Committee also has selected and recommended to stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2021.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Dunia A. Shive, Chair John W. Culver S. Todd Maclin Christa S. Quarles Mark T. Smucker

Note that following the approval of the Audit Committee Report, Ms. Quarles moved from the Audit Committee to the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee.

2021 Proxy Statement	41

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies and components. As discussed in that section, our executive compensation program seeks to align the compensation of our executives with our strategic objectives. To this end, the Management Development and Compensation Committee (the “Committee”) has adopted executive compensation policies that are designed to achieve the following objectives:

►	Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.
►	Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.
►	Stockholder Alignment. Align the financial interests of our executives with those of our stockholders.
►	Quality of Talent. Attract and retain executives whose abilities are considered essential to our long-term success.

For a more detailed discussion of how our executive compensation program reflects these objectives and policies, including information about the fiscal year 2020 compensation of our named executive officers, see “Compensation Discussion and Analysis,” below.

We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved by the Corporation’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on Kimberly-Clark, the Committee or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

42	2021 Proxy Statement

Compensation Discussion
and Analysis

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding 2020 compensation for our named executive officers.

For 2020, our named executive officers are:

Named Executive Officer	Title
Michael Hsu	Chief Executive Officer
Maria Henry	Senior Vice President and Chief Financial Officer
Russell Torres*	President, K-C Professional
Kimberly Underhill	Group President, K-C North America
Sandi Karrmann**	Senior Vice President and Chief Human Resources Officer

*	Mr. Torres joined Kimberly-Clark on March 9, 2020.
**	Ms. Karrmann joined Kimberly-Clark on October 26, 2020.

In addition, we provide compensation information regarding Achal Agarwal who served as our President, K-C Asia-Pacific until March 1, 2020 when he transitioned to a non-executive role as Chief Transformation Officer until he departed the company on December 31, 2020. References in the following discussion to our “named executive officers” do not include Mr. Agarwal unless we specify otherwise. We discuss Mr. Agarwal’s compensation separately under “Executive Compensation for 2020 - Compensation of Former Named Executive Officer” below.

2020 Compensation Highlights
As measured under our annual incentive program, we delivered the results below in net sales and adjusted earnings per share (EPS).

Performance Measure*	2020 Results	2020 Target
Net sales	$19.07 billion	$18.62 billion
Adjusted EPS	$7.73	$7.23

*	See “2020 Performance Goals, Performance Assessments and Payouts” for additional information on how we use these measures to promote our pay-for-performance culture.

Based on 2020 performance, the Management Development and Compensation Committee of our Board (the “Committee”) concluded that:

►	management delivered a strong financial performance in 2020 with above target level net sales and adjusted earnings per share, and

►	management continues to make good progress executing strategies for our long-term success, including:

➢	growing our portfolio of iconic brands,

➢	leveraging cost and financial discipline to fund growth and improve margins, and

➢	allocating capital in stockholder-friendly ways enabled by strong cash flow.

Accordingly, the Committee approved annual cash incentives for 2020 above the target amount, including an incentive payout for the Chief Executive Officer at 158 percent of his target payment amount.

2021 Proxy Statement	43

Compensation Discussion and Analysis 2020 Compensation Highlights

Performance-Based Compensation

Pay-for-performance is a key objective of our compensation programs. Consistent with that objective, performance-based compensation constituted a significant portion of our named executive officers’ direct annual compensation targets for 2020. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct annual compensation for 2020 was equity based.

COMPOSITION OF TARGET DIRECT COMPENSATION

Chairman and CEO

Named Executive Officers

Chairman and CEO	Named Executive Officers

Committee Consideration of 2020 Stockholder Advisory Vote

At our 2020 Annual Meeting, our executive compensation program received the support of approximately 95 percent of shares represented at the meeting. The Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, the Committee has not made any substantial changes to its executive compensation policies for 2021. The Committee will continue to review the annual stockholder votes on our executive compensation program and determine whether to make any changes in light of the results.

CEO Target Direct Compensation and Realizable Direct Compensation

The following chart compares our Chief Executive Officer’s target direct annual compensation and realizable direct compensation over the last three years, covering Mr. Falk’s service as Chief Executive Officer in 2018 and Mr. Hsu’s service in 2019 and 2020. Realizable direct compensation reflects the actual compensation received for base salary and annual cash incentive plus the value of the long-term equity incentives granted in that year, determined as follows:

44	2021 Proxy Statement

Compensation Discussion and Analysis 2019 Compensation Highlights

►

For unexercised stock options, the amount by which our 2020 year-end stock price ($134.83) exceeds the exercise price, if any, multiplied by the number of options granted (that is, the “in-the-money” value of the options at year-end) and for exercised stock options, the actual value realized upon exercise, and

►

For performance-based restricted share units, intrinsic value is the number of units that were paid out based on actual performance (for the grant made in 2018) or are expected to be paid out based on projected performance (for the grants made in 2019 and 2020), multiplied by our 2020 year-end stock price.

Key factors causing realizable direct compensation to differ from target direct annual compensation over these three years are:

►	Actual performance that resulted in annual cash incentives to be paid out at 49 percent of target (2018), 132 percent of target (2019) and 158 percent of target (2020).

►

Actual performance that resulted in the number of shares to be issued as a result of performance-based restricted share unit payouts of 100 percent of target (2018 award) and projected payouts of 185 percent of target (2019 award) and 175 percent of target (2020 award), and

►

Changes in our stock price over the last three years that significantly impacted the intrinsic value of stock options and the dollar value of performance-based restricted share units granted in each year. Our stock prices on the dates stock options were granted to Mr. Falk were $103.06 (2018) and to Mr. Hsu were $125.47 (2019) and $138.96 (2020).

The Committee believes that this chart demonstrates that our Chief Executive Officer’s realizable direct compensation varies from his target direct annual compensation based on our performance and stock price consistent with our pay-for-performance philosophy.

CEO TARGET DIRECT COMPENSATION AND REALIZABLE DIRECT COMPENSATION

2021 Proxy Statement	45

Compensation Discussion and Analysis Executive Compensation Objectives and Policies

Executive Compensation Objectives and Policies

The Committee establishes and administers our policies governing the compensation of our elected officers, including our named executive officers. The Committee reviews our compensation philosophy annually and determines whether it supports our business objectives and is consistent with the Committee’s charter.

The Committee has adopted executive compensation policies that are designed to achieve the following objectives:

Objective	Description	Related Policies
Pay-for-Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.

The majority of our named executive officers’ pay varies with the levels at which annual and long-term performance goals are achieved. The Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Focus on Long-Term Success	Reward executives for long-term strategic management and stockholder value enhancement.

The largest single component of our named executive officers’ annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.

Stockholder Alignment	Align the financial interests of our executives with those of our stockholders.

Equity-based awards make up the largest part of our named executive officers’ annual target compensation. As part of this, our named executive officers receive stock options, which vest over time and have value only if our stock value rises after the option grants are made. We also have other policies that link our executives’ interests with those of our stockholders, including target stock ownership guidelines.

Quality of Talent

Attract and retain highly skilled executives whose abilities are considered essential to our long-term success as a global company operating our personal care, consumer tissue and K-C professional businesses.

The Committee reviews peer group data to ensure our executive compensation program remains competitive so we can continue to attract and retain this talent.

These compensation objectives and policies seek to align the compensation of our elected officers, including our named executive officers, with our strategic objectives to:

►	grow our portfolio of brands through innovation, category development and commercial execution

►	leverage our cost and financial discipline to fund growth and improve margins

►	allocate capital in value-creating ways

46	2021 Proxy Statement

Compensation Discussion and Analysis Components of Our Executive Compensation Program

Components of Our Executive Compensation Program

The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Component	Objectives	Purpose	Target Competitive Position
Base salary	Quality of talent	Provide annual cash income based on: ►level of responsibility, experience and performance ►comparison to market pay information	►Compared to median of peer group ►Actual base salary will vary based on the individual’s level of responsibility, experience in the position and performance
Annual cash incentive	Pay-for- performance

Motivate and reward achievement of the following annual performance goals:

►corporate key financial goals
►other corporate financial and strategic performance goals
►performance of the business unit or staff function of the individual
►Target compared to median of peer group ►Actual payout will vary based on actual corporate and business unit or staff function performance
Long-term equity incentive	Stockholder alignment Focus on long-term success Pay-for- performance Quality of talent

Provide an incentive to deliver stockholder value and to achieve our long-term objectives, through awards of:

►performance-based restricted share units
►stock options

Time-vested restricted share units may be granted from time to time for recruiting, retention or other purposes

►Target compared to median of peer group
►Actual payout of performance-based restricted share units will vary based on actual corporate performance
►Actual payout will also vary based on actual stock price performance

Retirement benefits	Quality of talent	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans	►Benefits comparable to those of peer group
Perquisites	Quality of talent	Provide minimal additional benefits	►Benefits comparable to or below those of peer group
Post- termination compensation (severance and change of control)	Quality of talent

Encourage attraction and retention of executives critical to our long-term success and competitiveness:

►Severance Pay Plan, which provides eligible employees, including executives, payments and benefits in the event of certain involuntary terminations
►Executive Severance Plan, which provides eligible employees, including executives, payments in the event of a qualified separation of service following a change of control
►Benefits comparable to those of peer group

2021 Proxy Statement	47

Compensation Discussion and Analysis Setting Annual Compensation

Setting Annual Compensation

This section describes how the Committee thinks about annual compensation and the processes that it followed in setting 2020 target annual compensation for our named executive officers.

Focus on Direct Annual Compensation

In setting 2020 compensation for our executive officers, including our Chief Executive Officer, the Committee focused on direct annual compensation, which consists of annual cash compensation (base salary and annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and stock options). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that our executive compensation objectives are met.

Executive Compensation Peer Group

To ensure that our executive compensation programs are reasonable and competitive in the marketplace, the Committee compares our programs to those at other companies. In 2020, the Committee used the following peer group that contains consumer goods and business-to-business companies of a similar size against whom we compete for talent:

2020 Executive Compensation Peer Group
►3M ►Campbell Soup ►Clorox ►Coca-Cola ►Colgate-Palmolive ►Conagra Brands ►General Mills	►Hershey ►Honeywell International ►Johnson & Johnson ►J.M. Smucker ►Kellogg ►Kraft Heinz	►Mondelēz International ►Newell Brands ►Nike ►PepsiCo ►Procter & Gamble ►V.F. Corp.

In developing the peer group, the Committee does not consider individual company compensation practices, and no company has been included or excluded because it is known to pay above-average or below-average compensation. The Committee (working with compensation consultants retained separately by the Committee and the company), reviews the peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.

For purposes of setting executive compensation for 2020, the Committee did not make any changes to the peer group used in 2019. Likewise, in setting compensation for 2021, the Committee did not make any changes to the peer group.

Process for Setting Direct Annual Compensation Targets

In setting the direct annual compensation of our executive officers, the Committee evaluates both market data provided by the compensation consultants and information on the performance of each executive officer for prior years. To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ compensation components, including our Chief Executive Officer, are compared to the median of the peer group.

To reinforce a pay-for-performance culture, targets for individual executive officers may be set above or below this median depending on the individual’s performance in prior years and experience in the position. The Committee believes that comparing target levels to the median, setting targets as

48	2021 Proxy Statement

Compensation Discussion and Analysis Setting Annual Compensation

described above, and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals, are consistent with the objectives of our compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executives to guide and lead our businesses and supports a pay-for-performance culture. At times, the Committee may award long-term equity incentive compensation to key individuals to address retention concerns.

When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.

In setting compensation for executive officers that join us from other companies, the Committee evaluates market data for the position to be filled. The Committee recognizes that in order to successfully recruit a candidate to leave his or her current position and to join Kimberly-Clark, the candidate’s compensation package may have to exceed his or her current compensation, resulting in a package above the median of our peer group.

CEO Direct Annual Compensation

The Committee determines the Chief Executive Officer’s direct annual compensation in the same manner as the direct annual compensation of the other named executive officers. For 2020, Mr. Hsu’s direct annual target compensation was at or near the median of direct annual compensation of chief executive officers of companies included in the peer group.

Consistent with past practices, the Committee reviewed the pay relationship of Mr. Hsu to the other named executive officers in 2020.

Direct Annual Compensation Targets for 2020

Consistent with its focus on direct annual compensation, the Committee approved 2020 direct annual compensation targets for each of our named executive officers. The Committee believes that these target amounts, which formed the basis for the Committee’s compensation decisions for 2020, were appropriate and consistent with our executive compensation objectives:

Name	2020 Direct Annual Compensation Target($)
Michael D. Hsu	11,445,000
Maria G. Henry	5,060,000
Russell Torres	3,575,000
Kimberly K. Underhill	4,218,500
Sandi Karrmann	2,006,250

These 2020 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table in the following ways:

►	Base salaries are adjusted on April 1 of each year, while the Summary Compensation Table includes salaries for the calendar year. See “Executive Compensation for 2020 – Base Salary.”

►	Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount earned for 2020.

►	As described below under “Long-Term Equity Incentive Compensation – 2020 Stock Option Awards,” for compensation purposes the Committee values stock options differently than the way they are required to be reflected in the Summary Compensation Table.

2021 Proxy Statement	49

Compensation Discussion and Analysis Executive Compensation for 2020

►	Annual target amounts do not count off-cycle awards such as the one-time sign-on cash bonuses and restricted stock unit awards to Mr. Torres and Ms. Karrmann reported in the Summary Compensation Table.

►	In setting direct annual compensation targets, the Committee does not include increases in pension or deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

Executive Compensation for 2020

To help achieve the objectives discussed above, our executive compensation program for 2020 consists of fixed and performance-based components, as well as short-term and long-term components.

Base Salary

To attract and retain high caliber executives, we pay our executives an annual fixed salary that the Committee considers competitive in the marketplace.

Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, the Committee considers the salary levels for similar positions at our peer group companies, as well as the executive’s performance, leadership and experience in his or her position. This performance evaluation is based on how the executive performs during the year against results-based objectives established at the beginning of the year and considers their demonstration of executive leadership characteristics. In general, an experienced executive who is performing at a satisfactory level will receive a base salary at or around the median of our peer group companies. However, executives may be paid above or below the median depending on their experience and performance. From time to time, if warranted, executives and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns or market conditions.

The Committee approved the following base salaries for our named executive officers:

Name	2020 Base Salary($)
Michael D. Hsu	1,300,000
Maria G. Henry	830,000
Russell Torres	750,000
Kimberly K. Underhill	830,000
Sandi Karrmann	575,000

The Committee approved a 4.0 percent increase in Mr. Hsu’s base salary based on peer company market data and 1.2 percent increases in Ms. Henry and Ms. Underhill’s salaries, consistent with the annual merit increase provided to all other company employees. In the case of Mr. Torres and Ms. Karrmann, the Committee determined the base salaries and annual cash incentive targets when the company extended them employment offers, taking into account prior salary, prior experience and peer company data.

Mr. Torres and Ms. Karrmann received cash signing bonuses of $400,000 and $750,000, respectively, as an incentive to join the company and to compensate them for compensation forfeited at their prior employers.

Annual Cash Incentive Program

Consistent with our pay-for-performance compensation objective, our executive compensation program includes an annual cash incentive program to motivate and reward executives in achieving annual performance objectives.

50	2021 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2020

2020 Targets
The target payment amount for annual cash incentives is a percentage of the executive’s base salary. The Committee determines this target payment amount as described above under “Setting Annual Compensation – Process for Setting Direct Annual Compensation Targets.” The range of possible payouts is expressed as a percentage of the target payment amount. The Committee sets this range based on competitive factors.

TARGET PAYMENT AMOUNTS AND RANGE OF POSSIBLE PAYOUTS
FOR 2020 ANNUAL CASH INCENTIVE PROGRAM

	Target Payment Amount	Possible Payout
Michael D. Hsu	165% of base salary	0% - 200% of target payment amount
Maria G. Henry	100% of base salary	0% - 200% of target payment amount
Russell Torres	70% of base salary	0% - 200% of target payment amount
Kimberly K. Underhill	95% of base salary	0% - 200% of target payment amount
Sandi Karrmann	75% of base salary	0% - 200% of target payment amount

The payouts for Mr. Torres and Ms. Karrmann were prorated based on their hire dates.

2020 Performance Goals, Performance Assessments and Payouts
Payment amounts under the annual cash incentive program are dependent on performance measured against corporate goals and business unit or staff function goals established by the Committee at the beginning of each year. These performance goals, which are communicated to our executives at the beginning of each year, are derived from our financial and strategic goals.

As shown in the table below, the Committee established goals for three different performance elements for 2020. It then weighted the three elements for each executive (note that the business unit or staff function performance goals did not apply to our Chief Executive Officer because his responsibilities are company-wide). As it does each year, the Committee chose weightings that are intended to strike an appropriate balance between aligning each executive’s individual objectives with our overall corporate objectives and holding the executive accountable for performance in the executive’s particular area of responsibility.

ANNUAL CASH INCENTIVE PROGRAM 2020 PERFORMANCE GOALS AND WEIGHTS

2021 Proxy Statement	51

Compensation Discussion and Analysis Executive Compensation for 2020

Below we describe the three elements of performance, explain how performance was assessed for each element, and show the payouts that were determined in each case.

⬛ ELEMENT 1: CORPORATE KEY FINANCIAL GOALS

For 2020, the Committee chose the following as corporate key financial goals for the annual cash incentive program:

2020 Goal	Explanation	Reason for Use as a Performance Measure
Net sales	Net sales for 2020	A key indicator of our overall growth
Adjusted EPS	Consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes(1)	A key indicator of our overall performance

(1)	In 2020 the following adjustments were made to diluted net income per share to determine adjusted EPS, consistent with our Form 10-K results:

Diluted Net Income Per Share	$6.87
Add- Charges related to 2018 Global Restructuring Program	$0.94
Add- Softex Indonesia acquisition-related costs	$0.08
Subtract- Gain related to Brazilian business tax credits	$(0.15)
Rounding	$—
Adjusted EPS (Form 10-K Results)	$7.74

For more information regarding these adjustments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Annual Report on Form 10-K. In addition to these adjustments, the Committee subtracted the amount below to exclude the impact of the operations/earnings of Softex Indonesia, which we acquired on October 1, 2020, on this full-year performance metric.

Adjusted EPS (Form 10-K results)	$7.74
Subtract- Softex Indonesia operations impact on earnings	$(0.01)
Adjusted EPS for compensation payouts	$7.73

Because Element 1 represents key company-wide goals, it produces the same payout percentage for each named executive officer based on how Kimberly-Clark performed against the net sales and adjusted EPS goals established in February of each year. For 2020, the Committee set these goals and the corresponding initial payout percentages at the following levels:

Measure (each weighted 50%)	Range of Performance Levels
	Threshold	Target	Maximum
Net sales (billions)	$17.19	$18.62	$20.05
Adjusted EPS	$6.68	$7.23	$7.78
Initial Payout Percentage	0%	100%	200%

Actual results. For 2020, our net sales result was $19.07 billion and our adjusted EPS result was $7.73. Based on these results, the 2020 payout percentage for achieving the corporate key financial goals was 161 percent of each named executive officer’s target payment amount.

52	2021 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2020

⬛ ELEMENT 2: ADDITIONAL CORPORATE FINANCIAL AND STRATEGIC PERFORMANCE GOALS

At the beginning of 2020, the Committee also established additional corporate financial and non-financial strategic performance goals that are intended to challenge our executives to exceed our long-term objectives. At the end of the year, it determined a payout percentage based on its assessment of the degree to which these goals are achieved.

The Committee does not use a formula to assess the performance of these goals but instead takes a holistic approach and considers performance of all the goals collectively. Although it does review each goal separately, the key consideration for the Committee is how it views Kimberly-Clark’s performance for the year in all of these categories, taken as a whole.

The chart below shows the 2020 goals and how the Committee assessed Kimberly-Clark’s performance against each one:

Additional Corporate Financial and Strategic Performance Goals for 2020		Final Result
		Below Goal	At Goal	Above Goal
Brand equity and market performance	➢Increasing market share in select markets.			X
Innovation	➢Attaining net sales from innovation goals (one and three year measures) in new products and line extensions in 2020.			X
Diversity and inclusion	➢Making progress on goals for women in senior roles globally and ethnic minorities in senior roles in the United States.			X

Actual payout percentage. After taking into account performance on all of these goals, the Committee determined that the payout percentage for achieving these other financial and strategic goals should be 150 percent of target.

⬛ ELEMENT 3: BUSINESS UNIT OR STAFF FUNCTION PERFORMANCE GOALS

In addition to the performance goals established by the Committee, our Chief Executive Officer establishes individual business unit or staff function performance goals that are intended to challenge the executives to exceed the objectives for that unit or function. These objectives include strategic performance goals for the business units and staff functions, as well as financial goals for the business units.

Following the end of the year, the executives’ performance is analyzed to determine whether performance for the goals was above target, on target or below target. Our CEO then provides the Committee with an assessment of each individual business unit’s or staff function’s performance against the objectives for that unit or function.

Actual payout percentages. Based on the assessed performance of the relevant business unit or staff function against its pre-established performance goals, and taking into account the CEO’s recommendations, the Committee determined the following payout percentages for business unit or staff function performance for our named executive officers:

Name	2020 Business Unit/Staff Function Payout Percentage
Michael D. Hsu	N/A
Maria G. Henry	124%
Russell Torres	80%
Kimberly K. Underhill	170%
Sandi Karrmann	125%

2021 Proxy Statement	53

Compensation Discussion and Analysis Executive Compensation for 2020

Annual Cash Incentive Payouts for 2020
The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2020 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown on page 51.

	Annual Incentive Target		Annual Incentive Maximum		2020 Annual Incentive Payout
Name	% of Base Salary	Amount($)	% of Target	Amount($)	% of Target	Amount($)
Michael D. Hsu	165%	2,145,000	200%	4,290,000	158%	3,383,739
Maria G. Henry	100%	830,000	200%	1,660,000	149%	1,235,396
Russell Torres*	70%	437,500	200%	875,000	103%	450,688
Kimberly K. Underhill	95%	788,500	200%	1,577,000	166%	1,310,600
Sandi Karrmann**	75%	71,875	200%	143,750	149%	107,196

*	Mr. Torres’ annual target amount of $525,000 was prorated based on his start date of March 9, 2020.
**	Ms. Karrmann’s annual target amount of $431,250 was prorated based on her start date of October 26, 2020.

Summary of Annual Cash Incentive Payouts: 2016 through 2020
Generally, the Committee seeks to set the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. From 2016 through 2020, the average total payout percentage (including business unit or staff function performance) for the executives that were designated as named executive officers in (and were serving as such at the end of) those years ranged from 58 percent to 145 percent of target. The Committee believes that these payouts are consistent with how Kimberly-Clark performed during these years and reflect the pay-for-performance objectives of our executive compensation.

PAYOUTS FOR CORPORATE GOALS AND AVERAGE TOTAL
PAYOUT PERCENTAGES FOR DESIGNATED NAMED EXECUTIVE OFFICERS

	2020	2019	2018	2017	2016	Average
Payout for Corporate Goals Combination of corporate key financial goals and additional corporate financial and strategic performance goals	158%	132%	49%	77%	109%	107%
Average Total Payout Percentages (including business unit or staff function performance) for executives designated as named executive officers for year shown	145%	136%	58%	75%	108%	94%

Long-Term Equity Incentive Compensation

The Committee awards long-term equity incentive grants to executive officers as part of their overall compensation package. These awards are consistent with the Committee’s objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment and offering competitive compensation packages.

Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

54	2021 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2020

2020 Grants
In determining the 2020 long-term equity incentive award amounts for our named executive officers, the Committee considered the following factors, among others: the specific responsibilities and performance of the executive, our business performance, retention needs, our stock price performance and other market factors. The Committee did not consider the amount of outstanding equity awards currently held by a named executive officer when making the 2020 annual awards because such amounts represent compensation attributable to prior years.

To determine target values, the Committee first compared each executive’s direct annual compensation to the median of our peer group, and then considered individual performance and the other factors listed above, as applicable. Target grant values were approved in February 2020 and were divided into two types:

►	Performance-based restricted share units (75 percent of the target grant value). For valuation purposes, each unit is assigned the same value as one share of our common stock on the date of grant.

►	Stock options (25 percent of the target grant value). For valuation purposes, one option has the same value as 10 percent of the price of one share of our common stock on the date of grant of the stock option.

The Committee believes this allocation between performance-based restricted share units and stock options supports the pay-for-performance and stockholder alignment objectives of its executive compensation program.

The Committee granted time-vested restricted share awards to Mr. Torres and Ms. Karrmann as an incentive to join the company and to replace certain compensation forfeited upon leaving their former employers. In the case of Mr. Torres, the time-vested award was in addition to his annual long-term incentive award. Ms. Karrmann, who joined the company on October 26, did not receive an annual long-term incentive award for 2020.

Performance Goals and Potential Payouts for
2020 - 2022 Performance-Based Restricted Share Units
For the performance-based restricted share unit awards granted in 2020, the actual number of shares to be received by our named executive officers can range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives for these awards are met over a three-year period.

The performance objectives for the 2020 awards are based on average annual net sales growth and the average adjusted return on invested capital (ROIC) for the period January 1, 2020 through December 31, 2022. Adjusted ROIC is a measure of the return we earn on the capital invested in our businesses. It is calculated using our reported financial results, adjusted for the same items that we use in determining adjusted EPS. The formula we use to calculate adjusted ROIC can be found under the Investors section of our website at www.kimberly-clark.com.

2020 - 2022 PERFORMANCE-BASED RESTRICTED SHARE UNITS:
POTENTIAL PAYOUTS AT VARYING PERFORMANCE LEVELS

Goals (Each weighted 50%)	Performance Levels
Average annual net sales growth	(1.07)%	1.58%	4.23%
Average adjusted ROIC	24.71%	26.21%	27.71%
Potential Payout (as a percentage of target)	0%	100%	200%

2021 Proxy Statement	55

Compensation Discussion and Analysis Executive Compensation for 2020

Payout of 2017 - 2019 Performance-Based Restricted Share Units
In February 2020, the Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2017. The performance objectives for these 2017 awards were based on average annual adjusted net sales growth and average adjusted ROIC for the period January 1, 2017 through December 31, 2019, each weighted equally.

Goals (Each weighted 50%)	Performance Levels
Average annual adjusted net sales growth*	(0.80)%	1.85%	4.50%	0.44%
Average adjusted ROIC**	22.71%	24.21%	25.71%	23.88%
Potential Payout (as a percentage of target)	0%	100%	200%	Actual

*	For purposes of calculating adjusted net sales growth, the Committee excluded the impact of charges related to our 2018 Global Restructuring Program.
**

For purposes of calculating average adjusted ROIC, the Committee excluded from the calculation of operating profit and invested capital the impacts of charges related to (1) the deconsolidation of our Venezuelan operations, (2) tax reform, (3) our 2018 Global Restructuring Program and (4) gain on the sale of property associated with a former manufacturing facility.

Based on this review, the Committee determined that we did not achieve our performance goals for either adjusted net sales growth or adjusted ROIC. As a result, the payout percentage for the share units was 62 percent of target. The following table includes information about the opportunities and payouts (including reinvested dividends) regarding these grants to our named executive officers:

	Share Amount		2017 - 2019 Performance-Based Restricted Share Unit Award (Paid in February 2020)
Name	Target	Maximum	% of Target	Amount of Shares(#)	Value of Shares on Date Received($)
Michael D. Hsu	22,482	44,964	62%	13,939	1,828,657
Maria G. Henry	17,798	35,596	62%	11,035	1,447,682
Russell Torres*	—	—	—	—	—
Kimberly K. Underhill	8,119	16,238	62%	5,034	660,410
Sandi Karrmann*	—	—	—	—	—

*	Mr. Torres and Ms. Karrmann joined Kimberly-Clark after these grants were made.

The Committee believes that these payouts further highlight the link between pay and performance established by our compensation program, which seeks to align actual compensation paid to our named executive officers with our long-term performance.

The shares underlying these performance-based restricted share unit awards were distributed to our named executive officers in February 2020 and are included in the table below entitled “Option Exercises and Stock Vested in 2020.”

Vesting Levels of Outstanding Performance-Based Restricted Share Unit Awards
As of February 10, 2021, the performance-based restricted share units granted in 2020 and 2019 were on pace to vest at the following levels: 175 percent for the 2020 award and 185 percent for the 2019 award.

The Committee has determined that the 2018 award vested at 100 percent. Payouts under these awards will be reflected in 2021 compensation.

56	2021 Proxy Statement

Compensation Discussion and Analysis Benefits and Other Compensation

2020 Stock Option Awards
As noted above, 25 percent of the annual long-term equity incentive grants to executive officers in 2020 consisted of stock options. Stock option grants vest in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date. The Committee believes that stock options help further align our executives’ interest with those of our stockholders and encourage executives to remain with the company through the multi-year vesting schedule.

For purposes of determining the number of options to be granted, stock options were valued on the basis that one option has the same value as 10 percent of the price of one share of our common stock on the date of grant. Information regarding stock options granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

Compensation of Former Named Executive Officer

On March 1, 2020, Mr. Agarwal’s role changed from President, K-C Asia-Pacific to Chief Transformation Officer and he served in this non-executive role until he left the company on December 31, 2020. Prior to his departure, Mr. Agarwal received a base salary of $615,718. He received a payout for 2020 under our annual cash incentive program based upon (1) an individual target of 75 percent of his base salary and (2) a payout equal to 100 percent of his target. In February 2020, Mr. Agarwal received a grant of 5,145 performance-based restricted share units and in April 2020 he received a grant of 16,192 stock options. In April 2020, he also received a grant of 3,598 time-vested restricted share units; however, these units were forfeited when he departed the company.

In addition to the compensation described above, Mr. Agarwal received severance pay under the Severance Pay Plan and accelerated vesting of outstanding equity awards under the terms of our 2011 Equity Participation Plan (the “2011 Plan”), described below under “Potential Payments on Termination or Change of Control - Severance Benefits - Departure of Former Named Executive Officer.”

Benefits and Other Compensation

Retirement Benefits

Our named executive officers receive contributions from us under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “401(k) Profit Sharing Plan”) and the Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan (the “Supplemental 401(k) Plan”) and some executive officers participate in our frozen defined benefit pension plans depending on their hire date. These plans are consistent with those maintained by our peer group companies and are therefore necessary to remain competitive with them for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan” and “Pension Benefits.”

Other Compensation

We provide only limited perquisites to our executive officers, consistent with our focus on more direct, performance-sensitive compensation. Also, the Committee has eliminated tax reimbursement and related gross-ups for perquisites (including personal use of corporate aircraft), except for certain relocation benefits, further underscoring our focus on direct compensation.

Perquisites include personal financial planning services under our Executive Financial Counseling Program, an executive health screening program where executives may receive comprehensive physical examinations from an independent health care provider, and permitted personal use of corporate aircraft consistent with our policy. The personal financial planning program is designed to provide executives with access to knowledgeable financial advisors that understand our compensation and benefit plans and can assist our executives in efficiently and effectively managing their financial and tax planning issues. The executive health screening program provides executives with additional services that help maintain their overall health.

2021 Proxy Statement	57

Compensation Discussion and Analysis Executive Compensation for 2021

Our Chief Executive Officer may use our corporate aircraft for limited personal travel consistent with our executive security program, and security services are provided for our Chief Executive Officer at all times, including at his offices, other company locations and his residences. The Board considers these security arrangements to be appropriate and reasonable in light of the security risks identified in an independent security assessment. In addition, if a corporate aircraft is already scheduled for business purposes and can accommodate additional passengers, executive officers and their guests may, under certain circumstances, join flights for personal travel. The incremental cost to us of providing security services at Mr. Hsu’s residences and personal travel for Mr. Hsu and his guests on our corporate aircraft is included in “All Other Compensation” in the Summary Compensation Table.

Post-Termination Benefits

We maintain two severance programs that cover our executive officers: the Severance Pay Plan and the Executive Severance Program. An executive officer may not receive severance payments under more than one severance program. Benefits under these programs are payable only if the executive’s employment terminates under the conditions specified in the applicable program. We believe that our severance programs are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance programs and their terms, see “Potential Payments on Termination or Change of Control – Severance Benefits.”

Severance Pay Plan
Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.

Executive Severance Program
Our Executive Severance Program provides severance benefits to eligible employees, including our named executive officers, in the event of a qualified termination of employment (as defined in the participant agreements) in connection with a change of control. For an eligible employee to receive a payment under this program, two things must occur: there must be a change of control of Kimberly-Clark, and the employee must have been involuntarily terminated without cause or have resigned for good reason (as defined in the participant agreements) within two years of the change of control (often referred to as a “double trigger”). Each of our named executive officers has entered into an agreement under the program that expires on December 31, 2023.

Executive Compensation for 2021

2021 Base Salary

In February 2021, the Committee approved the following base salaries for our named executive officers, effective April 1, 2021:

Name	2021 Base Salary($)
Michael D. Hsu	1,375,000
Maria G. Henry	875,000
Russell Torres	750,000
Kimberly K. Underhill	830,000
Sandi Karrmann	575,000

58	2021 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2021

2021 Annual Cash Incentive Targets

The Committee also established objectives for 2021 annual cash incentives, which will be payable in 2022. The target payment amounts and range of possible payouts for 2021 are as follows:

	Target Payment Amount	Possible Payout
Michael D. Hsu	170% of base salary	0% - 200% of target payment amount
Maria G. Henry	100% of base salary	0% - 200% of target payment amount
Russell Torres	75% of base salary	0% - 200% of target payment amount
Kimberly K. Underhill	100% of base salary	0% - 200% of target payment amount
Sandi Karrmann	75% of base salary	0% - 200% of target payment amount

As discussed in “2020 Performance Goals, Performance Assessments and Payouts” above, the Committee sets the appropriate split among the different elements of performance that make up our performance goals. The following are the 2021 performance goals and relative weights for our named executive officers:

ANNUAL CASH INCENTIVE PROGRAM 2021 PERFORMANCE GOALS AND WEIGHTS

The corporate key financial goals for 2021 are designed to encourage a continued focus on executing our long-term strategic objectives and include achieving net sales and adjusted EPS goals.

The Committee also established other corporate financial and non-financial goals for 2021. These goals, intended to further align compensation with achieving our strategic objectives, include:

►	Focusing on market share improvement in global markets
►	Diversity and inclusion

In addition, goals have been established for each named executive officer, other than our Chief Executive Officer, relating to his or her business unit or specific staff function.

2021 Proxy Statement	59

Compensation Discussion and Analysis Executive Compensation for 2021

2021 Long-Term Equity Compensation Incentive Awards

In February 2021, the Committee approved long-term incentive compensation awards for the named executive officers consisting of awards of performance-based restricted share units with a value equal to 75 percent of the target grant value for long-term equity incentive compensation, with the balance of the value to be granted in stock options. The performance objectives for the performance-based restricted share unit awards granted in 2021 are based on modified free cash flow (MFCF) and average annual organic sales growth and for the period January 1, 2021 through December 31, 2023.

Performance Objective	Explanation	Reason for Use as a Performance Measure
Modified free cash flow (MFCF)

Cash produced through operations, minus outlays of cash for capital spending in property, plant and equipment, and deferred software.

Free cash flow may be modified for externally disclosed unusual items and/or material unscheduled business events.

MFCF is tied to value creation and supports longer-term strategies and investor expectations.
Organic sales growth	Sales growth generated from within the company and excluding the impact of currency changes, business exits and acquisition/ divestiture activity.
►A key indicator of our overall growth.
►Encompasses streams of revenues that are a direct result of existing operations.
►Excludes the impact of currency changes, which are difficult to predict, and outside of management’s control.

The actual number of shares our named executive officers will receive will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met. Due to the economic uncertainty caused by the COVID-19 pandemic, the Committee will not set the performance objective levels for the awards until April 2021.

PERFORMANCE-BASED RESTRICTED SHARE UNITS GRANTED IN 2021

Name	Target Amount of Shares($)	Maximum Amount of Shares($)
Michael D. Hsu	6,750,000	13,500,000
Maria G. Henry	2,550,000	5,100,000
Russell Torres	1,725,000	3,450,000
Kimberly K. Underhill	2,100,000	4,200,000
Sandi Karrmann	750,000	1,500,000

In February 2021, the Committee also approved the dollar amount of stock options to be granted to our named executive officers in April 2021, along with our annual stock option grants to other employees. The number of options they will receive will be based on the assumed value of our stock options on the date of grant.

Name	Value of Stock Options to be Granted($)
Michael D. Hsu	2,250,000
Maria G. Henry	850,000
Russell Torres	575,000
Kimberly K. Underhill	700,000
Sandi Karrmann	250,000

60	2021 Proxy Statement

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Additional Information about Our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Use of Independent Compensation Consultant

As previously discussed, the Committee engaged Semler Brossy Consulting Group as its independent consultant to assist it in determining the appropriate executive officer compensation in 2020 under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Semler Brossy had no other business relationship with Kimberly-Clark and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance -Management Development and Compensation Committee” for information about the use of compensation consultants.

Adjustment of Financial Measures for Annual and Long-Term Equity Incentives

Financial measures for the annual and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting and tax law changes, tax credits or charges from items not within the ordinary course of our business operations, charges relating to currency exchange rate changes, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation settlements.

Under the Committee’s exception guidelines regarding our annual and long-term equity incentive program measures, the Committee has adjusted in the past, and may adjust in the future, the calculation of financial measures for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.

Pricing and Timing of Stock Option Grants and Timing of Performance-Based Equity Grants

Our policies and the terms of the 2011 Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant. Stock option grants to our elected officers, including our executive officers, are generally made annually at a meeting of the Committee that is scheduled at least one year in advance, and the grants are effective on the date of this meeting. However, if the meeting occurs during the period beginning on the first day of the final month of a calendar quarter and ending on the date of our earnings release, the stock option grants will not be effective until the first business day following the earnings release. Our executives are not permitted to choose the grant date for their individual stock option grants.

2021 Proxy Statement	61

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

The Chief Executive Officer has been delegated the authority to approve equity grants, including stock options, to employees who are not elected officers of Kimberly-Clark. These grants include scheduled annual grants and recruiting and special employee recognition and retention grants. The Chief Executive Officer is not permitted to make any grants to any of our elected officers, including our executive officers.

Annual stock option grants to non-elected officers are effective on the same date as the annual stock option grants to our elected officers. Recruiting, special recognition and retention stock-based awards are made on pre-determined dates following our quarterly earnings releases. In April 2020, our Chief Executive Officer authorized an aggregate of 1.51 million options, performance-based restricted share units and time-vested restricted share units to employees who are not elected officers. In 2020, our Chief Executive Officer also authorized an aggregate of 48,190 shares underlying recruiting and retention grants, consisting of options, performance-based restricted share units and time-vested restricted share units.

With respect to grants of performance-based restricted share units to executive officers, the Committee’s current practice is to approve the dollar value of the grants at its February meeting and the grants are effective on the last business day of February. We believe this practice is consistent with award practices at other large public companies. Our executives are not permitted to choose the grant date for their individual restricted stock or restricted share unit awards.

Compensation Clawback Policy

Under our clawback policy, the Committee may cancel outstanding awards of cash bonus or other incentive-based or equity-based compensation or seek recoupment of previous awards provided to an executive officer or other designated officer if:

►	we are required to make a material restatement of our financial statements, whether or not the result of misconduct, or
►	the executive officer engaged in fraud, gross negligence or willful misconduct, or committed a significant violation of our Code of Conduct, company policy, law or regulation that has or might reasonably be expected to cause significant reputational or financial harm to the company.

The clawback policy is in addition to any recovery rights provided under applicable law. The Committee continues to monitor regulatory developments and intends to further review and revise the policy, if necessary, to comply with any final regulations issued for the purpose of implementing the requirements of the Dodd-Frank Act.

Stock Ownership Guidelines

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the Committee has established stock ownership guidelines for our elected officers, including our named executive officers.

TARGET STOCK OWNERSHIP AMOUNTS

Position	Ownership Level
Chief Executive Officer	Six times annual base salary
Other named executive officers	Three times annual base salary

62	2021 Proxy Statement

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position can result in the reduction of part or all of the executive’s annual cash incentive (with a corresponding grant of time-vested restricted share units or restricted stock in that amount), or a reduction in future long-term equity incentive awards, either of which may continue until the ownership guideline is achieved. In determining whether our stock ownership guidelines have been met, any time-vested restricted share units held are counted as owned, but performance-based restricted share units are excluded until they vest. Executive officer stock ownership levels were reviewed in 2020 for compliance with these guidelines. Based on our stock price as of the compliance date for this review, each of our named executive officers has met the applicable specified ownership level or is still within five years from date of hire or most recent promotion.

Insider Trading Policy; Anti-Hedging and Pledging Policy

We require all executive officers to pre-clear transactions involving our common stock (and other securities related to our common stock) with our Legal Department.

Our insider trading policy prohibits any director, executive officer or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our common stock. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.

Corporate Tax Deduction for Executive Compensation

While an exception exists for certain arrangements in place as of November 2, 2017, only the first $1 million in compensation paid to our named executive officers generally is deductible. Although tax deductibility of compensation is advantageous, the primary objective of our compensation programs is meeting the compensation objectives set forth above.

2021 Proxy Statement	63

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Management Development and Compensation Committee Report

In accordance with its written charter adopted by the Board, the Management Development and Compensation Committee has oversight of compensation policies designed to align elected officers’ compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020.

MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS

Abelardo E. Bru, Chairman
Mae C. Jemison, M.D.
Sherilyn S. McCoy
Ian C. Read

Note that following the approval of the Management Development and Compensation Committee Report, Ms. McCoy became Chair of the Committee and Christa S. Quarles joined the Committee.

64	2021 Proxy Statement

Compensation Discussion and Analysis Analysis of Compensation-Related Risks

Analysis of Compensation-Related Risks

The Committee, with the assistance of its independent consultant and Kimberly-Clark’s compensation consultant, has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems.

Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on Kimberly-Clark.

Several factors contributed to the Committee’s conclusion, including:

►	The Committee believes Kimberly-Clark maintains a values-driven, ethics-based culture supported by a strong tone at the top.

►	The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with our strategic objectives without encouraging executives or employees to take inappropriate risks.

►	An analysis by Kimberly-Clark’s consultant indicated that our compensation programs are consistent with those of our peer group. In addition, the analysis noted that target levels for direct annual compensation are comparable to the median of our peer group.

►	The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.

►	Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at 200 percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.

►	The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.

►	The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.

►	Our stock ownership guidelines further align the interests of management and stockholders.

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Compensation Tables

Summary Compensation

The following table contains information concerning compensation awarded to, earned by, or paid to our named executive officers in the last three years. Additional information regarding the items reflected in each column appears below the table and on page 71.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(1)	All Other Compensation($)	Total ($)
Michael D. Hsu(2) Chief Executive Officer	2020	1,287,500	—	5,999,975	2,295,620	3,383,739	—	498,486	13,465,320
	2019	1,250,000	—	6,000,038	1,726,634	2,723,646	—	327,802	12,028,120
	2018	962,500	—	3,562,529	1,244,417	596,461	—	447,011	6,812,918
Maria G. Henry Senior Vice President and Chief Financial Officer	2020	827,500	—	2,549,940	975,646	1,235,396	—	182,403	5,770,885
	2019	820,000	—	3,205,556	690,648	1,142,306	—	153,752	6,012,262
	2018	815,000	—	2,399,976	838,350	499,711	—	114,362	4,667,399
Russell Torres(3) President, K-C Professional	2020	610,795	400,000	4,225,079	659,995	450,688	—	82,204	6,428,761
Kimberly K. Underhill Group President, K-C North America	2020	827,500	—	1,950,008	746,077	1,310,600	132,326	175,733	5,142,244
	2019	815,000	—	1,837,502	528,778	1,064,749	137,981	139,674	4,523,684
	2018	734,167	—	1,837,404	641,858	473,372	—	370,697	4,057,498
Sandi Karrmann(3) Senior Vice President and Chief Human Resources Officer	2020	106,724	750,000	3,250,046	—	107,196	—	4,909	4,218,875
Achal Agarwal(3)(4) Former President, K-C Asia Pacific	2020	805,950	—	1,174,951	258,262	461,789	—	2,355,770	5,056,722

(1)	For 2018, the aggregate value of pension benefits for Ms. Underhill decreased by $59,911. Because this amount decreased, it has been excluded from the table above under the SEC’s regulations. No other named executive officer participates in our pension plans.
(2)	Mr. Hsu served as President and Chief Operating Officer in 2018. Effective January 1, 2019, Mr. Hsu was promoted to Chief Executive Officer and effective January 1, 2020 he was appointed Chairman of the Board.
(3)	None of Mr. Torres, Ms. Karrmann or Mr. Agarwal was a named executed officer in 2018 or 2019. Therefore, no compensation information for these years appears in this table for these officers.
(4)	Each of Mr. Agarwal’s 2020 salary, annual cash incentive, and severance payment was paid in Singapore dollars and has been translated into U.S. dollars at the December 31, 2020 exchange rate of 0.75557 Singapore dollars.

66	2021 Proxy Statement

Compensation Tables

Salary. The amounts in this column represent base salary earned during the year.

Stock Awards and Option Awards. The amounts in these columns reflect the dollar value of restricted share unit awards and stock options, respectively, granted under our stockholder-approved 2011 Plan.

The restricted share unit awards either vest over time or are based on the achievement of performance-based standards.

The amounts for each year represent the grant date fair value of the awards, computed in accordance with ASC Topic 718. See Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2020 for the assumptions we used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

Name	Year	Stock Awards at Grant Date Value($)	Stock Awards at Highest Level of Performance Conditions($)
Michael D. Hsu	2020	5,999,975	11,999,950
	2019	6,000,038	12,000,076
	2018	3,562,529	7,125,058
Maria G. Henry	2020	2,549,940	5,099,880
	2019	2,400,039	4,800,078
	2018	2,399,976	4,799,952
Russell Torres	2020	1,725,049	3,450,098
Kimberly K. Underhill	2020	1,950,008	3,900,016
	2019	1,837,502	3,675,004
	2018	1,837,404	3,674,808
Sandi Karrmann	2020	—	—
Achal Agarwal	2020	674,973	1,349,946

Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to our named executive officers in February of the following year.

Change In Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the aggregate change during the year in actuarial present value of accumulated benefits under all defined benefit and actuarial plans (including supplemental pension plans). With respect to the supplemental pension plans, amounts have been calculated to reflect an approximate 30-year Treasury bond rate to determine the amount of the earlier retirement age lump sum benefit in a manner consistent with our financial statements. We describe the assumptions we used in determining the amounts and provide additional information about these plans in “Pension Benefits.”

Each of our named executive officers participates in the Supplemental 401(k) Plan, a non-qualified defined contribution plan. Earnings on this plan are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” for a discussion of this plan and each named executive officer’s earnings under this plan in 2020.

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Compensation Tables

All Other Compensation. All other compensation consists of the following:

Name	Year	Perquisites($)(1)	Defined Contribution Plan Amounts($)(2)	Tax Gross-Ups($)(3)	Severance Payments ($)(4)	Total($)(5)
Michael D. Hsu	2020	153,527	344,959	—	—	498,486
	2019	120,990	206,812	—	—	327,802
	2018	242,375	136,913	67,723	—	447,011
Maria G. Henry	2020	13,000	169,403	—	—	182,403
	2019	3,750	150,002	—	—	153,752
	2018	5,939	108,423	—	—	114,362
Russell Torres	2020	19,685	52,528	9,991	—	82,204
Kimberly K. Underhill	2020	13,000	162,733	—	—	175,733
	2019	1,700	137,974	—	—	139,674
	2018	249,412	87,905	33,380	—	370,697
Sandi Karrmann	2020	—	4,909	—	—	4,909
Achal Agarwal	2020	399,724	—	—	1,956,046	2,355,770

(1)

Perquisites. For a description of the perquisites we provide executive officers, and the reasons why, see “Compensation Discussion and Analysis – Benefits and Other Compensation – Other Compensation.” Perquisites for our named executive officers in 2020 included the following:

Name	Executive Financial Counseling Program($)	Personal Use of Corporate Aircraft($)	Security Services($)	Executive Health Screening Program($)	Relocation Expenses($)(a)	Expatriate Payments($)(b)	Total($)
Michael D. Hsu	—	56,534	96,993	—	—	—	153,527
Maria G. Henry	13,000	—	—	—	—	—	13,000
Russell Torres	4,060	—	—	3,411	12,214	—	19,685
Kimberly K. Underhill	13,000	—	—	—	—	—	13,000
Sandi Karrmann	—	—	—	—	—	—	—
Achal Agarwal	13,000	—	—	—	—	386,724	399,724

(a)

Amounts shown reflect expenses related to Mr. Torres’ relocation in connection with his joining the company. Mr. Torres participated in our relocation program, a broad-based program in which all salaried employees are eligible to participate.

(b)

The Company provides assistance to certain employees, including named executive officers, related to expenses incurred in connection with expatriate assignments and company-required relocations. The amount shown for Mr. Agarwal reflects the expense for benefits provided pursuant to Kimberly-Clark’s standard global mobility program as a result of his international assignment in Singapore while serving as President, K-C Asia Pacific and as Chief Transformation Officer. These benefits included cost-of-living, home leave, dependent education and other miscellaneous allowances totaling $386,724. The global mobility program facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.

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(2)

Defined Contribution Plan Amounts. Matching contributions were made under the 401(k) Profit Sharing Plan and accrued under the Supplemental 401(k) Plan in 2020, 2019 and 2018 for all named executive officers, as applicable. A profit-sharing contribution was also made under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan in early 2021, 2020 and 2019 with respect to our performance in 2020, 2019 and 2018, respectively, for the named executive officers as follows:

Name	Performance Year	Profit Sharing Contribution($)
Michael D. Hsu	2020	184,513
	2019	79,398
	2018	62,906
Maria G. Henry	2020	90,611
	2019	56,748
	2018	49,816
Russell Torres	2020	28,097
Kimberly K. Underhill	2020	87,043
	2019	55,400
	2018	40,389
Sandi Karrmann	2020	4,909
Achal Agarwal	2020	—

See “Nonqualified Deferred Compensation” for a discussion of these plans. The profit sharing contribution varies depending on our performance for the applicable year, contributing to fluctuations from year to year in the amounts in the All Other Compensation column.

(3)

Tax Gross Ups. The amounts shown for Mr. Hsu, Mr. Torres and Ms. Underhill reflect tax reimbursement for moving and related expenses incurred for a relocation (1) in the case of Mr. Hsu, upon his promotion to President and Chief Operating Officer in 2017, (2) in the case of Mr. Torres, upon his joining the company in 2020 and (3) in the case of Ms. Underhill, upon her promotion to Group President, K-C North America in 2018.

(4)	Severance Payments. For additional information, see “Potential Payments on Termination or Change of Control -Severance Benefits - Departure of Former Named Executive Officer.”
(5)

Certain Dividends. Dividend equivalents on unvested performance-based and time-vested restricted share units are accumulated and will be paid in additional shares after the restricted share units vest, based on the actual number of shares that vest. See “Outstanding Equity Awards” for information on these reinvested dividend equivalents.

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Compensation Tables

Grants of Plan-Based Awards

The following table sets forth plan-based awards granted to our named executive officers during 2020 on a grant-by-grant basis.

GRANTS OF PLAN-BASED AWARDS IN 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Michael D.	Annual cash		—	2,145,000	4,290,000
Hsu	incentive award
	Performance-	2/28/2020				—	45,735	91,470				5,999,975
	based RSU
	Time-vested	4/29/2020								143,926	138.96	2,295,620
	stock option
Maria G.	Annual cash		—	830,000	1,660,000
Henry	incentive award
	Performance-	2/28/2020				—	19,437	38,874				2,549,940
	based RSU
	Time-vested	4/29/2020								61,169	138.96	975,646
	stock option
Russell	Annual cash		—	437,500	875,000
Torres	incentive award
	Performance-	4/29/2020				—	12,414	24,828				1,725,049
	based RSU
	Time-vested	4/29/2020								41,379	138.96	659,995
	stock option
	Time-vested	4/29/2020							17,991			2,500,029
	RSU
Kimberly K.	Annual cash		—	788,500	1,577,000
Underhill	incentive award
	Performance-	2/28/2020				—	14,864	29,728				1,950,008
	based RSU
	Time-vested	4/29/2020								46,776	138.96	746,077
	stock option
Sandi	Annual cash		—	71,875	143,750
Karrmann	incentive award
	Time-vested	10/30/2020							24,512			3,250,046
	RSU
Achal	Annual cash		—	461,789	923,578
Agarwal	incentive award
	Performance-	2/28/2020					5,145	10,290				674,973
	based RSU
	Time-vested	4/29/2020								16,192	138.96	258,262
	stock option
	Time-vested	4/29/2020							3,598			499,978
	RSU

(1)

Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2020. These awards were granted under our Management Achievement Award Program, our annual cash incentive program for executive officers. Actual amounts earned in 2020 were based on the 2020 objectives established by the Management Development and Compensation Committee at its February 12, 2020 meeting. See “Compensation Discussion and Analysis – Executive Compensation for 2020 – Annual Cash Incentive Program.” At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2020 objectives were met. The target payouts for Mr. Torres and Ms. Karrmann were prorated based on their hire dates of March 9, 2020 and October 26, 2020, respectively. The actual amounts paid in 2021 based on the 2020 objectives are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

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(2)	Performance-based restricted share units granted under the 2011 Plan to our named executive officers on February 28, 2020. The number of performance-based restricted share units granted in 2020 that will ultimately vest on the third anniversary of the grant date could range from the threshold number to the maximum number depending on the extent to which the average annual net sales growth and average adjusted ROIC performance objectives for those awards are met. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation – 2020 Grants.”
(3)	Time-vested restricted share units granted under the 2011 Plan to Mr. Torres and Mr. Agarwal on April 29, 2020 and to Ms. Karrmann on October 30, 2020. Mr. Agarwal’s units were forfeited when he departed the company on December 31, 2020.
(4)	Time-vested stock options granted under the 2011 Plan to our named executive officers on April 29, 2020.
(5)	Grant date fair value is determined in accordance with ASC Topic 718 and, for performance-based restricted share units, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. See Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2020 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2020 table was paid or awarded, are described under “Compensation Discussion and Analysis.”

Other than the executive severance programs described below, none of our named executive officers has an employment agreement with us. See “Potential Payments on Termination or Change of Control.”

Executive officers may receive long-term equity incentive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units under the 2011 Plan, which was approved by stockholders in 2011. The 2011 Plan provides the Committee with discretion to require performance-based standards to be met before awards vest. The Committee awarded time-vested restricted share units to Mr. Torres and Ms. Karrmann in 2020 as an incentive to join the company which vest on the third anniversary of the date of grant. Mr. Agarwal received time-vested restricted share units in 2020 as a retention award; however, these units were forfeited upon his departure on December 31, 2020. In 2020, each named executive officer (other than Ms. Karrmann) received grants of stock options and performance-based restricted share units under the 2011 Plan.

For grants of stock options, the 2011 Plan provides that the option price per share shall be no less than the closing price per share of our common stock at the grant date. The term of any option is no more than ten years from the grant date. Options granted in 2020 become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for the earlier of three years or the remaining term of the options upon death or total and permanent disability, and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Program. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.

Performance-based restricted share unit awards granted in 2020 vest three years following the grant date in a range from zero to 200 percent of the target levels. Awards that vest, if any, are based on our average annual net sales growth and average adjusted ROIC performance during the three years. As of February 10, 2021, the performance-based restricted share units granted in 2020 and 2019 were on pace to vest at the following levels: 175 percent for the 2020 award and 185 percent for the 2019 award. The Committee has determined that the 2018 award vested at 100 percent.

Dividend equivalents on unvested performance-based restricted share units equal to cash dividends on our common stock are accumulated and will be paid in additional shares after the performance-based restricted share units vest, based on the actual number of shares that vest, if any.

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Compensation Tables

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2020. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table. Where applicable, the numbers of shares subject to option awards and option exercise prices in this table and throughout this proxy statement reflect adjustments for the Halyard Health spin-off on October 31, 2014.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2020(1)

		Option Awards(2)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Michael D. Hsu
	4/29/2020	—	143,926	138.96	4/29/2030
	2/28/2020							93,591	12,618,875
	5/1/2019	38,256	89,265	125.47	5/1/2029
	2/28/2019							108,383	14,613,280
	5/9/2018	55,307	36,872	103.06	5/9/2028
	2/28/2018							35,148	4,739,005
	4/25/2017	67,761	—	132.82	4/25/2027
	5/3/2016	52,525	—	126.13	5/3/2026
	4/29/2015	54,191	—	110.72	4/29/2025
	4/30/2014	46,508	—	107.51	4/30/2024
	5/1/2013	41,698	—	98.92	5/1/2023
Maria G. Henry
	4/29/2020	—	61,169	138.96	4/29/2030
	2/28/2020							39,775	5,362,863
	5/1/2019	15,302	35,706	125.47	5/1/2029
	2/28/2019							43,354	5,845,420
	2/28/2019					6,774	913,338
	5/9/2018	37,260	24,840	103.06	5/9/2028
	2/28/2018							23,678	3,192,505
	4/25/2017	53,644	—	132.82	4/25/2027
	5/3/2016	47,570	—	126.13	5/3/2026
	4/29/2015	49,675	—	110.72	4/29/2025

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		Option Awards(2)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Russell Torres
	4/29/2020	—	41,379	138.96	4/29/2030
	4/29/2020							25,195	3,397,042
	4/29/2020					18,257	2,461,591
Kimberly K. Underhill
	4/29/2020	—	46,776	138.96	4/29/2030
	2/28/2020							30,417	4,101,124
	5/1/2019	—	27,338	125.47	5/1/2029
	2/28/2019							33,192	4,475,277
	5/9/2018	—	19,018	103.06	5/9/2028
	5/9/2018							7,496	1,010,686
	2/28/2018							11,099	1,496,478
Sandi Karrmann
	10/30/2020					24,512	3,304,953
Achal Agarwal
	4/29/2020	—	16,192	138.96	4/29/2030
	4/29/2020					3,651	492,264
	2/28/2020							10,529	1,419,625
	5/1/2019	4,303	10,043	125.47	5/1/2029
	2/28/2019							12,194	1,644,117
	5/9/2018	10,479	6,987	103.06	5/9/2028
	2/28/2018							6,659	897,833
	4/25/2017	15,058	—	132.82	4/25/2027
	5/3/2016	13,875	—	126.13	5/3/2026
	4/29/2015	15,241	—	110.72	4/29/2025
	4/30/2014	15,115	—	107.51	4/30/2024
	5/1/2013	17,690	—	98.92	5/1/2023

(1)	The amounts shown reflect outstanding equity awards granted under the 2011 Plan. Under the 2011 Plan, an executive officer may receive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units.

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Compensation Tables

(2)	Stock options granted under the 2011 Plan become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for three years upon death or total and permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Program. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.
In connection with the Halyard Health spin-off on October 31, 2014 the numbers of stock options were increased and the exercise prices were decreased to maintain the fair value of outstanding options immediately before and after the spin-off. Specifically, for each stock option held by a Kimberly-Clark employee, officer, or director, the exercise price was divided by 1.044134 (the “Adjustment Ratio”) and the number of shares subject to the outstanding stock option was multiplied by the Adjustment Ratio, with fractional shares rounded down to the nearest whole share. No incremental fair value was generated as a result of the adjustments.

(3)	The 2011 Plan provides that the option price per share shall be no less than the closing price per share of our common stock at grant date.
(4)	The amounts shown represent awards of time-vested restricted share units. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” the time-vested restricted share unit awards granted to Ms. Henry, Mr. Torres and Ms. Karrmann vest on the third anniversary of the grant date. Dividend equivalents on these time-vested restricted share units equal to cash dividends on our Common Stock will be accumulated and paid in additional shares when the time-vested restricted share units vest. The units listed include dividend equivalents. Upon Mr. Agarwal’s departure on December 31, 2020, the time-vested restricted share units shown were forfeited.
(5)	The values shown in this column are based on the closing price of our common stock on December 31, 2020 of $134.83 per share.
(6)	The amounts shown represent awards of performance-based restricted share units granted to our named executive officers in 2018, 2019 and 2020. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” performance-based restricted share unit awards granted in 2018, 2019 and 2020 vest on the third anniversary of the grant date, in a range from zero to 200 percent of the target levels indicated based on the achievement of specific performance goals. Based on the current vesting pace of these awards, the amounts shown represent the target level for the 2018 grants and the maximum level for the 2019 and 2020 grants. See “Discussion of Summary Compensation and Plan-Based Awards Tables.” The units listed include equivalents on performance-based restricted share units granted to our named executive officers equal to cash dividends on our Common Stock based on the target level for the 2018 grants and the maximum level for the 2019 and 2020 grants.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2020 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED IN 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael D. Hsu	—	—	13,939	1,828,657
Maria G. Henry	—	—	11,035	1,447,682
Russell Torres	—	—	—	—
Kimberly K. Underhill	50,448	960,172	5,034	660,410
Sandi Karrmann	—	—	—	—
Achal Agarwal	—	—	3,098	406,427

(1)	The dollar amount reflects the total pre-tax value realized by our named executive officers (number of shares exercised times the difference between the fair market value on the exercise date and the exercise price). It is not the grant date fair value disclosed in other locations in this proxy statement. Value from these option exercises was only realized to the extent our stock price increased relative to the stock price at grant (the exercise price).
(2)	The dollar amount reflects the total pre-tax value received by our named executive officers upon the vesting of time-vested restricted share units or performance-based restricted share units (number of shares vested times the closing price of our common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

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Compensation Tables

Pension Benefits

The following table sets forth information as of December 31, 2020 concerning potential payments to our named executive officers under our pension plan and supplemental pension plans. Information about these plans follows the table.

2020 PENSION BENEFITS

Name(1)	Plan Name	Number of Years Credited Service(#)(3)	Present Value of Accumulated Benefit($)
Kimberly K. Underhill(2)	Pension Plan	9.6	512,724
	Supplemental Pension Plans	9.6	385,025

(1)	Each named executive officer other than Ms. Underhill joined Kimberly-Clark after January 1, 1997 and therefore is not eligible to participate in our defined benefit pension plans.
(2)	Ms. Underhill is currently eligible for retirement under the plans and would be eligible to receive the full unreduced retirement benefit described in the table below.
(3)	Ms. Underhill has 33.0 years of actual service. Ms. Underhill’s years of credited service were frozen in 1997 upon her election to participate in a predecessor defined contribution plan to the 401(k) Profit Sharing Plan.

Employees who joined Kimberly-Clark prior to January 1, 1997 are eligible to participate in our pension plans, which provide benefits based on years of service as of December 31, 2009 and pay (annual cash compensation), integrated with social security benefits. Our pension plans are comprised of the Kimberly-Clark Pension Plan and the Supplemental Pension Plans. We stopped accruing compensation and benefit service for participants under our pension plans for most of our U.S. employees, including our named executive officers, for plan years after 2009. These changes do not affect benefits earned by participants prior to January 1, 2010.

The following is an overview of these plans.

	Pension Plan	Supplemental Pension Plans
Reason for Plan	Provide eligible participants with a competitive level of retirement benefits based on pay and years of service.	Provide eligible participants with benefits as are necessary to fulfill the intent of the pension plan without regard to limitations imposed by the Internal Revenue Code.
Eligible Participants	Salaried employees who joined Kimberly-Clark prior to January 1, 1997.	Salaried employees impacted by limitations imposed by the Internal Revenue Code on payments under the pension plan.
Payment Form	Normal benefit: ►Single-life annuity payable monthly Other optional forms of benefit are available, including a joint and survivor and a lump sum benefit.	Accrued benefits prior to 2005: ►Monthly payments or a lump sum after age 55 Accrued benefits for 2005 and after: ►Lump sum six months after termination of employment

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Compensation Tables

	Pension Plan	Supplemental Pension Plans
Retirement Eligibility	Full unreduced benefit:
►Normal retirement age of 65
►Age 62 with 10 years of service
►Age 60 with 30 years of service
►Disability retirement
Early retirement benefit:
►Age 55 with five years of service. The amount of the benefit is reduced according to the number of years the participant retires before the age the participant is eligible for a full, unreduced benefit. The amount of the reduction is based on age and years of vesting service.
Same
Benefits Payable	Service and earnings frozen as of December 31, 2009. Benefit depends on the participant’s years of service under our plan and monthly average earnings over the last 60 months of service or, if higher, the monthly average earnings for the five calendar years in his or her last fifteen years of service for which earnings were the highest.	Same
Benefit Formula for Salaried Employees (As of December 31, 2009) (Payable in the form of a single life annuity)	Unreduced monthly benefit = 1/12 of ((1.125% x final average annual earnings (up to 2/3 of the Social Security Taxable Wage Base)) + (1.425% x final average annual earnings (in excess of 2/3 of the Social Security Taxable Wage Base up to Taxable Wage Base)) + (1.5% x final average annual earnings (over the Social Security Taxable Wage Base))) multiplied by the years of credited service	Same
Pensionable Earnings	Annual cash compensation. Long-term equity compensation is not included.	Same
Change of control or reduction in our long-term credit rating (below investment grade)	Not applicable	Participants have the option of receiving the present value of their accrued benefits prior to 2005 in the supplemental pension plans in a lump sum, reduced by 10 percent and 5 percent for active and former employees, respectively.

The estimated actuarial present value of the retirement benefits accrued through December 31, 2020 appears in the 2020 Pension Benefits table. For purposes of determining the present value of accumulated benefits, we have used the potential earlier retirement ages as described above rather than the normal retirement age under the plans, which is 65. For a discussion of how we value these obligations and the assumptions we use in that valuation, see Note 7 to our audited consolidated financial statements included in our 2020 Annual Report on Form 10-K. The calculation of actuarial present value generally is consistent with the methodology and assumptions outlined in our audited consolidated financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and

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without consideration of pre-retirement mortality. Present values for Ms. Underhill for the qualified plan are based on the PRI-2012 healthy retiree table, adjusted for white collar and generational improvements using scale MP-2020, and for the supplemental plans were calculated using the 2022 417(e) mortality table adjusted for mortality improvement to the assumed retirement age using scale MP-2020. With respect to the supplemental pension plans, the amount of the earlier retirement age lump sum benefit was determined using an approximate 30-year Treasury Bond rate of 1.30%, consistent with the methodology used for purposes of our consolidated financial statements; any actual lump sum benefit would be calculated using the 30-year Treasury Bond rate in effect as of the beginning of the month prior to termination. Present value amounts were determined as of December 31, 2020 based on the financial accounting discount rates for United States pension plans of 2.65% and 2.45% for the qualified plan and the supplemental plans, respectively.

The actuarial increase in 2020 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” No payments were made to our named executive officers under our pension plans during 2020.

While the supplemental pension plans remain unfunded, in 1994 the Board approved the establishment of a trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined benefit plans. For additional information regarding these plans, see “Compensation Discussion and Analysis –Benefits and Other Compensation – Retirement Benefits.”

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified defined contribution and deferred compensation plans for our named executive officers during 2020.

2020 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Company Contributions in 2020($)(1)	Aggregate Earnings in 2020($)(2)	Aggregate Balance at December 31, 2020($)(3)
Michael D. Hsu	Supplemental 401(k) Plan	320,449	148,365	1,395,148
Maria G. Henry	Supplemental 401(k) Plan	144,893	79,502	736,702
Russell Torres	Supplemental 401(k) Plan	28,018	1,032	—
Kimberly K. Underhill	Supplemental 401(k) Plan	138,223	89,412	875,726
Sandi Karrmann	Supplemental 401(k) Plan	—	—	—
Achal Agarwal	Supplemental 401(k) Plan	—	64,890	650,037

(1)	Contributions consist solely of amounts accrued by Kimberly-Clark under the Supplemental 401(k) Plan, including the profit-sharing contribution in February 2021 with respect to our performance in 2020. These amounts are included in the Summary Compensation Table and represent a portion of the Defined Contribution Plan Payments included in All Other Compensation.
(2)	The amounts in this column show the changes in the aggregate account balance for our named executive officers during 2020 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.
(3)	Balance for the Supplemental 401(k) Plan includes the profit-sharing contribution made in early 2021 with respect to our performance in 2020, as well as the following aggregate amounts that were previously reported in the Summary Compensation Table for 2019 and 2018, combined: Mr. Hsu - $300,135, Ms. Henry - $214,835, Mr. Torres - $0, Ms. Underhill - $182,289, Ms. Karrmann - $0 and Mr. Agarwal - $0. The information in this footnote is provided to clarify the extent to which the balances shown represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

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Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan.

	401(k) Profit Sharing Plan	Supplemental 401(k) Plan
Purpose	To assist employees in saving for retirement, as well as to provide a discretionary profit sharing contribution in which contributions will be based on our profit performance.	To provide benefits to the extent necessary to fulfill the intent of the 401(k) Profit Sharing Plan without regard to the limitations imposed by the Internal Revenue Code on qualified defined contribution plans.
Eligible participants	Most U.S. employees.	Salaried employees impacted by limitations imposed by the Internal Revenue Code on the 401(k) Profit Sharing Plan.
Is the plan qualified under the Internal Revenue Code?	Yes.	No.
Can employees make contributions?	Yes.	No.
Do we make contributions or match employee contributions?	We match 100% of employee contributions, to a yearly maximum of 4% of eligible compensation. In addition, we may make a discretionary profit sharing contribution of 0% to 8% of eligible compensation based on our profit performance.	We provide credit to the extent our contributions to the 401(k) Profit Sharing Plan are limited by the Internal Revenue Code.
When do account balances vest?	Account balances under these plans vest immediately.	Account balances under these plans vest immediately.
How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant.	Account balances are credited with earnings and losses as if these account balances were invested in certain designated investment options selected by the participant.
When are account balances distributed?	Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the 401(k) Profit Sharing Plan.	Distributions of the participant’s vested account balance are payable after termination of employment.

While the Supplemental 401(k) Plan remains unfunded, in 1996 the Board amended a previously established trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined contribution plans.

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Potential Payments on Termination or Change of Control

Our named executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Benefits
We maintain two severance programs that cover our executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Program, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the programs described below.

Executive Severance Program. We have agreements under our Executive Severance Program with each named executive officer. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the participant will receive a cash payment in an amount equal to the sum of:

►	Two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years,

►	The value of any forfeited awards, based on the closing price of our common stock at the date of the participant’s separation from service, of restricted stock and time-vested restricted share units,

►	The value of the target number of any forfeited performance-based restricted share units multiplied by the average payout percentage for performance-based restricted share awards for the prior three years,

►	The value of the employer match and an assumed target level profit sharing contribution the named executive officer would have received if he or she had remained employed an additional two years under the 401(k) Profit Sharing Plan and Supplemental 401(k) Plan, and

►	the cost of two years of COBRA premiums for medical and dental coverage.

In addition, nonqualified stock options will vest and be exercisable within the earlier of five years from the participant’s termination or the remaining term of the option.

A “Qualified Termination of Employment” is a separation of service within two years following a change of control of Kimberly-Clark (as defined in the plan) either involuntarily without cause or by the participant with good reason. In addition, any involuntary separation of service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.

The current agreements with our named executive officers expire on December 31, 2023, unless extended by the Committee.

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Internal Revenue Code. Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

The Board has determined the eligibility criteria for participation in the plan. Each named executive officer’s agreement under the Executive Severance Plan provides that the executive will retain in confidence any confidential information known to the executive concerning Kimberly-Clark and Kimberly-Clark’s business so long as such information is not publicly disclosed.

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Severance Pay Plan. Our Severance Pay Plan generally provides eligible employees (including our named executive officers) severance payments and benefits in the event of certain involuntary terminations. Under the Severance Pay Plan, a named executive officer (employed for at least one year) whose employment is involuntarily terminated would receive, subject to the Committee’s discretion to modify the applicable amounts:

►	Two times the sum of annual base salary and the average annual incentive award for the three prior fiscal years,

►	If the termination occurs after March 31, the pro-rated current year annual incentive award based on actual performance,

►	An amount equal to the cost of six months of COBRA premiums for medical coverage, and

►	An amount equal to the cost of six months of outplacement services and three months of participation in our employee assistance program.

If the named executive officer’s employment is involuntarily terminated within the first 12 months of employment, the Severance Pay Plan provides that the named executive officer would receive three months’ base salary.

Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined under the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined under the plan).

A named executive officer must execute a full and final release of claims against us within a specified period of time following termination to receive severance benefits under our severance pay plans. Under the Severance Pay Plan, if the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the Executive Officer Achievement Award Program, but no later than 60 days following the calendar year of the separation from service.

2011 Plan. In the event of a “Qualified Termination of Employment” (as described below) of a participant in the 2011 Plan in connection with a change of control, all of the participant’s awards not subject to performance goals would become fully vested. Any awards subject to performance goals will vest at the average performance-based restricted share unit payout for awards for the three prior fiscal years. Unless otherwise governed by another applicable plan or agreement, such as the terms of the Executive Severance Plan, options in this event would be exercisable for the lesser of three months or the remaining term of the option. If any amounts payable under the 2011 Plan result in excise tax due to the application of Section 280G of the Internal Revenue Code, the 2011 Plan provides that payments and benefits payable to the named executive officer will be reduced to the extent necessary so that no excise tax will be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. A “Qualified Termination of Employment” is a termination of the participant’s employment within two years following a change of control of Kimberly-Clark (as defined in the 2011 Plan), unless the termination is by reason of death or disability or unless the termination is by Kimberly-Clark for cause or by the participant without good reason.

The 2011 Plan provides that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the 2011 Plan (for example, as a result of the failure of the acquiring company to assume outstanding grants), then all options and stock appreciation rights will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and

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other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.

In the event of a termination of employment of a participant in the 2011 Plan, other than a Qualified Termination of Employment, death, total and permanent disability or retirement of the participant, the participant will forfeit all unvested restricted stock and restricted share units, and any vested stock options held by the participant will be exercisable for the lesser of three months or the remaining term of the option.

Retirement, Death and Disability
Retirement. In the event of retirement (separation from service on or after age 55), our named executive officers are entitled to receive:

►	Benefits payable under our pension plans for eligible participants (if the participant has at least five years of vesting service) (see “Pension Benefits” for additional information),

►	Their account balance, if any, under the Deferred Compensation Plan,

►	Their account balance under the Supplemental 401(k) Plan,

►	Their account balance under the 401(k) Profit Sharing Plan,

►	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of five years or the remaining term of the options,

►	For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the restricted period,

►	Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,

►	For participants with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, retiree medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits), and

►	For participants with at least fifteen years of vesting service, continuing coverage under Kimberly-Clark’s group life insurance plan.

Death. In the event of death while an active employee, the following benefits are payable:

►

50 percent of the benefits under our pension plans for eligible participants, not reduced for early payment (if the participant has at least five years of vesting service) (see “Pension Benefits”), payable under the terms of the plans to the participant’s spouse or minor children,

►	Their account balance, if any, under the Deferred Compensation Plan,

►	Their account balance under the Supplemental 401(k) Plan,

►	Their account balance under the 401(k) Profit Sharing Plan,

►	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

►	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,

►	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,

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►	Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,

►	For participants who were at least age 55, had at least fifteen years of vesting service and joined Kimberly-Clark before January 1, 2004, medical credits payable to their spouse or dependent based on number of years of vesting service (up to a maximum of $104,500 in credits), and

►	Payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all salaried employees in the U.S.) equal to two times the participant’s annual pay, up to $2 million (plus any additional coverage of three, four, five or six times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). Benefits provided by Kimberly-Clark and employee-purchased benefits cannot exceed $6 million.

Disability. In the event of a separation of service due to a total and permanent disability, as defined in the applicable plan, our named executive officers are entitled to receive:

►

Benefits payable under our pension plans for eligible participants, not reduced for early payment, if the participant has at least five years of vesting service (see “Pension Benefits” for additional information),

►	Their account balance, if any, under the Deferred Compensation Plan,

►	Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

►	Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,

►	For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,

►	Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,

►	For participants of at least age 55 with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits),

►	Continuing coverage under Kimberly-Clark’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and

►	Payment of benefits under Kimberly-Clark’s Long-Term Disability Plan (available to all U.S. salaried employees). Long-term disability under the plan would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $20,000. Benefits are reduced by the amount of any other Kimberly-Clark or government-provided income benefits received (but will not be lower than the minimum monthly benefit).

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Potential Payments on Termination or Change of Control Table
The following table presents the approximate value of (i) the severance benefits for our named executive officers under the Executive Severance Program had a Qualified Termination of Employment under the participant agreement occurred on December 31, 2020; (ii) the severance benefits for our named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2020; (iii) the benefits that would have been payable on the death of our named executive officers on December 31, 2020; (iv) the benefits that would have been payable on the total and permanent disability of our named executive officers on December 31, 2020; and (v) the potential payments to Mr. Hsu, Ms. Underhill and Ms. Karrmann if they had retired on December 31, 2020. If applicable, amounts in the table were calculated using the closing price of our common stock on December 31, 2020 of $134.83 per share.

The termination benefits provided to our executive officers upon their voluntary termination of employment do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. Of our current named executive officers, only Mr. Hsu, Ms. Underhill and Ms. Karrmann were eligible to retire as of December 31, 2020; thus, potential payments assuming retirement on that date are not included for the other named executive officers.

The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as the officer’s balances under our Deferred Compensation Plan, accrued retirement benefits (including accrued pension plan benefits), previously vested benefits under our qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary and vacation. For information about these previously earned and accrued amounts, see “Summary Compensation,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Nonqualified Deferred Compensation.”

Because Mr. Agarwal left the company on December 31, 2020, he is discussed below under “Departure of Former Named Executive Officer.”

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL TABLE

Name	Cash Payment($)		Equity with Accelerated Vesting($)		Additional Retirement Benefits($)		Continued Benefits and Other Amounts($)		Total($)
Michael D. Hsu
Qualified Termination of Employment	8,788,925	(1)	33,981,735	(2)	432,415	(3)	28,296	(4)	43,231,371
Involuntary Termination(5)	8,788,925		—		—		9,238	(6)	8,798,163
Death	5,383,739	(7)	31,353,832	(8)	—		—		36,737,571
Disability	3,383,739	(7)	31,353,832	(8)	—		—	(9)	34,737,571
Retirement	3,383,739	(1)	61,210,258		—		—	(10)	64,593,997
Maria G. Henry
Qualified Termination of Employment	4,423,523	(1)	16,439,242	(2)	255,050	(3)	28,296	(4)	21,146,111
Involuntary Termination(5)	4,423,523		—		—		9,238	(6)	4,432,761
Death	2,875,396	(7)	14,820,466	(8)	—		—		17,695,862
Disability	1,235,396	(7)	14,820,466	(8)	—		—	(9)	16,055,862
Russell Torres
Qualified Termination of Employment	2,904,687	(1)	5,859,068	(2)	196,320	(3)	43,872	(4)	9,003,947
Involuntary Termination(5)	2,904,687		—		—		12,862	(6)	2,917,549
Death	1,950,688	(7)	2,434,265	(8)	—		—		4,384,953
Disability	450,688	(7)	2,434,265	(8)	—		—	(9)	2,884,953
Kimberly K. Underhill
Qualified Termination of Employment	4,298,509	(1)	11,944,936	(2)	239,033	(3)	28,296	(4)	16,510,774
Involuntary Termination(5)	4,298,509		—		—		9,238	(6)	4,307,747
Death	1,360,600	(7)	10,021,612	(8)	—	(11)	104,500	(12)	11,486,712
Disability	1,310,600	(7)	10,021,612	(8)	—	(13)	104,500	(9)	11,436,712
Retirement	1,310,600	(1)	19,509,367		—		104,500	(10)	20,924,467
Sandi Karrmann
Qualified Termination of Employment	2,211,195	(1)	3,305,198	(2)	168,320	(3)	46,728	(4)	5,731,441
Involuntary Termination(5)	2,211,195		—		—		13,576	(6)	2,224,771
Death	1,257,196	(7)	183,608	(8)	—		—		1,440,804
Disability	107,196	(7)	183,608	(8)	—		—	(9)	290,804
Retirement	107,196	(1)	—		—		—	(10)	107,196

(1)	Assumes the Committee would approve full payment under the Management Achievement Award Program for 2020; actual amount that would be paid is determined by the Committee in its discretion.
(2)	Assumes vesting of unvested performance-based restricted share units at the target level for the 2018 grant and the maximum level for the 2019 and 2020 grants. See “Outstanding Equity Awards.” In addition, under the terms of the 2011 Plan, if the Committee were to determine that, pending a change of control, our common stock would cease to exist without an adequate replacement security, the payment of this amount would not be contingent upon the Qualified Termination of Employment of the named executive officer. This provision also applies to grants under the 2011 Plan to employees other than our named executive officers.
(3)	Includes the value of two additional years of employer contributions under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.
(4)	Includes an amount equal to 24 months of COBRA medical and dental coverage.
(5)	Benefits payable under the Severance Pay Plan. For Mr. Hsu, Ms. Underhill and Ms. Karrmann, does not include accelerated equity vesting that occurred when they became retirement eligible at age 55. See the benefits payable for these officers for retirement for the amount of this accelerated equity vesting.
(6)	Includes an amount equal to six months of COBRA medical coverage under each executive’s specific health insurance plan, three months of Employee Assistance Program, and outplacement services valued at $2,700.
(7)	For death, includes the payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Committee would approve full payment under the Management Achievement Award Program for 2020; actual amount that would be paid is determined by the Committee in its discretion. For disability, does not include benefits payable under Kimberly-Clark’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would be dependent on the life span of the named executive officer and the value of any Kimberly-Clark or government-provided income benefits received.
(8)	Assumes pro rata vesting of unvested performance-based restricted share units at the target level for the 2018 grant and the maximum level for the 2019 and 2020 grants. See “Outstanding Equity Awards.”
(9)	For Ms. Underhill, includes the value of retiree medical credits assuming total and permanent disability on December 31, 2020. Our named executive officers would also be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming total and permanent disability on December 31, 2020, which benefit does not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.

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(10)	For Ms. Underhill, includes the value of retiree medical credits assuming Ms. Underhill’s retirement on December 31, 2020. Mr. Hsu, Ms. Underhill and Ms. Karrmann would also be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming retirement on December 31, 2020, which benefit does not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.
(11)	For Ms. Underhill the estimated actuarial present value of the pension benefits payable on death is less than the present value of the aggregate accumulated benefit set forth in the Pension Benefits table; as a result, no incremental benefit as a result of her death is included in the amount.
(12)	For Ms. Underhill, includes the value of retiree medical credits assuming death on December 31, 2020.
(13)	For Ms. Underhill, includes the excess, if any, of the estimated actuarial present value of the retirement benefits payable on disability through December 31, 2020 (assuming she elects to receive a continuing benefit for her surviving spouse) over the present value of the aggregate accumulated benefit set forth in the Pension Benefits table.

Departure of Former Named Executive Officer
Mr. Agarwal left the company on December 31, 2020. He received a payout under our Severance Pay Plan in the amount of $1,956,046, which represents two times the sum of Mr. Agarwal’s annual base salary and average annual incentive award for the three prior years. He also received a payout for 2020 under our annual cash incentive program which is shown in the Summary Compensation Table above. Because Mr. Agarwal is over age 55, under the terms of the 2011 Plan, his unvested stock options vested on the date of his departure and will be exercisable until the earlier of five years or the remaining term of the options, and his unvested performance-based restricted share units will be payable in full based on attainment of the performance goal at the end of the performance period. The value of the unvested stock options and performance-based restricted share units was $4,277,554 at the time of Mr. Agarwal’s departure (assuming that all performance-based restricted share units vest at the target level). Mr. Agarwal is eligible to receive payments for six months of COBRA medical coverage premiums, six months of outplacement services and three months of participation in our employee assistance program.

Equity Compensation Plan Information

The following table gives information about Kimberly-Clark’s common stock that may be issued upon the exercise of options, warrants, and rights under all of Kimberly-Clark’s equity compensation plans as of December 31, 2020.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions) (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (c)
Equity compensation plans approved
by stockholders(1)	7.5(2)	$123.14	10.6

(1)	Includes (a) the stockholder-approved 2011 Plan, which effective April 21, 2011 amended and restated the stockholder-approved 2001 Equity Participation Plan and (b) the stockholder-approved 2011 Outside Directors' Compensation Plan, which effective April 21, 2011 amended and restated the Outside Directors' Compensation Plan.
(2)	Includes 1.9 million restricted share units granted under the 2011 Plan (including shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target award is met; actual shares issued may vary, depending on actual performance). Upon vesting, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price. Also includes 0.2 million restricted share units granted under the 2011 Outside Directors' Compensation Plan. Upon retirement from or any other termination of service from the Board, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price.

2011 Outside Directors’ Compensation Plan
In 2011, our Board and our stockholders approved the 2011 Outside Directors' Compensation Plan (as amended in 2016). A maximum of 1,044,134 shares of Kimberly-Clark common stock was available for grant under this plan (as adjusted for the Halyard Health spin-off). The Board may grant awards in the form of cash, stock options, SARs, restricted stock, restricted share units, or any combination of cash, stock options, SARs, restricted stock or restricted share units under this plan.

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Proposal 4. Approval of
2021 Equity Participation Plan

We are asking stockholders to approve the Kimberly-Clark Corporation 2021 Equity Participation Plan (the “2021 Plan”), which is intended to replace the 2011 Equity Participation Plan (the “2011 Plan”). The 2011 Plan provides for the issuance of long-term incentive compensation, including equity-based awards, to our employees. The 2011 Plan expires on April 20, 2021. Our Board believes that continuation of our long-term incentive compensation program beyond the expiration of the 2011 Plan is necessary because it enables us to attract, retain and motivate employees and officers, as well as align their interests with those of our stockholders. As a result, on February 11, 2021, our Board approved the 2021 Plan as a successor plan to the 2011 Plan and we are submitting it to our stockholders for approval. If the 2021 Plan is approved by our stockholders, it will become effective on April 29, 2021 upon such stockholder approval.

Proposed 2021 Plan Share Reserve

The 2021 Plan increases the number of shares of Kimberly-Clark common stock authorized for issuance under the 2011 Plan by 2,100,000. Shares that remain available for grant under the 2011 Plan as of the effective date of the 2021 Plan will become available for issuance under the 2021 Plan. Therefore, after taking into account the shares granted under the 2011 Plan, net of forfeitures, through December 31, 2020, as well as the approximately 167,000 shares we expect to grant under the 2011 Plan between January 1, 2021 and April 20, 2021, we expect that approximately 12,086,000 shares of Kimberly-Clark common stock will be available under the 2021 Plan. In addition, once the 2021 Plan is effective, shares subject to awards under the 2011 Plan that are forfeited or otherwise not settled by issuance of Kimberly-Clark common stock will become available for issuance under the 2021 Plan.

In determining the number of shares to allocate to the 2021 Plan, our Board analyzed various metrics, including the potential dilutive impact of the new share request under the 2021 Plan, the rate at which we have granted equity awards in the past and our prospective equity compensation requirements.

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Proposal 4. Approval of 2021 Equity Participation Plan Proposed 2021 Plan Share Reserve

In this regard, we believe that the dilutive effect of the new share request is moderate and in line with stockholder interests. Using data as of December 31, 2020 and assuming stockholder approval of this proposal, we calculate a dilution level of 5.65 percent by dividing the number of shares subject to existing awards or available for future grants under our plans (including the 2021 Plan and the 2021 Directors Plan) by our fully diluted shares outstanding as follows.

Shares subject to outstanding option awards*	5,391,000
Shares subject to outstanding restricted share unit (RSU) awards**	1,928,000
Shares available for future grant under 2011 Plan	10,153,000
Shares available for future grant under 2011 Directors Plan***	200,000
New shares under 2021 Plan	2,100,000
New shares under 2021 Directors Plan***	—
Sum of above	19,772,000
Common shares outstanding	338,700,000
Fully diluted shares outstanding	346,200,000

*	Weighted average remaining contractual life is approximately 7.75 years for stock options with a weighted average exercise price of $123.14 as of December 31, 2020.
**	Includes 1.5 million shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target level is met; actual shares issued may vary depending on actual performance.
***	No new shares are requested under this plan. The 200,000 shares that may be issued under the 2021 Directors Plan reflects a reduction of the approximately 468,000 remaining unissued shares under the 2011 Directors Plan as of December 31, 2020. Such 200,000 shares will become available for issuance under the 2021 Directors Plan and the remainder of the shares unissued under the 2011 Directors Plan will be retired.

We also monitor share usage by reviewing the number of shares subject to grant on an annual basis. This metric is referred to as a company’s “burn rate” and shows how rapidly a company is depleting its shares reserved for equity compensation. It is commonly defined as the number of shares granted under the company’s equity incentive plans in a given fiscal year divided by the weighted average common shares outstanding during that fiscal year.

The average burn rate for Kimberly-Clark across the 2018, 2019 and 2020 fiscal years is 0.66 percent, based on the following:

Burn rate (number of shares in thousands)	2018	2019	2020
Options granted	1,644	1,197	1,568
PRSUs and RSUs granted	850	824	746
Total shares granted	2,494	2,021	2,314
Weighted average shares outstanding	348,000	343,600	340,700
Burn rate (shares granted ÷ shares outstanding)	0.72%	0.59%	0.68%

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Proposal 4. Approval of 2021 Equity Participation Plan Purpose

After considering the above factors, we forecasted that our total share reserve resulting from this proposal would be appropriate to satisfy our expected equity compensation needs for approximately three to five years, based on our current compensation design and historical grant patterns. However, the amount of shares granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the market price of Kimberly-Clark’s common stock on the future dates of grant, the volatility of the stock, the growth of our employee population, and prevailing market conditions.

Highlights of the 2021 Plan
►	Minimum vesting provisions. Awards generally have a one-year minimum vesting provision.
►	No discounted awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date (with the exception of substitute awards).
►

No Liberal Share Recycling Provisions. For purposes of the aggregate share limit, there is no “recycling” of shares (i) tendered for payment of the option exercise price, (ii) withheld for the payment of taxes, or (iii) repurchased using the proceeds from option exercises. In addition, in the case of SARs, the full number of shares subject to the SARs are counted against the aggregate share limit regardless of the number of shares actually issued upon exercise.

►

No repricing or exchange of stock options or stock appreciation rights. The 2021 Plan does not permit repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.

►	Double-trigger vesting. A change of control of the company does not, by itself, trigger vesting of awards (unless such awards would not be assumed or replaced following the change of control).
►

Dividend payouts. No dividends or dividend equivalents on unvested awards will be paid until those awards are earned and vested. No dividends or dividend equivalents will be paid with respect to stock options or SARs.

►

Administered by an independent committee. The 2021 Plan is administered by the Management Development and Compensation Committee (the “Committee”), which is comprised of independent directors, and is benchmarked against peers with the assistance of an independent compensation consultant.

►

Forfeiture and clawback. Awards are subject to forfeiture and/or recoupment if we are required to make a material restatement of our financial statements or if the grantee engages in misconduct causing us significant reputational or financial harm, as well as may be required by applicable law or under any other recoupment policy of Kimberly-Clark or under an applicable award agreement.

We have summarized below the primary features of the 2021 Plan. The summary is qualified by, and subject to, the actual provisions of the 2021 Plan, a copy of which is attached as Appendix A.

Purpose
The purpose of the 2021 Plan is to encourage ownership in Kimberly-Clark by those employees who have contributed, or are determined to be in a position to materially contribute, to our success. Equity participation plans are significant factors in attracting and retaining management talent, encouraging key employees to identify more closely with the interests of the stockholders and providing incentive and reward for long-term growth and performance.

The 2021 Plan allows us to grant stock options, SARs, restricted shares, restricted share units, performance awards, dividend equivalents and other stock-based awards.

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Proposal 4. Approval of 2021 Equity Participation Plan Shares Authorized; Share and Award Limitations

PlanTerm
The 2021 Plan will remain in effect until terminated by the Committee. However, no incentive stock options under Section 422 of the Code (“Incentive Stock Options”) may be granted after February 11, 2031.

Administration
The Committee administers the 2021 Plan. Each member of the Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an independent director. The Committee, in its absolute discretion, has the power to interpret and construe the 2021 Plan and any award agreement and to select participants in the 2021 Plan, determine the extent of participation, promulgate rules and other guidelines for the administration of the 2021 Plan and make all other necessary decisions and interpretations. The Committee may delegate its authority under the 2021 Plan with respect to employees who are not subject to Section 16 of the Exchange Act, to the extent permitted by applicable law.

Eligibility
The participants in the 2021 Plan are employees the Committee determines are in a position to contribute materially to the success of Kimberly-Clark or our affiliates. Only employees (including officers and directors who are employees) of Kimberly-Clark and our affiliates are eligible to participate in the 2021 Plan.

Awards under the 2021 Plan are made by the Committee, or by the Chief Executive Officer or other officer to the extent he or she has been delegated authority to grant awards to participants as described above. Currently, Kimberly-Clark and our affiliates have approximately 3,200 employees and officers eligible to participate in the 2021 Plan, including all of our eleven current executive officers.

Shares Authorized; Share and Award Limitations
The 2021 Plan increases the number of shares of Kimberly-Clark common stock authorized for issuance under the 2011 Plan by 2,100,000. Therefore, the aggregate number of shares available for awards under the 2021 Plan includes 2,100,000 plus the number of shares that remain available for grant under the 2011 Plan as of the effective date of the 2021 Plan. After taking into account the shares granted under the 2011 Plan, net of forfeitures, through December 31, 2020, as well as the approximately 167,000 shares we expect to grant under the 2011 Plan between January 1, 2021 and April 20, 2021, we expect that approximately 12,086,000 shares of Kimberly-Clark common stock will be available under the 2021 Plan (based on our estimate of the shares that will remain available for issuance under the 2011 Plan as of the effective date of the 2021 Plan). Up to 10,000,000 of the shares available under the 2021 Plan may be issued pursuant to Incentive Stock Options.

The 2021 Plan describes how the number of shares available for awards is reduced for exercises, settlements or vestings of awards. If any shares of common stock subject to an award under the 2021 Plan or the 2011 Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an award is settled in cash, the shares subject to such award will, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of awards. Notwithstanding the foregoing, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

The following shares will not be added to the shares of common stock authorized for grant and will not be available for future grants of awards: (i) shares tendered by a participant or withheld by us in payment of an option price; (ii) shares tendered by a participant or withheld by us to satisfy any tax withholding obligation with respect to an award; (iii) shares subject to SARs that are not issued in connection with the stock settlement of the SARs on exercise thereof; and (iv) shares purchased on the open market by us with the cash proceeds received from the exercise of options.

The 2021 Plan allows for the grant of awards in assumption of, or in substitution or exchange for, awards previously granted by a company we acquire. Any shares subject to such substitute awards will not reduce the shares authorized under the 2021 Plan, nor be added to the shares available for awards under the 2021 Plan upon forfeiture.

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Proposal 4. Approval of 2021 Equity Participation Plan Awards

The maximum number of shares of common stock covered by all awards under the 2021 Plan that are granted to any participant within any calendar year period will not exceed 1,500,000 in the aggregate, except that, in connection with a participant’s initial service, a participant may be granted awards covering up to an additional 1,500,000 shares.

The foregoing individual and plan share limits are subject to adjustment in the case of certain capitalization events or corporate transactions, as described below.

Awards
All awards are expected to be evidenced by an award agreement between us and the individual participant. In the discretion of the Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee.

The types of awards under the 2021 Plan include:

Stock Options

The 2021 Plan employs market value as a basis for rewarding performance through the use of Incentive Stock Options and stock options which are not Incentive Stock Options (“Nonqualified Stock Options”) to acquire Kimberly-Clark common stock. Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations and any parent corporation and are subject to such other limitations as required by the Code. The option price per share of each stock option will be at least equal to the fair market value per share of Kimberly-Clark common stock at the date of grant. The option period will be no more than 10 years from the date of grant. Options will generally only become exercisable (1) after at least one year has expired following the date of grant, subject to the employee’s continuous service through such period, and subject to other exercise limitations or vesting terms or periods as may be provided in the applicable award agreement, (2) if earlier, upon the employee’s termination of employment without cause or resignation with good reason following a change of control of Kimberly-Clark (a “Qualified Termination of Employment,” as defined in the 2021 Plan), or (3) as otherwise determined by the Committee. The 2021 Plan also provides the Committee with discretion to require performance-based standards to be met before option awards will vest. The option price, as well as any withholding tax, is payable in full in cash or by check at the time of exercise, or at the discretion of the Committee in shares of Kimberly-Clark common stock transferable to us and having a fair market value on the transfer date equal to the amount payable to us.

If the participant terminates employment for any reason other than death, disability, retirement or a Qualified Termination of Employment (see “Effect of Change of Control” below), the then-exercisable portion of the option will generally only be exercisable for three months following such termination. The entire unexercised portion of the option is exercisable within three years from the date of death or disability of a participant, within five years of the date of retirement of a participant, or within the remaining period of the option, whichever is earlier, unless otherwise determined by the Committee. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant.

No dividend equivalents may be granted in relation to options granted under the 2021 Plan.

Stock Appreciation Rights (SARs)

SARs offer recipients the right to receive payment for the difference (spread) between the exercise price of the SAR and the fair market value of Kimberly-Clark common stock at the time of redemption. The Committee may authorize payment of the spread for a SAR in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination of these, or by any other method as the Committee may determine. A SAR may be granted in addition to any other award under the 2021 Plan or in tandem with or independent of a Nonqualified Stock Option. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer and forfeiture as are stock options.

No dividend equivalents may be granted in relation to SARs granted under the 2021 Plan.

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Proposal 4. Approval of 2021 Equity Participation Plan Awards

Restricted Shares and Restricted Share Units

The 2021 Plan permits the Committee to award restricted shares or restricted share units to participants. The Committee may determine the number of restricted shares to be granted to participants and the periods during which the shares may not be transferred. During this restricted period, the restricted shares may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, the restricted shares will be delivered to the participant free of restrictions. A participant who is awarded restricted shares will be entitled to vote these shares and to receive dividends declared on these shares during the restricted period, but no such dividends will be paid to the participant unless and until the restricted shares vest.

The Committee may also determine the number of restricted share units to be granted to participants and the periods during which the units may not be transferred. During this restricted period, the restricted share units may not be sold or transferred by the participant except in the case of death. Upon expiration of the restricted period, payment of restricted share units will be made in cash or shares of common stock as determined by the Committee. During the restricted period, a participant who is awarded restricted share units will not be entitled to vote these units. Unless otherwise determined by the Committee, (i) during this restricted period participants will be credited with dividend equivalents equal in value to the dividends declared and paid on Kimberly-Clark common stock and (ii) these dividend equivalents will be reinvested in restricted share units at the then fair market value of Kimberly-Clark common stock on the date dividends are paid. However, any such dividend equivalents will be paid to the participant only to the extent the underlying awards vest.

Performance Awards

The 2021 Plan permits the Committee to grant performance awards to participants. Performance awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of the award are subject to performance goals and any additional conditions or terms as the Committee may designate. A performance award granted may be denominated or payable in cash, Kimberly-Clark common stock (including, without limitation, restricted shares), other securities or other awards. The performance awards denominated in shares may earn dividend equivalents; however, dividend equivalents for performance awards will accrue and will not be paid unless and until the underlying awards vest.

Other Stock-Based Awards

The Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Kimberly-Clark common stock, as are deemed by the Committee to be consistent with the purposes of the 2021 Plan. The Committee will determine the terms and conditions of these awards. In the event that any such stock-based award carries a right to dividend equivalents, such dividend equivalents will be paid only to the extent the underlying award vests.

Performance Goals
The 2021 Plan provides that specific performance goals may be established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of an award under the 2021 Plan. The performance goals may consist of one or more or any combination of the following criteria: organic sales, modified free cash flow, return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total stockholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. The performance goals may be described in terms that are related to the individual participant, to Kimberly-Clark as a whole, or to a subsidiary, division, department, region, function or business unit of Kimberly-Clark in which the

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Proposal 4. Approval of 2021 Equity Participation Plan Awards

participant is employed. The Committee, in its discretion, may change or modify these criteria to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or a change in accounting principles.

Minimum Vesting Requirement
No award denominated in shares of common stock that is granted under the 2021 Plan may vest in less than one year from its date of grant. Notwithstanding the foregoing, (i) awards with respect to up to five percent of the available shares of common stock authorized for issuance under the 2021 Plan may vest in less than one year from their date of grant; and (ii) this limit does not affect our ability to grant awards that contain rights to accelerated vesting on a termination of employment or any rights to accelerated vesting in connection with a shutdown or divestiture of all or a portion of our business or following a change of control and shall not limit the provisions of the 2021 Plan related to changes in capitalization or substitute awards.

Adjustments
In the event there are changes in Kimberly-Clark’s common stock or Kimberly-Clark’s capitalization through a corporate transaction as described in the 2021 Plan, then to the extent necessary to preserve the benefits to participants under the 2021 Plan, the Committee will make appropriate adjustments to (i) the aggregate number and type or class of shares subject to the 2021 Plan, (ii) the maximum number and type or class of shares that may be issued pursuant to Incentive Stock Options, (iii) the maximum number and type or class of shares for which awards may be granted to any participant, (iv) the number and type or class of shares, and the option price or grant price of all shares subject to outstanding awards, (v) the maximum number and type or class of shares covered by awards which may be granted by any party pursuant to a delegation of authority, and (vi) such other provisions of the 2021 Plan and individual awards as may be necessary and equitable to carry out the foregoing purpose.

Re-pricings and Cash Buyouts Prohibited
Except in connection with a change in Kimberly-Clark common stock or the capitalization of Kimberly-Clark as provided in Section 17 of the 2021 Plan, no option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the option, and no stock option or SAR may be repurchased for cash or another award at a time when the price is equal to or less than the fair market value of the underlying shares. The Committee may take these actions, however, subject to the approval of stockholders.

Amendment of the 2021 Plan; Modifications of Awards
The 2021 Plan provides that the Committee may amend, suspend or discontinue the 2021 Plan or amend any or all awards under the 2021 Plan to the extent permitted by law, permitted by the rules of any stock exchange on which Kimberly-Clark common stock is listed, and permitted under applicable provisions of the Securities Act of 1933 and the Exchange Act. However, if an amendment must be approved by the stockholders, any such proposed amendment will be submitted to the stockholders for approval.

Under the 2021 Plan, the Committee may, by written notice to a participant, (i) limit the period in which an Incentive Stock Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an Incentive Stock Option after a period ending at least three months following the date of such notice, (iii) accelerate the restricted period with respect to the restricted shares, restricted share units, performance awards and other stock-based awards granted under the 2021 Plan or accelerate

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the vesting of any award, (iv) subject any performance-based award or any other award subject to performance goals to any policy adopted by Kimberly-Clark relating to the recovery of the award to the extent that after payment of the award it is determined that the performance goals were not actually achieved or (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, common stock, other securities or other awards, or cancelled, forfeited, or suspended, and the method by which awards may be settled, exercised, cancelled, forfeited or suspended, (vi) make other adjustments in the terms and conditions (including performance goals) applicable to awards or (vii) otherwise amend or modify any outstanding award. Further, any restricted share units, performance awards and other stock-based awards that are required to meet the requirements of Section 409A of the Code will be settled in a manner that complies with that section.

Except as provided in the 2021 Plan, no amendment, suspension, or termination of the 2021 Plan or any awards under the 2021 Plan will, without the consent of the participant, adversely alter or change any of the rights or obligations under any awards or other rights previously granted to the participant, unless such change is necessary or appropriate to comply with applicable law.

Effect of Change of Control
In the event of a “Qualified Termination of Employment” (as defined in the 2021 Plan) of a participant in the 2021 Plan in connection with a “Change of Control” of Kimberly-Clark (as defined in the 2021 Plan), all of the awards not subject to performance goals would become fully vested, unless otherwise set forth in an award agreement. Further, unless otherwise set forth in an award agreement, for any awards subject to performance goals that are forfeited upon the Qualified Termination of Payment, a cash payment is made equal to the fair market value of the number of shares that would have been paid out under the performance awards based on the average performance goal attainment level for the prior three years. However, no severance or other benefits will be provided under the 2021 Plan in the case of a Qualified Termination of Employment if the participant is entitled to benefits pursuant to an executive severance agreement under the Kimberly-Clark executive severance program in effect at the time of such Qualified Termination of Employment.

The 2021 Plan provides that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the 2021 Plan or if the acquiring company fails to assume outstanding grants, then all options (other than Incentive Stock Options) and SARs will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.

If any amounts payable under the 2021 Plan constitute a parachute payment under Section 280G of the Code, the 2021 Plan provides that the amounts will be reduced to the extent necessary to provide the participant with the greatest aggregate net after tax receipt, as determined applying procedures established by the Committee.

Non-Transferability of Awards
During a participant’s lifetime, options shall be exercisable only by that participant. Awards are not transferable other than by will or the laws of descent and distribution upon the participant’s death. However, the Committee may grant to designated participants the right to transfer awards, subject to the terms and conditions of administrative rules approved by the Committee.

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Proposal 4. Approval of 2021 Equity Participation Plan Awards

Forfeiture and Recoupment
All awards will be subject to forfeiture and/or repayment to Kimberly-Clark to the extent and in the manner required (i) to comply with applicable laws, regulations, stock exchange listing rules or other rules, (ii) under the terms of the Kimberly-Clark Corporation Compensation Recoupment Policy, to the extent applicable to the participant, or under any other policy or guideline adopted by us for purposes of fraud prevention, governance, avoidance of monetary or reputational damage to us or our affiliates, whether or not such policy or guideline was in place at the time of grant of an award, and (iii) under such other forfeiture and/or recoupment provisions set forth in any applicable award agreement.

Section 409A of the Code
Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” Awards under the 2021 Plan are intended to be exempt from Section 409A to the maximum extent possible and will be construed accordingly, provided that to the extent that any award is subject to Section 409A, such award and the 2021 Plan are intended to comply with Section 409A and will be construed accordingly. If the Committee determines that an award or any other action or arrangement contemplated by the 2021 Plan would cause a participant to become subject to any additional taxes or other penalties under Section 409A, then such award or other action or arrangement will not be given effect to the extent it causes such result and the related provisions of the 2021 Plan and/or applicable award agreement will be deemed modified or suspended in order to comply with Section 409A without the consent of or notice to the participant.

Tax Withholding
Prior to the delivery of any shares or cash pursuant to an award (or exercise thereof), we have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy U.S. and non-U.S. federal, state, local or other taxes required to be withheld with respect to such award.

Use of Proceeds
The proceeds we receive from the sale of stock under the 2021 Plan will be used for general corporate purposes.

U.S. Federal Tax Consequences
The following discussion is intended only as a brief summary of the federal income and employment tax rules relevant to stock options, SARs, performance awards, restricted shares and, restricted share units under the 2021 Plan. These rules are highly technical and subject to change. The following discussion is limited to the United States federal income tax laws relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, SARs, performance awards, restricted shares, and restricted share units.

Incentive Stock Options

A participant who is granted an incentive stock option (“ISO”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) recognizes no income upon grant or exercise of the ISO. However, the excess of the fair market value of Kimberly-Clark shares on the date of exercise over the option price is an item includible in the optionee’s alternative minimum taxable income.

If an optionee holds the common stock acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an ISO before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may

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recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income tax, but not to income or employment tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the ISO.

Kimberly-Clark is not entitled to any deduction with respect to the grant or exercise of an ISO or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Nonqualified Stock Options

A participant who is granted a stock option that is not an ISO (a Nonqualified Stock Option) recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kimberly-Clark shares received on the date of exercise. This income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes. When an optionee disposes of common stock received upon the exercise of a Nonqualified Stock Option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. Kimberly-Clark will not receive a deduction for any capital gain recognized by the optionee.

SARs

A participant who is granted a SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Kimberly-Clark common stock received. This income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Shares

Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the restricted shares as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if a participant does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction for any compensation income taxed to the participant.

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Proposal 4. Approval of 2021 Equity Participation Plan Awards

Performance Awards and Restricted Share Units

The grant of a performance award or restricted share unit does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Kimberly-Clark common stock received as payment in respect of a performance award or restricted share unit will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

New Plan Benefits
The selection of officers and other employees who will receive awards under the 2021 Plan and the size and types of awards will be determined by the Committee in its discretion and the 2021 Plan does not contain objective criteria for determining the compensation payable thereunder. Therefore, the amount of any future awards under the 2021 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information concerning awards granted in 2020 to our named executive officers under the 2011 Plan see “Executive Compensation - Grants of Plan Based Awards” above.

During 2020, 2019 and 2018, we made awards to an average of 1,200 employees per year, covering an average of approximately 1,300,000 shares per year. However, these amounts are not necessarily indicative of the number of participants or the number of shares that might be awarded in the future.

Fair Market Value of the Common Stock
The closing quotation of Kimberly-Clark common stock on February 28, 2021 was $[●] per share.

The Board of Directors unanimously recommends a vote FOR approval of the 2021 Equity Participation Plan.

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Proposal 5. Approval of
2021 Outside Directors’
Compensation Plan

We are asking stockholders to approve the Kimberly-Clark Corporation 2021 Outside Directors Compensation Plan (the “2021 Directors Plan”), which is intended to replace the 2011 Outside Directors Compensation Plan (as amended and restated in 2016, the “2011 Directors Plan”). Currently, Kimberly-Clark has ten Outside Directors eligible to participate in the 2021 Directors Plan (after giving effect to Abelardo E. Bru’s anticipated retirement at the Annual Meeting). The 2011 Directors Plan promotes the interests of Kimberly-Clark and our stockholders by enhancing our ability to attract, motivate and retain our Outside Directors. The 2011 Directors Plan expires on April 20, 2021. We believe that continuation of our Outside Director long-term incentive compensation program beyond the expiration of the 2011 Directors Plan is necessary because it enables us to align the Outside Directors’ compensation closely with the economic interests of our stockholders by use of equity-based compensation awards. As a result, on February 11, 2021, our Board of Directors (our “Board”) approved the 2021 Directors Plan as a successor plan to the 2011 Directors Plan and we are submitting it to our stockholders for approval. If the 2021 Directors Plan is approved by our stockholders, it will become effective on April 29, 2021 upon such stockholder approval.

A total of 200,000 shares will be reserved for issuance under the 2021 Directors Plan, if approved by stockholders, which represents a decrease in the shares remaining available under the 2011 Directors Plan as of December 31, 2020.

We have summarized below the primary features of the 2021 Directors Plan. The summary is qualified by, and subject to, the actual provisions of the 2021 Directors Plan, a copy of which is attached as Appendix B.

Plan Term

The 2021 Directors Plan will remain in effect until terminated by the Board in accordance with the terms of the 2021 Directors Plan (see “Amendment; Termination” below). We may not issue common stock under the 2021 Directors Plan after termination of the 2021 Directors Plan; however, all awards that are outstanding as of the date on which the Board terminates the 2021 Directors Plan will continue in effect beyond the termination date pursuant to the terms of the 2021 Directors Plan and applicable award agreement(s).

Shares to be Granted
A total of 200,000 shares will be available for awards under the 2021 Directors Plan. If any shares of common stock subject to an award under the 2021 Directors Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an award is settled in cash (in whole or in part), the shares subject to such award will again be available for future grants of awards. However, the following shares will not be added to the shares authorized for grant: (i) shares tendered by an Outside Director or withheld by us in payment of an option price; (ii) shares tendered by an Outside Director or withheld by us to satisfy any tax withholding obligation with respect to an award; (iii) shares subject to SARs that are not issued in connection with the stock settlement of the SARs on exercise thereof; and (iv) shares purchased on the open market by us with the cash proceeds received from the exercise of options.

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Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan Awards

The foregoing plan share limits are subject to adjustment in the case of certain capitalization events or corporate transactions, as described below.

Adjustments

In the event there are changes in Kimberly-Clark’s common stock or Kimberly-Clark’s capitalization through a corporate transaction as described in the 2021 Directors Plan, then to the extent necessary to preserve the benefits to participants under the 2021 Directors Plan, the Committee will make appropriate adjustments to (i) the aggregate number and type or class of shares subject to the 2021 Directors Plan, (ii) the number and type or class of shares, and the award price, if applicable, of all shares subject to outstanding awards, and (iii) such other provisions of the 2021 Directors Plan and individual awards as may be necessary and equitable to carry out the foregoing purpose.

Annual Individual Limit

The 2021 Directors Plan provides that the aggregate value of equity-based (based on the grant date fair value of equity-based awards as determined for financial reporting purposes) and cash compensation granted under the 2021 Directors Plan or otherwise during any calendar year to any individual Outside Director for service in such capacity will not exceed $1,000,000; provided that in the calendar year in which an Outside Director first joins our Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate value applicable to that Outside Director is $2,000,000.

Awards

Although other types of awards may be granted under the 2021 Directors Plan, currently only restricted share units are issued. If outside director compensation practices change, the 2021 Directors Plan continues to permit the following types of awards:

Stock Options

The Board may grant stock options to Outside Directors under the 2021 Directors Plan. The Board may determine the number of stock options to be granted to Outside Directors and the periods during which the stock options will vest and become exercisable.

To the extent that options are granted under the 2021 Directors Plan, the option price per share will be at least equal to the fair market value per share of Kimberly-Clark common stock at the date of grant. The option period will be 10 years from the date of grant. Except as otherwise authorized by the Board, payment of the option price may be made in cash, by check, or with shares of Kimberly-Clark common stock having a fair market value at the time of exercise equal to the option price. In general, no option may be exercised until one year after it has been granted, except that the 2021 Directors Plan provides that the options become exercisable in full if the Outside Director separates from service as a Director within the two year period following the date of a “change of control” of Kimberly-Clark, as defined in the 2021 Directors Plan.

If an Outside Director’s service is terminated for any reason other than death, retirement, disability or voluntary decision by the Outside Director not to stand for reelection to the Board, the options will be exercisable within the remaining period of the option but only for the number of shares of common stock for which the options were exercisable on the date of such termination. If an Outside Director dies, retires, becomes disabled, or voluntarily decides not to stand for reelection to the Board without having exercised an option in full, the remaining portion of the option may be exercised within the remaining period of the option. Under no circumstances, however, will an option be exercisable beyond 10 years from the date of the grant. Options are not transferable other than by will or by the laws of descent and distribution, provided that Outside Directors have the right to transfer options, to the extent allowed and subject to the same terms and conditions applicable to options granted to the Chief Executive Officer under the current equity participation plan.

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Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan Administration

Under the 2021 Directors Plan, the Board, by written notice to an Outside Director, may limit the period in which an option may be exercised to a period ending at least three months following the date of the notice, and/or limit or eliminate the number of shares subject to option after a period ending at least three months following the date of the notice.

Stock Appreciation Rights (SARs)

The Board may grant to Outside Directors the right to convert a specified number of shares covered by stock options to cash, with such right being a “stock appreciation right” or “SAR.” SARs offer Outside Directors the right to receive a payment for the difference (spread) between the exercise price of the SAR and the fair market value of Kimberly-Clark common stock at the time of redemption. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer and forfeiture as are stock options. An SAR will expire when the period of the option to which it relates expires.

Restricted Shares

The Board may award restricted shares to Outside Directors. The Board may determine the number of restricted shares to be granted to Outside Directors and the periods during which the shares may not be transferred. During this restricted period, the restricted shares may not be sold or transferred by the Outside Director except in the case of death. Upon expiration of the restricted period, the restricted shares will be delivered to the Outside Director free of restrictions. Outside Directors who are awarded restricted shares will be entitled to vote these shares and to receive dividends declared on these shares during the restricted period.

Restricted Share Units

The Board may also determine the number of restricted share units to be granted to Outside Directors and the restricted period during which the units may not be transferred (except upon death), as well as such other restrictions that will apply to the restricted share units during the restricted period. In this regard, the Board may provide (i) that the Outside Director will forfeit any restricted share units unless he or she still serves as a director of Kimberly-Clark at the end of the restricted period, (ii) that the Outside Director will become vested in restricted share units according to a schedule, or under other terms and conditions, determined by the Board, and (iii) how any restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability. Upon expiration of the restricted period, payment of restricted share units will be made in cash or shares of common stock as determined by the Board at the time of grant. During the restricted period, an Outside Director who is awarded restricted share units will not be entitled to vote these units but will be credited with dividend equivalents equal in value to the dividends declared and paid on Kimberly-Clark common stock which will be reinvested in restricted share units at the then fair market value of Kimberly-Clark common stock on the date dividends are paid, and these dividend equivalents in the form of additional restricted share units will not be paid unless and until the underlying awards are paid.

Administration
The 2021 Directors Plan is administered by our Board, which has sole and complete discretion and authority with respect to such administration, except as expressly limited by the 2021 Directors Plan. All questions of interpretation, administration and application of the 2021 Directors Plan will be determined by a majority of our Board; however, our Board may authorize any of our Outside Directors, officers or employees to assist the Board in plan administration and execute documents on behalf of the Board. The Board also may delegate to a committee of the Board, or to our Outside Directors, officers or employees such other ministerial and discretionary duties as it sees fit. Our

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Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan U.S. Federal Tax Consequences

Board has the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the 2021 Directors Plan, including its duty to administer and construe the 2021 Directors Plan and awards.

Re-pricings and Cash Buyouts Prohibited

Except in connection with a change in Kimberly-Clark common stock or the capitalization of Kimberly-Clark as provided in Section 7 of the 2021 Directors Plan, no option or SAR may be repriced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the option, and no stock option or SAR may be repurchased for cash or another award at a time when the price is equal to or less than the fair market value of the underlying shares. The Committee may take these actions, however, subject to the approval of stockholders.

Amendment; Termination

The Board may amend, suspend, or discontinue the 2021 Directors Plan or amend any or all awards under the 2021 Directors Plan to the extent permitted by law and the rules of any stock exchange on which Kimberly-Clark common stock is listed, provided that no action may be taken if it would result in a failure to comply with applicable provisions of the federal securities or income tax laws. However, if an amendment must be approved by the stockholders pursuant to law or the rules of any stock exchange on which Kimberly-Clark common stock is listed, any such proposed amendment will be submitted to the stockholders for approval.

Except as provided in the 2021 Directors Plan or as may be necessary or appropriate to comply with applicable law, no amendment, suspension or termination of the 2021 Directors Plan will adversely alter or change any rights granted to an Outside Director without the Outside Director’s consent unless such amendment is necessary or appropriate to comply with applicable laws.

Section 409A of the Code

Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” Awards under the 2021 Directors Plan are intended to be exempt from Section 409A to the maximum extent possible, provided that to the extent that any award is subject to Section 409A, such award and the 2021 Directors Plan are intended to comply with Section 409A and will be construed accordingly. The 2021 Directors Plan provides for modification or suspension of awards in the event an action or arrangement contemplated by the 2021 Directors Plan would, if undertaken, cause an Outside Director to become subject to any additional taxes or other penalties under Section 409A.

U.S. FederalTax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, restricted shares, restricted share units and cash payments under the 2021 Directors Plan. These rules are highly technical and subject to change. The following discussion is limited to the United States federal income tax laws relevant to us and to the individuals who are citizens or residents of the United States. Different or additional rules may apply to individuals who are subject to income tax in foreign jurisdictions or subject to state or local income taxes in the United States.

Options

An Outside Director who is granted an option recognizes no income upon grant of the option. At the time of exercise, however, the Outside Director recognizes compensation income equal to the difference between the exercise price and the fair market value of the Kimberly-Clark shares received on the date of exercise. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the compensation income that the Outside Director recognizes.

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Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan U.S. Federal Tax Consequences

When an Outside Director disposes of common stock received upon the exercise of an option, the Outside Director will recognize a capital gain or loss equal to the difference between the sales proceeds received and the Outside Director’s basis in the stock sold. Kimberly-Clark will not receive a deduction for any capital gain recognized by the Outside Director.

SARs

An Outside Director who is granted a SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the Outside Director recognizes compensation income equal to any cash received or the fair market value of any Kimberly-Clark common stock received. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the Outside Director recognizes.

Restricted Shares

Restricted shares, if issued under the 2021 Directors Plan, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. An Outside Director to whom we grant restricted shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted shares.

However, if an Outside Director does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the Outside Director makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the Outside Director. Kimberly-Clark is generally entitled to an income tax deduction for any compensation income taxed to the Outside Director.

Restricted Share Units

The grant of a restricted share unit does not generate taxable income to an Outside Director or an income tax deduction to us. Any cash and the fair market value of any Kimberly-Clark common stock received as payment in respect of a restricted share unit will constitute ordinary income to the Outside Director. On any subsequent sale of the common stock, Outside Directors will realize a capital gain or loss in an amount equal to the net sale proceeds, less the Outside Director’s tax basis in the common stock. The holding period, for purposes of determining long-term or short-term capital gain or loss on the sale of the common stock, would commence on the date of distribution. Kimberly-Clark is generally entitled to an income tax deduction corresponding to the ordinary income that the Outside Director recognizes.

Stock

In general, an Outside Directors’ basis for common stock received under the 2021 Directors Plan will be the amount recognized as taxable compensation with respect to such common stock, and an Outside Director’s holding period for such shares will begin on the date the Outside Director recognizes taxable compensation with respect to the shares.

The foregoing tax effects may be different if common stock is subject to restrictions imposed by Section 16(b) of the Exchange Act. In such case, an Outside Director who is issued common stock

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Proposal 5. Approval of 2021 Outside Directors’ Compensation Plan Fair Market Value of the Common Stock

under the 2021 Directors Plan will recognize taxable compensation on the issued shares when the restrictions on such shares imposed by Section 16(b) of the Exchange Act lapse, unless the Outside Director makes a Section 83(b) Election to be taxed at the time of issuance of the shares.

Cash

In general, an Outside Director will recognize taxable compensation in the year of payment of the cash annual retainer in an amount equal to such cash payment, and in the year of payment we will be allowed a deduction for federal income tax purposes equal to the compensation recognized by that Outside Director.

New Plan Benefits

The amount of any award that will be granted to an Outside Director under the 2021 Directors Plan is subject to the discretion of the Board and is not fixed in the plan; therefore, the amount of future awards under the 2021 Directors Plan is not yet determinable.

However, as described above under “Director Compensation,” pursuant to our current director compensation program, and subject to any changes to such program adopted by the Board, on the first business day of 2022: (i) each Outside Director who is elected (or re-elected) at our 2021 Annual Meeting will receive a restricted share unit award with a grant date value of $180,000, (ii) Outside Directors serving as Committee Chairs will receive an additional restricted share unit award with a grant date value of $20,000 and (iii) the Lead Director will receive an additional restricted share unit award with a value of $30,000.

Fair Market Value of the Common Stock

The closing quotation of Kimberly-Clark common stock on February 28, 2021 was $[●] per share.

The Board of Directors unanimously recommends a vote FOR approval of the 2021 Outside Directors’ Compensation Plan.

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Proposal 6. Reduce Ownership Threshold Required to Call a Special Meeting of Stockholders

Kimberly-Clark’s Certificate of Incorporation currently provides that a special meeting of stockholders may be called by the holders of 25 percent of our outstanding shares. After careful consideration, our Board of Directors (the “Board”) is asking stockholders to approve an amendment to the Certificate of Incorporation reducing the required ownership threshold from 25 percent to a requirement to own 15 percent, as set forth in the proposed amendment to the Certificate.

In reaching this conclusion, the Board evaluated our corporate governance practices, took into account and solicited specific feedback from our stockholders regarding whether to facilitate the ability of our stockholders to act in between annual meetings on items of importance, revisited previous stockholder votes and reviewed actions taken by other companies. Based upon this evaluation, the Board believes that the proposed 15 percent threshold strikes an appropriate balance between enhancing stockholder rights and adequately protecting the long-term interests of the Corporation and its stockholders. The proposed threshold is also consistent with the proposition that special meetings should be limited to extraordinary matters and/or significant strategic concerns that require attention prior to the next annual meeting. The proposed amendment to the Certificate also sets forth appropriate requirements enabling stockholders who in the aggregate have a “net long” position of 15 percent and otherwise follow the procedures set forth in Kimberly-Clark’s governing documents to invoke the special meeting mechanism.

Additionally, our 2020 investor outreach program identified that a majority of the stockholders with whom we met continued to have significant concerns regarding creating a new right for shareholders to act by written consent in lieu of a meeting and expressed a preference for Kimberly-Clark to reduce its required special meeting ownership threshold rather than adopt a new right to act by written consent.

The Board strongly believes that reducing the special meeting threshold is a preferable alternative to adopting the right to act by written consent contemplated by the stockholder proposal below (Proposal 7) for the following reasons:

►	Action by written consent has the potential to lead to significant matters being approved without all stockholders receiving notice and an opportunity to express their views at an open and transparent stockholder meeting;
►	Adding a new right to act by written consent to the existing right to call a special meeting could have a disruptive effect on the Corporation, create stockholder confusion, and result in additional costs and time spent by the Board and management on such matters; and
►	Reducing the required ownership threshold to call a special meeting of stockholders provides stockholders with a meaningful right to act without the potential negative consequences of action by written consent.

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Proposal 6. Reduce Ownership Threshold Required to Call a Special Meeting of Stockholders

The proposed amendment to our Certificate of Incorporation is set forth in Appendix C to this proxy statement. Approval of this proposal requires the affirmative vote of a majority of shares outstanding as of the record date. Abstentions will have the same effect as a vote against this proposal. If our stockholders approve this proposal, we will file the corresponding amendment with the State of Delaware. The Board will also implement corresponding updates to our By-Laws if this proposal is approved.

For the reasons discussed above, the Board believes that approving the amendment to our Certificate of Incorporation to reduce the ownership threshold required to call a special meeting of stockholders is in the best interests of Kimberly-Clark and its stockholders at this time.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Corporation’s Certificate of Incorporation.

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Proposal 7. Stockholder Proposal Regarding Right to Act by Written Consent

Ms. Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, owning 50 shares of our common stock, has given notice that she or her designee intends to present for action at the Annual Meeting the resolution set forth below. The Board of Directors opposes this stockholder proposal for the reasons set forth below the proposal.

Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.

Stockholder Proposal

In accordance with applicable rules of the SEC, we have set forth Ms. Young’s proposal below:

Proposal 7 - Right to Act by Written Consent

Resolved, Kimberly-Clark Corporation (“Company”) shareholders request our board of directors undertake such steps as necessary to permit written consent by shareholders entitled to cast the minimum number of votes necessary to authorize action at a meeting at which all shareholders entitled to vote were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent consistent with applicable law, including the ability to initiate any topic for written consent consistent with applicable law.

Supporting Statement: Shareholder rights to act by written consent and special meetings are often complimentary ways to bring urgent matters to the attention of management and shareholders outside the annual meeting cycle.

Many boards and investors assume a false equivalency between rights of written consent and special meetings. However, any shareholder, regardless how many (or few) shares she owns, can seek to solicit written consents on a proposal.

By contrast, calling a special meeting may require a two-step process. A shareholder who does not own the minimum shares required must first obtain the support of other shareholders. Once that meeting is called, the shareholder must distribute proxies asking shareholders to vote on the proposal to be presented at the special meeting. This two-step process can take more time and expense than the one-step process of soliciting written consents, especially at our Company, which allows only investors with 25% of outstanding shares to call a special meeting, instead of 10%, as allowed by many companies.

Blackrock’s proxy voting guidelines for 2020 includes the following:

… shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting. We therefore believe that shareholders should have the right to solicit votes by written consent provided that: 1) there are reasonable requirements to initiate the consent solicitation process (in order to avoid the waste of corporate resources in addressing narrowly supported interests); and 2) shareholders receive a minimum of 50% of outstanding shares to effectuate the action by written consent.

This proposal topic won 49.9% of the vote at our Company in 2020. The topic also won majority votes in 2020 at NetApp, OGE Energy, HP, Stanley Black & Decker and Berry Global Group.

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Proposal 7. Stockholder Proposal Board of Directors Statement in Opposition

Our Company should join the hundreds of major companies that enable shareholders to act by written consent.

Increase Shareholder Value

Vote for Right to Act by Written Consent - Proposal 7
____________________

Board of Directors Statement in Opposition

After thoughtful consideration of the proposal, the Board of Directors (the “Board”) has concluded that the proposal’s adoption is not in the best interests of the Company and its stockholders.

Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons:

Current Governance Structure:

The Board maintains robust corporate governance practices and structures which empower our stockholders, promote accountability and oversight and provide stockholders with an opportunity to express their views. These practices and procedures include the following:

►	Ability for stockholders to call special meetings in order to act between annual meetings, with the Board having taken action to reduce the threshold for a special meeting call to 15% instead of 25%;

►	Majority voting for amendments to our Certificate of Incorporation and By-Laws, i.e., no supermajority requirement;

►	Majority voting standard for the election of directors with a director resignation policy;

►	All directors stand for election annually;

►	Majority of the directors are independent;

►	Demonstrated commitment to Board refreshment, with seven new independent directors since 2015;

►	Independent Lead Director with expansive duties;

►	Diverse Board that is representative of our customer, consumer, employee and stockholder base;

►	Proxy access for director nominations;

►

Significant year-round stockholder engagement on corporate governance matters, including executive compensation, board composition and refreshment and corporate social responsibility and sustainability;

►	No “poison pill” in place; and

►	Single class share capital structure (one share, one vote).

Current Governance Practices Provide Stockholders with a Meaningful Right to Act and Promote Board Accountability:

Kimberly-Clark provides stockholders with a meaningful right to act in between annual meetings through the ability of stockholders to call a special meeting. Note that in Proposal 6 above the Board is already requesting stockholder approval of an amendment to the Corporation’s Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting from 25 percent to 15 percent.

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Proposal 7. Stockholder Proposal Board of Directors Statement in Opposition

The Board believes that action by written consent is not necessary at this time given our current governance structures and is not in the best interests of our stockholders because it does not provide for an orderly and transparent discussion of all of our stockholders’ views on a topic.

The Board believes matters that are so important to require stockholder approval should be communicated to all stockholders in the context of an annual or special meeting, with adequate time to consider the matters proposed. Our governing documents provide protections, such as advance notice and thorough disclosure to all stockholders, for the conduct of business at annual and special meetings, to ensure a well-informed, fair and equitable process. Annual and special meetings also allow opportunity for discussion and interaction among stockholders so that all points of view may be considered prior to a vote. In contrast, enabling a limited group of stockholders to act by written consent has the potential to deprive almost half of our stockholders of these important rights.

Action by written consent may cause confusion and disruption, as well as promote short-termism or special-interests. For example, our Board may be denied the opportunity to consider the merits of a proposed action and to suggest alternative proposals for stockholder evaluation that may be in the best interests of our stockholders. Also, multiple stockholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory, causing confusion and disruption to stockholders, the Board and management.

For similar reasons, most Kimberly-Clark peer companies have opted against written consent. Companies without a non-unanimous written consent provision include 12 of Kimberly-Clark’s 19 compensation peer companies (listed on page 48) and 69 percent of the 470 S&P 500 companies surveyed by FactSet in January 2021.

Current Stockholder Feedback:

Kimberly-Clark’s ongoing dialogue with stockholders provides an open, transparent, and constructive forum for our stockholders to raise their concerns. During 2020 we offered meetings to stockholders representing approximately 50 percent of our common stock and held numerous discussions on corporate governance topics such as board composition and refreshment, executive compensation, and corporate social responsibility and sustainability. We solicited specific feedback from our stockholders related to the right to call special meetings and the right for stockholders to act by written consent. A majority of the stockholders with whom we met expressed a preference for the Corporation to reduce the required special meeting ownership threshold rather than adopt the right to act by written consent.

Kimberly-Clark strongly believes in sound governance and values its relationship with all of its stockholders. Consistent with its current practices and procedures, the Board will continue to carefully evaluate the future implementation of appropriate corporate governance measures. Nonetheless, the Board believes Kimberly-Clark’s current practices and procedures serve to protect and maximize long-term value for all stockholders.

For the reasons discussed above, the Board believes that stockholder action by written consent is not in the best interests of Kimberly-Clark and its stockholders at this time.

The Board unanimously recommends that the stockholders vote AGAINST the adoption of this proposal.

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Other Information

Security Ownership Information

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2020, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

Name	Number of Shares(1)(2)(3)(4)		Percent of Class
Achal Agarwal	164,686	(5)	*
Abelardo E. Bru	39,794		*
John W. Culver	406		*
Robert W. Decherd	98,289	(6)	*
Maria G. Henry	301,129	(5)	*
Michael D. Hsu	541,337	(5)(7)	*
Mae C. Jemison, M.D.	46,087		*
Sandi Karrmann	24,512		*
S. Todd Maclin	2,342		*
Sherilyn S. McCoy	3,604		*
Christa S. Quarles	7,319		*
Ian C. Read	34,096	(8)	*
Dunia A. Shive	2,385		*
Mark T. Smucker	1,821		*
Russell Torres	30,855		*
Kimberly K. Underhill	85,982	(6)	*
Michael D. White	11,247		*
All directors, nominees and executive officers	1,577,585	(6)(9)	*
as a group (23 persons)

*	Each director, nominee, named executive officer and the directors, nominees and executive officers as a group, owns less than one percent of the outstanding shares of our common stock.
(1)

Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

(2)	As of the date of this proxy statement, none of the executive officers or directors has pledged any shares of our common stock.

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Other Information Security Ownership Information

(3)

Share amounts include unvested restricted share units granted to the following named executive officers under the 2011 Plan as indicated below. Amounts representing performance-based restricted share units in the table below represent target levels for these awards. See “Compensation Tables – Outstanding Equity Awards” for additional information regarding these grants.

Name	Time-Vested Restricted Share Units(#)	Performance-Based Restricted Share Units(#)
Achal Agarwal	3,651	18,020
Maria G. Henry	6,774	65,243
Michael D. Hsu	—	136,134
Sandi Karrmann	24,512	—
Russell Torres	18,257	12,598
Kimberly K. Underhill	—	50,400

(4)

For each director who is not an officer or employee of Kimberly-Clark, share amounts include restricted share units and shares of restricted stock granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred or sold until the Outside Director retires from or otherwise terminates service on the Board. See footnote 4 to the 2020 Outside Director Compensation table for the number of shares of restricted stock and restricted share units that the Outside Directors had outstanding as of December 31, 2020.

(5)	Includes shares of common stock held by the trustee of the 401(k) Profit Sharing Plan for the benefit of, and that are attributable to, the accounts in the plans of, the named executive officers. Also includes the following shares which could be acquired within 60 days of December 31, 2020 by:

Name	Number of Shares That Could be Acquired Within 60 Days of December 31, 2020
Achal Agarwal	91,761
Maria G. Henry	203,451
Michael D. Hsu	356,246
Sandi Karrmann	—
Russell Torres	—
Kimberly K. Underhill	—
All directors, nominees and executive officers as a group (23 persons)	708,817

(6)	Voting and investment power with respect to 45,944 of the shares is shared with Mr. Decherd’s spouse.
(7)	Includes 21,991 shares held by a family trust for the benefit of Mr. Hsu’s spouse and certain other relatives. Mr. Hsu’s spouse is trustee of the trust. Mr. Hsu shares voting control over the shares held by the trust.
(8)	Includes 700 shares held by a family trust for the benefit of Mr. Read’s spouse and certain other relatives. Mr. Read’s spouse is trustee of the trust.
(9)	Voting and investment power with respect to 72,666 of the shares is shared.

Our Corporate Governance Policies provide that, within three years of joining the Board, all Outside Directors should own an amount of our common stock or share units at least equal in value to three times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares, as well as restricted stock and restricted share units (whether or not any applicable restrictions have lapsed), but not stock options (whether vested or unvested). As of December 31, 2020, each Outside Director has met the specified ownership level or is still within three years of joining the Board.

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Other Information Transactions With Related Persons

The following table sets forth the information, as of December 31, 2020, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
The Vanguard Group Inc.(1)	28,049,209	8.3%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(2)	26,644,473	7.8%
55 East 52nd Street
New York, NY 10055
State Street Corporation(3)	17,017,544	5.0%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

(1)

The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group Inc. (“Vanguard”) are based on the Schedule 13G/A filed by Vanguard with the SEC on February 10, 2021. According to the filing, Vanguard had sole dispositive power with respect to 26,529,394 shares, shared dispositive power with respect to 1,519,815 shares and shared voting power with respect to 567,436 shares, and did not have sole voting power as to any shares.

(2)

The address, number and percentage of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) are based on the Schedule 13G/A filed by BlackRock with the SEC on January 29, 2021. According to the filing, BlackRock had sole voting power with respect to 23,309,324 shares, sole dispositive power with respect to 26,644,473 shares, and did not have shared voting or dispositive power as to any shares.

(3)

The address, number and percentage of shares of our common stock beneficially owned by State Street Corporation (“State Street”) are based on the Schedule 13G filed by State Street with the SEC on February 9, 2021. According to the filing, State Street had shared voting power with respect to 14,911,852 shares, shared dispositive power with respect to 16,981,199 shares and did not have sole voting or dispositive power as to any shares.

Transactions With Related Persons
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted procedures for reviewing any transactions between the company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, director nominees, executive officers and five percent stockholders.

The Board’s procedures provide that:

►

The Nominating and Corporate Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms, and

►

The Audit Committee is best suited to review, approve and ratify related person transactions involving executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.

►	Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.

Each director, director nominee and executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with Kimberly-Clark. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Nominating and Corporate Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.

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Other Information Stockholders Sharing the Same Household

In determining whether the transaction is consistent with Kimberly-Clark’s best interest, the Nominating and Corporate Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:

►	Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;
►	Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;
►	The impact of the transaction on a director’s independence; and
►	Whether steps have been taken to ensure fairness to Kimberly-Clark.

2020 Related Person Transactions. Based on the company’s review of its transactions, there were no transactions considered to be a related person transaction during 2020.

CEO Pay Ratio Disclosure
In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our Chief Executive Officer’s compensation to the compensation of all our employees. For 2020:

►	the total compensation of our median employee was $47,549
►	the total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $13,465,320
►	the ratio of our Chief Executive Officer’s total compensation to the median employee total compensation was 283 to 1

To identify our median employee, we compared the base salary, overtime, shift-differential, call-in and other statutory pay (e.g., 13-month bonus for certain Latin American employees) of our employees based on 10-month trailing payroll data as of October 31, 2020. At that date, we had 41,375 employees, of which 11,192 were U.S. employees and 30,183 were non-U.S. employees. We excluded the following numbers of our employees based in the following countries as permitted by SEC rules under a de minimis exemption: Honduras (83), Kazakhstan (49), Mexico (1,904). The total number of excluded employees under the exemption (2,036) represented less than 5.0 percent of our population. We also excluded the approximately 5,400 employees of Softex Indonesia, which business we acquired on October 1, 2020. As a result of the exclusions, the “considered population” for identifying the median employee was 39,339. We did not make any cost-of-living adjustments.

Similar to our Chief Executive Officer, each of our employees enjoys a comprehensive compensation, benefit and company and/or state-sponsored retirement package that we determine by benchmarking to local market practice.

Stockholders Sharing the Same Household
Stockholders who have the same address and last name as of the record date and have not previously requested electronic delivery of proxy materials may receive their voting materials in one of two ways. They may receive a single proxy package containing one annual report, one proxy statement and multiple proxy cards for each stockholder. Or they may receive one envelope containing a Notice of Internet Availability of Proxy Materials for each stockholder. This “householding” procedure helps us reduce printing and postage costs associated with providing our proxy materials and is consistent with our sustainability efforts.

If you reside in the same household with another stockholder with the same last name and would like us to mail proxy-related materials to you separately in the future, or are receiving multiple copies of materials and wish to receive only one set of proxy-related materials, please contact

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Other Information Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

Stockholder Services by mail at P.O. Box 619100, Dallas, Texas 75261-9100, by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Beneficial stockholders can request information about householding from their banks, brokers or other such holders of record.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for the 2022 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100, so that they are received at this address no later than November [●], 2021. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. We suggest that proposals be forwarded by certified mail, return receipt requested.

Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement
Stockholders who wish to nominate one or more director candidates to be included in our proxy statement and form of proxy pursuant to By-Law 11A of our By-Laws (a “proxy access nomination”) for the 2022 Annual Meeting of Stockholders must submit written notice of the nomination to the Corporate Secretary so that it is received between October 9, 2021 and November 8, 2021, unless the 2022 Annual Meeting is held earlier than March 30, 2022 or later than June 28, 2022, in which case the notice must be received at least 120 days, but not more than 150 days, before the 2022 Annual Meeting of Stockholders (unless we give less than 120 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proxy access nomination must comply with the requirements of our By-Laws, which may be found in the Investors section of our website at www.kimberly-clark.com, and any applicable law.

Stockholder Director Nominees Not Included in Next Year’s Proxy Statement
Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to nominate a candidate for election to the Board who is not intended to be included in our proxy statement for the 2022 Annual Meeting of Stockholders is required to give written notice to our Corporate Secretary. We must receive this notice at least 75 days, but not more than 100 days, before the 2022 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a director nomination must comply with the requirements of our By-Laws and any applicable law. A nomination that does not comply with the requirements set forth in our Certificate of Incorporation and By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Nominating and Corporate Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors.”

Other Stockholder Proposals Not Included in Next Year’s Proxy Statement
Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to present a proposal at the 2022 Annual Meeting of Stockholders, other than a matter brought under SEC Rule 14a-8 or a director nomination, must submit written notice of the proposal to the Corporate Secretary. This notice must be received between January 19, 2022 and February 13, 2022, unless the 2022 Annual Meeting is held earlier than March 30, 2022 or later than June 28, 2022, in which case the notice must be received at least 75 days, but not more than 100 days, before the 2022 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proposal must comply with the requirements of our By-Laws and any applicable law.

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Other Matters
to be Presented at
the Annual Meeting

Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Kimberly-Clark Corporation P.O. Box 619100 Dallas, Texas 75261-9100 Telephone (972) 281-1200 March [●], 2021	By Order of the Board of Directors. Grant B. McGee Senior Deputy General Counsel and Corporate Secretary

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Appendix A

Kimberly-Clark Corporation
2021 Equity Participation Plan
(Effective April 29, 2021)

1. Purpose

This 2021 Equity Participation Plan (the “Plan”) of Kimberly-Clark Corporation (the “Corporation”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s and its Affiliates’ long-term success.

2. Effective Date

The Plan, as adopted by the Board on February 11, 2021, is effective as of April 29, 2021 (the “Effective Date”), upon approval by the stockholders of the Corporation at its 2021 annual meeting of stockholders. The Plan shall serve as the successor to the Kimberly-Clark Corporation 2011 Equity Participation Plan (the “Prior Plan”), and no further awards shall be granted under the Prior Plan after the Effective Date. All awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms.

3. Definitions

“Affiliate” means any domestic or foreign corporation or other entity at least fifty percent (50%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or other Affiliates, provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage and where use of such lower percentage would not prevent the registration of the offering and sale of shares under the Plan on a Form S-8 Registration Statement under the Securities Act.

“Average PRSU Attainment Level” has the meaning set forth in subsection 14(b) of the Plan.

“Award” has the meaning set forth in Section 6 of the Plan.

“Award Agreement” means any written agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which sets forth the terms and conditions applicable to the Award granted to the Participant.

“Board” means the Board of Directors of the Corporation.

“Cause” means any of the following: (i) the commission by the Participant of a felony or crime of comparable magnitude under non-U.S. law; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation or an Affiliate; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation or an Affiliate, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation or an Affiliate.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Section 409A, acquires shares of the Corporation having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions

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Appendix A 3. Definitions

(a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board or of the board of directors of any successor to the Corporation. Notwithstanding the foregoing, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time, together with the official guidance promulgated thereunder.

“Committee” means the Management Development and Compensation Committee of the Board or such other committee appointed by the Board. To the extent required to comply with the provisions of Rule 16b-3 under the Exchange Act (or any successor rule), it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, each of the individuals constituting the Committee shall be an “independent director” to the extent required under the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this provision. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“Committee Rules” means the interpretative guidelines approved by the Committee providing the foundation for administration of the Plan.

“Common Stock” means the common stock, par value $1.25 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

“Effective Date” has the meaning set forth in Section 2 of the Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Committee using such reasonable method of valuation that complies with Section 409A, to the extent applicable. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time, consistent with applicable law.

“Grant Price” has the meaning set forth in subsection 8(b) of the Plan.

“Incentive Stock Option” means an Option which is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a fixed Option Price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted, except in the case of Options granted as Substitute Awards.

“Other Stock-Based Award” has the meaning set forth in Section 12 of the Plan.

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Appendix A 3. Definitions

“Option Price” has the meaning set forth in subsection 7(b) of the Plan.

“Participant” means an employee whom the Committee selects to participate in and receive Awards under the Plan (collectively, the “Participants”).

“Performance Award” means any right granted under Section 11 of the Plan.

“Performance Goal” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Performance Goal may consist of one or more or any combination of the following criteria: organic sales, modified free cash flow, return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total stockholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. Without limitation, the Performance Goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation or to an Affiliate by which the Participant is employed. The Committee, in its discretion, may change or modify these criteria. Further, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Corporation or the financial statements of the Corporation, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or a change in accounting principles.

“Prior Plan” means the Kimberly-Clark Corporation 2011 Equity Participation Plan.

“PRSU” has the meaning set forth in subsection 14(b) of the Plan.

“Qualified Termination of Employment” means the termination of a Participant’s employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control either (i) by the Corporation or an Affiliate without Cause or (ii) by the Participant with Good Reason. Subject to the definition of “Termination by the Participant for Good Reason,” transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.

“Restricted Period” means the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” means a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash and/or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.

“Retirement” and “Retires” means, unless otherwise set forth in an Award Agreement, the Participant’s termination of employment on or after the date the Participant has attained age 55.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as amended from time to time.

“Stock Appreciation Right or SAR” has the meaning set forth in Section 8 of the Plan.

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Appendix A 4. Administration

“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity acquired by the Corporation or any of its Affiliates or with which the Corporation or any of its Affiliates combines; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

“Termination by the Participant for Good Reason” means the Participant’s separation from service during the two year time period following the initial existence (without the Participant’s express written consent) of any one of the following conditions:

(a)	A material diminution in the Participant’s base compensation;

(b)	A material diminution in the Participant’s authority, duties, or responsibilities;

(c)

A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d)	A material diminution in the budget over which the Participant retains authority;

(e)	A material change in the geographic location at which the Participant must perform the services; or

(f)	Any other action or inaction that constitutes a material breach by the Corporation or an Affiliate of any agreement under which the Participant provides services.

The Participant must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.

The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

“Total and Permanent Disability” means that the Participant is disabled and has received a letter from the U.S. Social Security Administration awarding disability benefits and stating that the Participant was disabled on or before the date of the Participant’s termination of employment; provided, however, if the Participant is not customarily employed within the United States, “Total and Permanent Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Transferability Restrictions” means the restrictions on transferability and any other restrictions or forfeiture provisions imposed on imposed on Awards of Restricted Shares or Restricted Share Units pursuant to Section 9(b) and Section 10(b) of the Plan.

4. Administration

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

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Appendix A 7. Stock Options

The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows: (a) with respect to persons who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of an Award and authority to administer Awards shall not be delegated by the Committee; (b) any delegation of authority to an officer of the Corporation to grant Awards shall be subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute); (c) officers of the Corporation to whom authority has been delegated shall not have authority to grant Awards to, or amend Awards held by officers to whom authority to grant or amend Awards has been delegated; and (d) any delegation shall satisfy all applicable requirements of Rule 16b-3 under the Exchange Act, or any successor provision.

5. Eligibility

The Committee shall from time to time select the Participants from those employees whom the Committee determines to be in a position to contribute materially to the success of the Corporation and its Affiliates. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

6. Form of Grants

Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards, dividend equivalents or any combination thereof (“Awards”).

7. Stock Options

The Committee shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/awarded to each Participant and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i).

(a)	Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

(b)

Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”), except in the case of Options granted as Substitute Awards.

(c)

Limitations on Exercise. Except as provided in Section 13 of the Plan, the Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate, and the Option shall be subject to other exercise limitations or vesting terms or periods as may be provided in an Award Agreement; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment, without regard to the limitations in this subsection 7(c). Unless otherwise determined by the Committee or

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Appendix A 7. Stock Options

set forth in an Award Agreement, if the Participant’s employment is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and, other than in the case of a Qualified Termination of Employment, only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d)

Exercise after Death, Retirement, or Total and Permanent Disability. Unless otherwise determined by the Committee or set forth in an Award Agreement, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as follows. If a Participant dies or becomes Totally and Permanently Disabled, the remaining portion of such Option may be exercised within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by the executor or administrator of the Participant’s estate. If a Participant Retires, the remaining portion of such Option may be exercised within (i) five years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier.

(e)

No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the effect would be to reduce the Option Price or Grant Price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or another Award (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the Option Price or Grant Price is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the stockholders.

(f)

Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, or an agent designated by the Corporation, subject to any applicable rules or regulations adopted by the Committee, notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares being acquired. Exercise methods and processes for paying the Option Price shall be as determined by the Committee and may include payment in cash, a check payable to the Corporation, or in shares of Common Stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation or such other methods permitted by the Committee in its sole discretion. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

(g)	Limitations on Incentive Stock Option Grants.

	(i)	An Incentive Stock Option may be granted only to an employee of the Corporation or one of the Corporation’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.

	(ii)	No person who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its Affiliates may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

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Appendix A 8. Stock Appreciation Rights

	(iii)	To the extent that the aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(h)	Tandem Grants.

	(i)	At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants a tandem SAR, subject to the terms and conditions of this subsection 7(h) and Section 8. If Nonqualified Stock Options and a SAR are granted in tandem, as designated in the relevant Award Agreements, such tandem Option shall be cancelled to the extent that the shares of Common Stock subject to such Option are used to calculate amounts or shares receivable upon the exercise of the related tandem SAR. The tandem SAR shall expire when the period of the subject Option expires. Participants to whom a tandem SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A tandem SAR may be revoked by the Committee, in its sole discretion, at any time.

	(ii)	At the time a Participant converts one or more shares of Common Stock covered by an Option to cash pursuant to a SAR, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

(i)	Dividend Equivalents. No dividend equivalents may be granted in relation to Options granted under the Plan.

8. Stock Appreciation Rights

The Committee may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a SAR granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Fair Market Value of the Common Stock at the time the Participant’s SAR is granted and the Fair Market Value of the Common Stock on the date of exercise.

(a)	Grant. A SAR may be granted in addition to any other Award under the Plan or in tandem with or independent of a Nonqualified Stock Option.

(b)	Grant Price. The grant price of a SAR shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the SAR, except that if a SAR is at any time granted in tandem to an Option, the grant price of the SAR shall not be less than the Option Price of such Option, and also except in the case of SARs granted as Substitute Awards (the “Grant Price”).

(c)	Term. The term of each SAR shall be such period of time as is fixed by the Committee; provided, however, that the term of any SAR shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a SAR.

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Appendix A 9. Restricted Shares

(d)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(e)

Form of Payment. Payment may be made to the Participant in respect thereof in cash and/or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled SARs are issued and paid, the gross amount of the Award shall be counted against the Plan.

(f)	Dividend Equivalents. No dividend equivalents may be granted in relation to SARs granted under the Plan.

9. Restricted Shares

The Committee may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an Award Agreement. The Award Agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the Award.

(a)

Grant of Restricted Shares. The Committee shall determine the number of shares of Common Stock subject to the Restricted Shares and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee.

(b)

Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a stockholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof; provided, however, that dividends with respect to Restricted Shares shall not be paid to the holder of such Restricted Shares until those shares, or any portion thereof, become vested. Subject to Section 13 of the Plan, with respect to each grant of Restricted Shares, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will not be entitled to receive any shares of Common Stock unless he or she is still employed by the Corporation or one of its Affiliates at the end of the Restricted Period, (ii) that the Participant will become vested in Restricted Shares according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

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Appendix A 10. Restricted Share Units

(c)

Manner of Holding and Delivering Restricted Shares. Shares of Common Stock subject to an award of Restricted Shares may be (i) held in book entry form subject to the Corporation’s instructions or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee, in either case until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Total and Permanent Disability or other earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. Upon termination of the Restricted Period or any earlier termination of the Transferability Restrictions, the Participant’s Restricted Shares will be delivered to the Participant free and clear of the Transferability Restrictions in such form (e.g., a stock certificate or electronic entry evidencing such shares) as determined appropriate by the Corporation.

10. Restricted Share Units

The Committee shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. Each grant of Restricted Share Units under the Plan shall be evidenced by an Award Agreement. The Award Agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Share Units awarded and the following terms and conditions of the Award.

(a)

Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

(b)

Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash and/or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation and subject to Section 13 of the Plan, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or one of its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability. Subject to subsection 10(c) of the Plan, holders of Restricted Share Units shall have none of the rights of a stockholder with respect to shares subject to the Restricted Share Units. In particular, holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(c)

Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them and (ii) these dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant. However, any such dividend equivalents will be paid only to the extent the underlying Awards vest.

(d)	Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee.

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11. Performance Awards

The Committee may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;

(b)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and

(c)	as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.

12. Other Stock-Based Awards

The Committee may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, if any, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted. In the event that an Other Stock-Based Award carries a right to dividend equivalents, such dividend equivalents will be paid only to the extent the Other Stock-Based Award vests.

13. Vesting

No Award denominated in shares of Common Stock that is granted under the Plan may vest in less than one year from its date of grant. Notwithstanding the foregoing, (a) Awards with respect to up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan may vest (in full or in part) in less than one year from their date of grant; and (b) nothing in this Section 13 shall limit the Corporation’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or limit any rights to accelerated vesting in connection with a shutdown or divestiture of all or a portion of the Corporation’s or its Affiliate’s business or following a Change of Control and shall not limit the changes in capitalization provisions of Section 17. For avoidance of doubt, the minimum vesting provisions of this Section 13 shall not apply to Substitute Awards.

14.Terminations and Leaves of Absence
(a)	Unless otherwise set forth in an Award Agreement, in the event the Participant’s employment with the Corporation or an Affiliate is terminated by reason of a shutdown or divestiture of all or a portion of the Corporation’s or the respective Affiliate’s business, a proportion of any Restricted Shares or Restricted Share Unit Award shall be considered to vest as of the Participant’s termination of employment. The portion of each Award that shall vest shall be

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Appendix A 14. Terminations and Leaves of Absence

prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment. In the event the number of Restricted Shares or Restricted Share Units was to be determined by the attainment of Performance Goals according to a schedule determined by the Committee, the portion of the Award that shall vest shall be determined at the end of the Restricted Period, prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment.

(b)

Unless otherwise set forth in an Award Agreement, in the event of a Qualified Termination of Employment, all of the Participant’s Awards that were not subject to Performance Goals shall be considered to vest immediately. Unless otherwise set forth in an Award Agreement, in the event of a Qualified Termination of Employment, for Restricted Shares and/or Restricted Share Units subject to Performance Goals (“PRSUs”), a cash amount shall be paid equal to the Average PRSU Attainment Level multiplied by the number of the Participant’s outstanding PRSUs which are forfeited due to the Qualified Termination of Employment multiplied by the Fair Market Value on the date of the Qualified Termination of Employment. For purposes of this subsection 14(b), the “Average PRSU Attainment Level” shall mean the three year average of the Performance Goal attainment level with respect to PRSUs paid to the Participant under the Plan. The Participant’s three year average Performance Goal attainment level will be determined based on the higher of two attainment level averages computed during alternative three year periods consisting of either (i) the year in which the date of the Change of Control occurred (or, if the attainment level with respect to PRSUs has not been determined as of the date of the Change of Control, for the preceding year) and the two preceding years or (ii) the year of the Qualified Termination of Employment (or, if the attainment level with respect to PRSUs has not been determined as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If a Participant does not have PRSUs for which the Performance Goal attainment level has been determined for three prior years, the Average PRSU Attainment Level will be determined based on the average Performance Goal attainment level with respect to the Participant’s PRSUs under the Plan in the number of applicable prior years.

If the Performance Goal attainment level with respect to PRSUs granted to the Participant has not previously been determined, the Average PRSU Attainment Level will be determined as follows

(1)	For a Participant classified at the Corporation’s Grade 1 through 6 level, as defined by the Corporation’s Compensation Department, the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to other employees at the same grade level.

(2)	For a Participant at the Global Senior Leadership Team (“GSLT”) level (except for the Chief Executive Officer of the Corporation), the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to Participants at the GSLT level.

(3)	For the Chief Executive Officer of the Corporation, the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to the previous Chief Executive Officer(s) of the Corporation.

Notwithstanding the foregoing, no severance or other amount shall be paid to any Participant with respect to any Awards upon a Qualified Termination of Employment to the extent that the Participant is entitled to receive payment pursuant to an executive severance agreement between the Participant and the Corporation under the Kimberly-Clark Corporation executive severance program in effect at the time of such Qualified Termination of Employment.

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(c)	If, pending a Change of Control, the Committee determines that as a result of the Change of Control the Common Stock will cease to exist without an adequate replacement security that preserves the Participant’s economic rights and positions with respect to his or her Awards, or if the applicable successor or surviving corporation upon a Change of Control otherwise refuses to assume the Participant’s Award or replace it with a comparable award for shares of the capital stock of such successor or surviving corporation, then, by action of the Committee, the following shall occur:

(i)	All Options and SARs, except for Incentive Stock Options, shall become exercisable immediately prior to the consummation of the Change of Control in such manner as is deemed fair and equitable by the Committee.

(ii)	The restrictions on all Restricted Shares shall lapse, and all Restricted Share Units, Performance Awards and Other Stock-Based Awards shall vest immediately prior to consummation of the Change of Control and shall be settled upon the Change of Control in cash equal to the Fair Market Value of the number of shares of Common Stock (or target number, as applicable) subject to the Restricted Share Units, Performance Awards and Other Stock-Based Awards at the time of the Change of Control.

(d)

Unless otherwise determined by the Committee or set forth in an Award Agreement (with respect to Awards that are not required to meet the requirements of Section 409A), a termination of employment shall not be deemed to have occurred while a Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment shall be deemed to have occurred. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment for purposes of the Plan. However, unless otherwise required by applicable law or set forth in an Award Agreement, a Participant who is classified as an intermittent employee shall be deemed to have a termination of employment for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, a termination of employment with respect to any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A shall not be deemed to be a termination of employment for purposes of the Plan if it is anticipated that the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent (20%) of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(e)	If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by applying the procedures set forth in the Committee Rules.

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Appendix A 17. Changes in Capitalization

15. Shares Subject to the Plan
(a)	Subject to subsection 15(b) and the adjustment provision set forth in Section 17 hereof, the number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed the sum of (i) 2,100,000 newly authorized shares and (ii) the number of shares which as of the Effective Date were previously authorized but not awarded under the Prior Plan (the “Share Reserve”); provided, however, that no more than 10,000,000 shares may be issued upon the exercise of Incentive Stock Options.

(b)	If any shares of Common Stock subject to an Award granted under the Plan or under the Prior Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an Award is settled in cash (in whole or in part), the shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding the foregoing, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)	Notwithstanding anything to the contrary herein, the following shares shall not be added to the shares of Common Stock authorized for grant under subsection 15(a) and shall not be available for future grants of Awards under the Plan: (i) shares tendered by a Participant or withheld by the Company in payment of an Option Price; (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options.

(d)	Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. For avoidance of doubt, Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and shares of Common Stock subject to such Substitute Awards shall not be added to the shares available for Awards under the Plan pursuant to subsection 15(b) above.

16. Individual Limits

Subject to the adjustment provision set forth in Section 17 hereof, the maximum number of shares of Common Stock covered by Awards which may be granted to any Participant within any calendar year period shall not exceed 1,500,000 in the aggregate, except that in connection with a newly-hired Participant’s initial service, a Participant may be granted Awards covering up to an additional 1,500,000 shares of Common Stock.

17. Changes in Capitalization

In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation by the Corporation, or a recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number and type or class of shares in the Share Reserve, (b) the maximum number and type or class of shares that may be issued pursuant to the exercise of Incentive Stock Options, (c) the maximum number and type or class of shares for which Awards

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may be granted to any Participant, (d) the number and type or class of shares, and the Option Price or Grant Price thereof, if applicable, of all shares subject to outstanding Awards, (e) the maximum number and type or class of shares of Common Stock covered by Awards which may be granted by any party pursuant to a delegation of authority under Section 4 of the Plan, and (f) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes.

18. Effect on Other Plans

All payments and benefits under the Plan shall constitute special and discretionary incentives and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

19.Term of the Plan

The Plan shall remain in effect until terminated by the Committee pursuant to Section 20(k) below; provided however, that no Incentive Stock Options may be granted on or after the tenth (10th) anniversary of the date that the Board adopted the Plan on February 11, 2021. No Award may be granted or awarded after the date that the Plan is terminated, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

20. General Provisions
(a)	No Right of Continued Employment. Neither the establishment of the Plan nor the grant or payment of Awards hereunder nor any action of the Corporation, its Affiliates, the Board or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or any of its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board or the Committee.

(b)	Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. The Committee may determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by Total and Permanent Disability, Retirement or for other reasons.

(c)	Modification of Awards. Except as otherwise provided in Section 7(e) related to repricings, the Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit the period in which an Incentive Stock Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an Incentive Stock Option after a period ending at least three months following the date of such notice, (iii) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan or otherwise accelerate the vesting of any Award, (iv) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent that after payment of such Award it is determined that the Performance Goals were not actually achieved, (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, (vi) make other adjustments in the terms and conditions (including Performance Goals) applicable to Awards and/or (vii) otherwise amend or modify any outstanding Award. Except as provided in this subsection and in subsection

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Appendix A 20. General Provisions

20(d), no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant, unless such amendment is necessary or appropriate to comply with applicable laws.

(d)	Non-U.S. Employees. In the case of any Award granted to a Participant who is not a resident of the United States, who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States or who is otherwise subject to the laws of a country outside the United States, the Committee may (i) establish, waive or alter the terms and conditions of any Awards to the extent that such action is necessary or advisable to conform such Award to applicable law or to achieve the purposes of the Plan, (ii) establish subplans to meet requirements under applicable law or to achieve favorable tax treatment, and (iii) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (A) materially increase any benefits accruing to any Participants under the Plan, (B) increase the number of shares of Common Stock which may be issued under the Plan, (C) modify the requirements for eligibility to participate in the Plan, or (D) result in a failure to comply with applicable provisions of the U.S. Securities Act, the Exchange Act or the Code.

(e)	No Segregation of Cash or Stock. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

(f)	Non-Transferability. During the Participant’s lifetime, Options and SARs shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 20(f) to the contrary, the Committee may grant to designated Participants the right to transfer Awards, subject to the terms and conditions of the Committee Rules.

Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(g)	Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

(h)	Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(i)	Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

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(j)	Tax Withholding. Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Corporation will have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy U.S. and non-U.S. federal, state, local or other taxes required to be withheld with respect to such Award. The Company will have no obligation to permit exercise of an Award or to issue any shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Corporation in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Corporation in its absolute discretion to provide otherwise for such payment. The Corporation will have no liability to any Participant for exercising the foregoing right not to permit exercise or issue or deliver shares or cash.

(k)	Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 20(c), 20(d) and 20(l), no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant, unless such amendment is necessary or appropriate to comply with applicable laws.

(l)	Section 409A. To the maximum extent possible, Awards under the Plan are intended to be exempt from Section 409A and the Plan and Award Agreements shall be construed accordingly; provided, however, that to the extent that any Award is subject to Section 409A, such Award and the Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. If the Committee determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A, in each case without the consent of or notice to the Participant.

No payment that constitutes deferred compensation under Section 409A that would otherwise be made under the Plan or an Award Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A, and further, notwithstanding anything in the Plan or any Award Agreement, if a Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A, such payment (or the commencement thereof, if applicable) may not occur prior to the date that is six months after the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid to the Participant in a single lump sum on the earliest date permitted under Section 409A that is also a business day.

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Appendix A 20. General Provisions

Further, notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change of Control, the applicable transaction or event described in Section 3 of the Plan must qualify as a change in the ownership or effective control of the Corporation or as a change in the ownership of a substantial portion of the assets of the Corporation pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Participant.

For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

Although the Corporation may attempt to avoid adverse tax treatment under Section 409A, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(m)	Forfeiture and Recoupment. All awards shall be subject to forfeiture and/or repayment to the Corporation to the extent and in the manner required (i) to comply with any requirements imposed under applicable laws, regulations, stock exchange listing rules or other rules; (ii) under the terms of the Kimberly-Clark Corporation Compensation Recoupment Policy, to the extent applicable to the Participant, or under any other policy or guideline adopted by the Corporation for purposes of fraud prevention, governance, avoidance of monetary or reputational damage to the Corporation and its Affiliates or similar reasons, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into the Plan without the consent of the Participant) and (iii) under such other forfeiture and/or recoupment provisions set forth in an Award Agreement.

(o)	Severability. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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Appendix B
Kimberly-Clark Corporation
2021 Outside Directors’ Compensation Plan
(Effective April 29, 2021)

1. Introduction
The 2021 Kimberly-Clark Corporation Outside Directors’ Compensation Plan (the “Plan”) is intended to promote the interests of Kimberly-Clark Corporation (the “Corporation”) and its stockholders by enhancing the Corporation’s ability to attract, motivate and retain as Outside Directors persons of training, experience and ability, and to encourage the highest level of Outside Director performance. The Plan is intended to permit the Corporation maximum flexibility in implementing a compensation policy including aligning the Outside Directors’ economic interests closely with those of the Corporation’s stockholders by use of equity based compensation awards.

The Plan, as adopted by the Board on February 11, 2021, is effective as of April 29, 2021 (the “Effective Date”), upon approval by the stockholders of the Corporation at its 2021 annual meeting of stockholders. The Plan shall serve as the successor to the Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan (the “Prior Plan”), and no further awards shall be granted under the Prior Plan after the Effective Date. All awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms.

2. Definitions
Unless otherwise defined in the text of the Plan, capitalized terms herein shall have the meanings set forth in this Section 2.

“Affiliate” means any corporation or other entity in which the Corporation owns 20 percent or more of the equity interest (collectively, the “Affiliates”).

“Award” has the meaning set forth in Section 3 of the Plan.

“Board” means the Board of Directors of the Corporation.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Code Section 409A, acquires shares of the Corporation having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were Directors of the Corporation before the Transaction shall cease to constitute a majority of the Board or of the board of directors of any successor to the Corporation. Notwithstanding the foregoing, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Corporation.

“Code” means U.S. Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time, together with the official guidance promulgated thereunder.

“Committee Rules” means the Committee Rules for the Kimberly-Clark Corporation 2021 Equity Participation Plan or any successor plan.

“Director” means a member of the Board.

“Effective Date” has the meaning set forth in Section 1 of the Plan.

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Appendix B 2. Definitions

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Board using such reasonable method of valuation that complies with Section 409A of the Code, to the extent applicable. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time, consistent with applicable law.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.

“Option” means a right to purchase a specified number of shares of Stock at a fixed Option Price equal to no less than the Fair Market Value of the Stock on the date the Option is granted.

“Outside Director” means a Director who is not on the date of grant of an Award pursuant to the Plan an employee of the Corporation or any of its Affiliates.

“Prior Plan” means the Kimberly-Clark Corporation 2011 Outside Directors’ Compensation Plan.

“Restricted Period” shall mean the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash and/or shares of Stock, equal to the value of a specified number of shares of Stock. No certificates shall be issued with respect to such Restricted Share Unit, and the Corporation shall maintain a bookkeeping account in the name of the Outside Director to which the Restricted Share Unit shall relate.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

“Retirement” and “Retires” means the separation from service as a Director on or after the date the Director has attained age 55.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as amended from time to time.

“Stock” means the shares of the Corporation’s common stock, par value $1.25 per share, and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Stock.

“Stock Appreciation Right” or “SAR” has the meaning set forth in subsection 8(i)(i) of this Plan.

“Transferability Restrictions” means the restrictions on transferability and any other restrictions or forfeiture provisions imposed on Awards of Restricted Shares or Restricted Share Units pursuant to Section 9(b) and Section 10(b) of the Plan.

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Appendix B 7. Shares Subject to the Plan; Adjustments; Individual Limit

3. Compensation and Form of Grant
The Outside Directors will be entitled to receive compensation for their services as a member of the Board, and any of its committees, as may be determined from time to time by the Board following a review of, and recommendation on, Outside Director compensation made by the Nominating and Corporate Governance Committee. The compensation paid to each Outside Director is referred to herein as an “Award”, and may be paid in cash, Stock, Options, SARs, Restricted Shares, Restricted Share Units, other forms of equity or any combination thereof as is determined by the Board.

4. Participation
Participation in the Plan is limited to Outside Directors. It is intended that all Outside Directors will be participants in the Plan.

5. Administration of the Plan
The Plan shall be administered by the Board, which shall have sole and complete discretion and authority with respect thereto, except as expressly limited by the Plan. All action taken by the Board in the administration and interpretation of the Plan shall be final and binding on all matters relating to the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board, except that the Board may authorize any Directors, officers or employees of the Corporation to assist the Board in the administration of the Plan and to execute documents on behalf of the Board. The Board also may delegate to a committee of the Board, or such other Directors, officers or employees, as the Board determines, such other ministerial and discretionary duties as it sees fit.

The Corporation or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member of the Board shall be liable for any act done or omitted to be done by such member, or by any other member of the Board, in connection with the Plan, except for such member’s own willful misconduct or as otherwise expressly provided by statute.

The Board shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

All expenses of administering the Plan shall be paid by the Corporation.

6. Term of Plan
The Plan shall become effective as of the Effective Date. The Plan shall remain in effect until terminated by the Board in accordance with Section 12 below. All Awards that are outstanding as of the date on which the Board terminates the Plan shall continue in force beyond that date pursuant to their terms.

7. Shares Subject to the Plan; Adjustments; Individual Limit
(a)	Shares Subject to the Plan. The aggregate maximum number of shares of Stock available for grant under the Plan shall be the number of shares which as of the Effective Date were previously authorized but not awarded under the Prior Plan not to exceed 200,000 shares, subject to the adjustment provision set forth in subsection 7(b) below. If any shares of Stock subject to an Award granted under the Plan or under the Prior Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an Award is settled in cash (in whole or in part), the shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. However, the following shares of Stock shall not be added to the shares of Stock authorized for grant under this subsection 7(a) and shall not

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Appendix B 8. Stock Options

be available for future grants of Awards under the Plan: (i) shares tendered by a Director or withheld by the Company in payment of an Option Price; (ii) shares tendered by the Director or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Notwithstanding anything in this Plan to the contrary, each grant of Awards under this Plan shall be subject to the availability of shares of Stock under this subsection 7(a).

(b)	Adjustments. In the event there are any changes in the Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation by the Corporation, or a recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Board, to the extent necessary to preserve the benefit to the Outside Director contemplated hereby, to reflect such changes in (i) the aggregate number and type or class of shares of Stock subject to the Plan, (ii) the number and type or class of shares and the Award price per share, if applicable, of all shares of Stock subject to outstanding Awards, and (iii) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes, provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the dilution or enlargement of any rights of any Outside Director.

(c)	Individual Limit. Notwithstanding anything in this Plan to the contrary, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards as determined for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any individual Outside Director for services in such capacity shall not exceed one million dollars ($1,000,000); provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the Outside Director may be up to two hundred percent (200%) of the foregoing limit. For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred.

8. Stock Options
The Board may from time to time designate those Outside Directors who shall receive Options. Each grant of Options under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Options awarded and the following terms and conditions of the Option.

(a)	Period of Option. The period of each Option shall be 10 years from the date it is granted.

(b)	Option Price. The exercise price of an Option shall be the Fair Market Value of the Stock at the time the Option is granted.

(c)	Limitations on Exercise. Each Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Outside Director shall have been in the continuous service as a Director of the Corporation; provided, however, that the provisions of this subsection 8(c) shall not apply and all Options outstanding under the Plan shall be exercisable in full if the Outside Director separates from service as a Director within the two (2) year period following the date a Change of Control occurs. Commencing one year

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Appendix B 8. Stock Options

after the date the Option was granted, the Outside Director may purchase the total number of shares of Stock covered by the Option; provided, however, that if the Director separates from service as a Director for any reason other than death, Retirement, a voluntary decision by the Outside Director not to stand for reelection to the Board or total and permanent disability, the Option shall be exercisable within the remaining period of the Option but only for the number of shares of Stock for which it was exercisable on the date of such separation from service. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d)	Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, as directed by the office of the Treasurer at the World Headquarters, written notice of the number of shares of Stock with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Except as otherwise authorized by the Board, payment may be made in cash, a check payable to the Corporation or in shares of Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. An Outside Director shall have none of the rights of a stockholder with respect to shares covered by an Option until the Outside Director becomes the record holder of such shares.

(e)	Exercise after Death, Retirement, Disability or Voluntary Separation of Service. If a Director dies, Retires, becomes totally and permanently disabled, or separates from service on the Board by reason of a voluntary decision by the Outside Director not to stand for reelection to the Board, without having exercised an Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 8(c), within the remaining period of the Option. Upon an Outside Director’s death, the Option may be exercised by the person or persons to whom such Outside Director’s rights under the Option shall pass by will or the laws of descent and distribution or, if no such person has such rights, by his executor or administrator.

(f)	Non-transferability. During the Outside Director’s lifetime, Options shall be exercisable only by such Outside Director. Options shall not be transferable other than by will or the laws of descent and distribution upon the Outside Director’s death. Notwithstanding anything in this subsection 8(f) to the contrary, Outside Directors shall have the right to transfer Options, subject to the same terms and conditions applicable to Options granted to the Chief Executive Officer of the Corporation under Committee Rules.

(g)	Purchase for Investment. It is contemplated that the Corporation will register shares sold to Directors pursuant to the Plan under the Securities Act. In the absence of an effective registration, however, an Outside Director exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(h)	Options for Non-U.S. Directors. In the case of any Option awarded to an Outside Director who is not a resident of the United States or who is otherwise subject to the laws of a country outside the United States, the Board may (i) waive or alter the conditions set forth in subsections 8(a) through 8(g) to the extent that such action is necessary to conform such Option to applicable law or achieve the purposes of the Plan, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Outside Directors under the Plan, (2) increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, or (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code.

(i)	Election to Receive Cash Rather than Stock.

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Appendix B 9. Restricted Shares

(i)	At the same time as Options are granted the Board may also grant to designated Outside Directors the right to convert a specified number of shares of Stock covered by such Options to cash, subject to the terms and conditions of this subsection 8(i). For each such Option so converted, the Outside Director shall be entitled to receive cash equal to the difference between the Outside Director’s Option Price and the Fair Market Value of the Stock on the date of conversion. Such a right shall be referred to herein as a Stock Appreciation Right (“SAR”). Outside Directors to whom a SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A SAR may be revoked by the Board, in its sole discretion, at any time.

(ii)	An Outside Director who has been granted a SAR may exercise such SAR during such periods as provided for by the Board. The SAR shall expire when the period of the subject Option expires.

(iii)	At the time an Outside Director converts one or more shares of Stock covered by an Option to cash pursuant to a SAR, such Outside Director must exercise one or more Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Stock. In the event that the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Stock subject to outstanding Options.

(j)	No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or another Award (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 7 hereof) if the Option Price or Grant Price of the SAR is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 8(j) subject to the approval of the stockholders.

9. Restricted Shares
The Board may from time to time designate those Outside Directors who shall receive Restricted Share Awards. Each grant of Restricted Shares under the Plan shall be evidenced by a notice from the Board to the Outside Director. The notice shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Board and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a)	Grant of Restricted Shares. The Board shall determine the number of Restricted Shares to be included in the grant and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Outside Director or may be different with respect to different Outside Directors or with respect to various of the Restricted Shares granted to the same Outside Director, all as determined by the Board at the time of grant.

(b)	Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the

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Appendix B 10. Restricted Share Units

Restricted Shares the Board may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a shareholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof. With respect to each grant of Restricted Shares, the Board shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will not be entitled to receive any shares of Stock unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Shares according to a schedule determined by the Board, or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c)

Manner of Holding and Delivering Restricted Shares. Shares of Stock subject to an award of Restricted Shares may be (i) held in book entry form subject to the Corporation’s instructions or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board, in either case until the end of the applicable Restricted Period or, if the Board has provided for earlier termination of the Transferability Restrictions following an Outside Director’s death, total and permanent disability or other earlier vesting of the shares of Stock, such earlier termination of the Transferability Restrictions. Upon termination of the Restricted Period or any earlier termination of the Transferability Restrictions, the Outside Director’s Restricted Shares will be delivered to the Outside Director free and clear of the Transferability Restrictions in such form (e.g., a stock certificate or electronic entry evidencing such shares) as determined appropriate by the Corporation.

10. Restricted Share Units

The Board shall from time to time designate those Outside Directors who shall receive Restricted Share Unit Awards. The Board shall advise such Outside Directors of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a)

Restricted Share Units may be granted to Outside Directors as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Outside Director and the Restricted Period shall be determined by the Board in its sole discretion.

(b)

Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, an Outside Director’s right, if any, to receive cash or Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Board shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Board may provide (i) that the Outside Director will forfeit any Restricted Share Units unless he or she still serves as a Director of the Corporation at the end of the Restricted Period, (ii) that the Outside Director will become vested in Restricted Share Units according to a schedule determined by the Board or under other terms and conditions determined by the Board, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Outside Director’s death or total and permanent disability.

(c)

Dividends. During the Restricted Period, Outside Directors will be credited with dividends, equivalent in value to those declared and paid on shares of Stock, on all Restricted Share Units granted to them. These dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Stock dividend payments based on the then Fair

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Appendix B 15. Director’s Service

Market Value of the Stock thereby increasing the number of Restricted Share Units held by an Outside Director. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a shareholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive dividends in cash or other property, nor other distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d)

Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in shares of Stock unless the Board determines at the time of grant that payment will be made in cash or a combination of both cash and shares of Stock.

11. Notices

Any notice required or permitted to be given by the Corporation or the Board pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Outside Director at the last address shown for the Outside Director on the records of the Corporation.

12. Amendment and Termination

The Board may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by the stockholders of any such amendment, suspension or discontinuance, then the Board may take such action subject to the approval of the stockholders. Except as provided in subsection 7(b), no such amendment, suspension or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Award granted to the Director unless such amendment is necessary or appropriate to comply with applicable laws. The Board may in its sole and absolute discretion, by written notice to a Director, (1) limit the period in which an Option may be exercised to a period ending at least three months following the date of such notice, and/or (2) limit or eliminate the number of shares of Stock subject to Award after a period ending at least three months following the date of such notice. Except as provided in subsection 8(h) and this Section 12 or as may be necessary or appropriate to comply with applicable laws, no such amendment, suspension, or termination of the Plan shall, without the consent of the Director, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Director under the Plan.

13.Taxes

The Corporation shall require the withholding of all taxes as required by law. An Outside Director may elect, to the extent allowed by law, to have any portion of the federal, state or local income tax withholding required with respect to an Award satisfied by tendering Stock to the Corporation, which, in the absence of such an election, would have been issued to the Director in connection with the Award.

14. Governing Law

The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the state of Delaware and applicable federal law. In the event any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions of the Plan shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

15. Director’s Service

Nothing contained in the Plan, or with respect to any grant hereunder, shall interfere with or limit in any way the right of stockholders of the Corporation to remove any Director from the Board, nor confer upon any Director any right to continue to serve on the Board as a Director.

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Appendix B 16. Section 409A

16. Section 409A

To the maximum extent possible, Awards under the Plan are intended to be exempt from Section 409A and the Plan and any notices, letters, agreements or other instruments thereunder shall be construed accordingly; provided, however, that to the extent that any Award is subject to Section 409A, such Award and the Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. If the Board determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the Plan would, if undertaken, cause a Director to become subject to any additional taxes or other penalties under Section 409A, then unless the Board specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A, in each case without the consent of or notice to the Director. Further, notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 2 of the Plan must qualify as a change in the ownership or effective control of the Corporation or as a change in the ownership of a substantial portion of the assets of the Corporation pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Director. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Although the Corporation may attempt to avoid adverse tax treatment under Section 409A, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

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Appendix C
Amendment to Amended and Restated Certificate of Incorporation:
Reduce Ownership Threshold Required to Call a Special Meeting of Stockholders

The proposed amendment would amend Article VI, Section (3) of the Amended and Restated Certificate of Incorporation as follows (with additions indicated by underlining and deletions indicated by strikeout):

Article VI
(3)	~~Meeting~~Meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, (ii) the Chairman of the Board, (iii) Chief Executive Officer, or (iv) the Chairman of the Board or the Secretary of the Corporation at the written request of the ~~holders of~~stockholder or stockholders owning (as defined in the By-Laws of the Corporation) not less than ~~twenty-five~~fifteen percent (~~25%)~~15%) in voting power of the issued and outstanding shares of capital stock entitled to vote on any business proposed to be considered at such special meeting that complies with the requirements and procedures for calling a special meeting of stockholders as may be set forth in the By-Laws of the Corporation, as may be amended from time to time.

140	2021 Proxy Statement

Kimberly-Clark Corporation
Invitation to Stockholders
Notice of 2021 Annual Meeting
Proxy Statement

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/KMB or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KMB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Stockholder Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals —	The Board of Directors recommends a vote FOR the listed nominees (terms to expire at 2022 Annual Stockholder Meeting), FOR Proposals 2, 3, 4, 5 and 6, and AGAINST Proposal 7.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - John W. Culver	☐	☐	☐	02 - Robert W. Decherd	☐	☐	☐	03 - Michael D. Hsu	☐	☐	☐

	04 - Mae C. Jemison, M.D.	☐	☐	☐	05 - S. Todd Maclin	☐	☐	☐	06 - Sherilyn S. McCoy	☐	☐	☐

	07 - Christa S. Quarles	☐	☐	☐	08 - Ian C. Read	☐	☐	☐	09 - Dunia A. Shive	☐	☐	☐

	10 - Mark T. Smucker	☐	☐	☐	11 - Michael D. White	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Auditor	☐	☐	☐	3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Approval of 2021 Equity Participation Plan	☐	☐	☐	5. Approval of 2021 Outside Directors’ Compensation Plan	☐	☐	☐
6. Reduce Ownership Threshold required to call a Special Meeting of Stockholders	☐	☐	☐	7. Stockholder Proposal Regarding Right to Act by Written Consent	☐	☐	☐

1PCF

                                                03DTTC

Proxy — Kimberly-Clark Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING
TO BE HELD ON APRIL 29, 2021: The Notice of the Annual Meeting, the Proxy Statement and the 2020 Annual Report, including Form 10-K, are available at http://www.kimberly-clark.com/investors.

The 2021 Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held on
Thursday, April 29, 2021 at 9:00am CT, virtually via the internet at www.meetingcenter.io/277152589.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — KMB2021.

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instructions for the Annual Stockholder Meeting — April 29, 2021

Solicited on Behalf of the Board of Directors

Michael D. Hsu, Jeffrey P. Melucci and Grant B. McGee, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card,  all shares of common stock that the undersigned is entitled to vote at the Annual Stockholder Meeting of Kimberly-Clark Corporation, to be held virtually via the internet at www.meetingcenter.io/277152589 on  Thursday, April 29, 2021 at 9:00 a.m. Central Time and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5 and 6, AND AGAINST PROPOSAL 7.

IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES, ON THE REVERSE SIDE AND SIGNING AND DATING BELOW.

This card also constitutes voting instructions to the trustees of the Corporation’s employee benefits and stock purchase plans to vote whole shares attributable to accounts the undersigned may hold under such plans. If no voting instructions are provided, the respective plan committees, which are comprised of management personnel, will direct the trustees to vote the shares. Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholder Meeting, please so indicate in the space provided below.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
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